Exhibit 10.1

[EXECUTION COPY]

_____________________________________________________

$250,000,000
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

April 23, 2008
(AS AMENDED THROUGH FEBRUARY 28, 2012)
____________________________________________________

ANNTAYLOR, INC.,
ANNCO, INC.,
ANNTAYLOR DISTRIBUTION SERVICES, INC.
and
ANNTAYLOR RETAIL, INC.,
as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent and as Collateral Agent,

JPMORGAN CHASE BANK, N.A.,
WACHOVIA BANK, NATIONAL ASSOCIATION,
and
RBS CITIZENS, N.A.,
as Syndication Agents

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as Lenders

BANC OF AMERICA SECURITIES LLC,
JPMORGAN SECURITIES, INC.
as Joint Lead Arrangers

Page

ARTICLE 1	LOANS AND LETTERS OF CREDIT	1
1.1	Total Facility	1
1.2	Revolving Loans	2
1.3	Letters of Credit	5
1.4	Bank Products	9
1.5	Increase in Commitments	10

ARTICLE 2	INTEREST AND FEES	11
2.1	Interest	11
2.2	Continuation and Conversion Elections	12
2.3	Maximum Interest Rate	13
2.4	Fees	13
2.5	Unused Line Fee	14
2.6	Letter of Credit Fee	14

ARTICLE 3	PAYMENTS AND PREPAYMENTS	14
3.1	Revolving Loans	14
3.2	Termination of Facility	15
3.3	Payments by the Borrowers.	15
3.4	Payments as Revolving Loans	15
3.5	Apportionment, Application and Reversal of Payments	15
3.6	Indemnity for Returned Payments	17
3.7	Agent’s and Lenders’ Books and Records; Monthly Statements	17

ARTICLE 4	TAXES, YIELD PROTECTION AND ILLEGALITY	17
4.1	Taxes	17
4.2	Illegality	20
4.3	Inability to Determine Rates	21
4.4	Increased Costs	21
4.5	Compensation for Losses	22
4.6	Mitigation Obligations	23
4.7	Survival	23
4.8	Replacement of Lenders	23
ARTICLE 5	BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES	24
5.1	Books and Records	24
5.2	Financial Information	24
5.3	Notices to the Lenders	27

ARTICLE 6	GENERAL WARRANTIES AND REPRESENTATIONS	29

- i -

Page

6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	29
6.2	Validity and Priority of Security Interest	30
6.3	Organization and Qualification	30
6.4	Corporate Name; Prior Transactions	30
6.5	Subsidiaries and Affiliates	30
6.6	Financial Statements and Projections	31
6.7	Capitalization	31
6.8	Solvency	31
6.9	Debt	31
6.10	Distributions	31
6.11	Real Estate; Store Locations	31
6.12	Trade Names	32
6.13	Litigation	32
6.14	Labor Disputes	32
6.15	Environmental Laws	32
6.16	No Violation of Law	33
6.17	No Default	33
6.18	ERISA Compliance	34
6.19	Taxes	34
6.20	Regulated Entities	34
6.21	Use of Proceeds; Margin Regulations	35
6.22	Copyrights, Patents, Trademarks and Licenses, etc	35
6.23	No Material Adverse Effect	35
6.24	Full Disclosure	35
6.25	Bank Accounts and Credit Card Processors	35
6.26	Governmental Authorization	35
6.27	Tax Shelter Regulations	36

ARTICLE 7	AFFIRMATIVE AND NEGATIVE COVENANTS	36
7.1	Taxes and Other Obligations	36
7.2	Legal Existence and Good Standing	36
7.3	Compliance with Law and Agreements; Maintenance of Licenses	36
7.4	Maintenance of Property; Appraisals and Inspection of Property	37
7.5	Insurance	37
7.6	Insurance and Condemnation Proceeds	38
7.7	Environmental Laws	39
7.8	Compliance with ERISA	40
7.9	Debt	40

- ii -

Page

7.10	Sales of Assets; Liens	41
7.11	Investments	43
7.12	Accommodation Obligations	45
7.13	Restricted Payments	46
7.14	Conduct of Business	47
7.15	Transactions with Affiliates	47
7.16	Restriction on Fundamental Changes	47
7.17	ERISA	47
7.18	Sales and Leasebacks	48
7.19	Margin Regulations	48
7.20	Change of Fiscal Year	48
7.21	Subsidiaries	48
7.22	Fixed Charge Coverage Ratio	49
7.23	Further Assurances	49
7.24	Pledge of After-Acquired Property; Additional Borrowers	49
7.25	Cash Collateral and Deposit Accounts	51

ARTICLE 8	CONDITIONS OF LENDING	52
8.1	Conditions Precedent to Making of Loans on the Effective Date	52
8.2	Conditions Precedent to Each Loan	54

ARTICLE 9	DEFAULT; REMEDIES	55
9.1	Events of Default	55
9.2	Remedies	57

ARTICLE 10	TERM AND TERMINATION	59
10.1	Term and Termination	59

ARTICLE 11	AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS	59
11.1	Amendments and Waivers	59
11.2	Assignments; Participations	61

ARTICLE 12	THE AGENT	63
12.1	Appointment and Authorization	63
12.2	Delegation of Duties	64
12.3	Liability of Agent	64

- iii -

Page

12.4	Reliance by Agent	64
12.5	Notice of Default	65
12.6	Credit Decision	65
12.7	Indemnification	65
12.8	Agent in Individual Capacity	66
12.9	Successor Agent	66
12.10	Collateral Matters	66
12.11	Restrictions on Actions by Lenders; Sharing of Payments	67
12.12	Agency for Perfection	68
12.13	Payments by Agent to Lenders	68
12.14	Settlement	69
12.15	Letters of Credit; Intra-Lender Issues	72
12.16	Concerning the Collateral and the Related Loan Documents	74
12.17	Field Audit and Examination Reports; Disclaimer by Lenders	74
12.18	Relation Among Lenders	75
12.19	Co-Agents	75

ARTICLE 13	GUARANTEES	75
13.1	Guaranty	75
13.2	Contribution	76
13.3	Waivers; Other Agreements	77
13.4	Guarantee Absolute and Unconditional	80
13.5	Reinstatement	81
13.6	Payment	82

ARTICLE 14	MISCELLANEOUS	82
14.1	No Waivers; Cumulative Remedies	82
14.2	Severability	82
14.3	Governing Law; Choice of Forum; Service of Process	83
14.4	WAIVER OF JURY TRIAL	84
14.5	Survival of Representations and Warranties	84
14.6	Other Security and Guaranties	84
14.7	Fees and Expenses	84
14.8	Notices	85
14.9	Waiver of Notices	86
14.10	Binding Effect	86
14.11	Indemnity of the Agent and the Lenders by the Borrowers	87
14.12	Limitation of Liability	87
14.13	Final Agreement	88
14.14	Counterparts	88

- iv -

Page

14.15	Captions	88
14.16	Right of Setoff	88
14.17	Confidentiality	88
14.18	Conflicts with Other Loan Documents	90
14.19	No Lender Reliance on Margin Stock	90

ARTICLE 15	AMENDMENT AND RESTATEMENT	90
15.1	Amendment and Restatement	90
15.2	Assignment and Acceptance	90

- v -

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A    -     DEFINITIONS
EXHIBIT A    -     FORM OF COMPLIANCE CERTIFICATE
EXHIBIT B     -     FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C     -     [INTENTIONALLY OMITTED]
EXHIBIT D     -     FORM OF NOTICE OF BORROWING
EXHIBIT E     -     FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT F     -     FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT G     -     FORM OF SECURITY AGREEMENT
EXHIBIT H     -     FORM OF PARENT GUARANTY
SCHEDULE 1.1     –     COMMITMENTS
SCHEDULE 1.3     –     EXISTING LETTERS OF CREDIT
SCHEDULE 5.2(j) –     ADDITIONAL FINANCIAL AND COLLATERAL REPORTS
SCHEDULE 6.5     –     SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7     –     SUBSIDIARY CAPITALIZATION
SCHEDULE 6.9     –     DEBT
SCHEDULE 6.10 –     DISTRIBUTIONS
SCHEDULE 6.11 –     REAL ESTATE
SCHEDULE 6.12 –     TRADE NAMES
SCHEDULE 6.13 –     LITIGATION
SCHEDULE 6.15 –     ENVIRONMENTAL LAW
SCHEDULE 6.18 –     ERISA COMPLIANCE
SCHEDULE 6.25 –     BANK ACCOUNTS AND CREDIT CARD PROCESSORS
SCHEDULE 7.10(b) – PERMITTED EXISTING LIENS
SCHEDULE 7.11 –     INVESTMENTS

- vi -

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 23, 2008, as amended through February 28, 2012 (this “Agreement”), is made by and among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacities, the “Agent”), JPMORGAN CHASE BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, and RBS CITIZENS, N.A., as Syndication Agents, ANNTAYLOR, INC., a Delaware corporation (“ATI”), ANNCO, INC., a Delaware corporation (“ANNCO”), ANNTAYLOR DISTRIBUTION SERVICES, INC., a Delaware corporation (“AT Distribution”), and ANNTAYLOR RETAIL, INC., a Delaware corporation (“AT Retail”; ATI, ANNCO, AT Distribution and AT Retail may be referred to individually herein as a “Borrower” or collectively as the “Borrowers”).

W I T N E S S E T H:
WHEREAS, ATI, the lenders referred to therein, the syndication agents named therein, the issuing banks named therein and the administrative agent named therein have entered into that certain Original Credit Agreement (as defined in Annex A hereto);
WHEREAS, ATI has requested that the Lenders continue to make available to it a revolving line of credit for loans and letters of credit in an amount not to exceed $250,000,000 by amending the terms of the Original Credit Agreement, and restating such terms in their entirety, as set forth herein;
WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement and the other Loan Documents (except as otherwise provided for therein), and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference; and
WHEREAS, the Lenders have agreed to continue to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent and the Borrowers hereby agree that the Original Credit Agreement is hereby amended and restated in its entirety, effective as of the Effective Date, as follows.
ARTICLE 1
LOANS AND LETTERS OF CREDIT

1.1    Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a credit facility (the “Facility”) of up to $250,000,000, or such greater amount as may be established pursuant to Section 1.5 (the “Total Facility Amount”), to the Borrowers from time to time during the term of this Agreement. The Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit.
1.2    Revolving Loans.
(a)    Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon any Borrower’s request from time to time on any Business Day during the period from the Effective Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to such Borrower in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).
(b)    Procedure for Borrowing.
(i)    Each Borrowing (other than an L/C Borrowing or Agent Advance) shall be made upon a Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing (“Notice of Borrowing”), which must be received by the Agent prior to (i) 11:00 a.m. (New York City time) three Business Days prior to the requested Funding Date, in the case of LIBOR Loans and (ii) 11:00 a.m. (New York City time) on the requested Funding Date, in the case of Base Rate Loans, specifying:
(A)    the amount of the Borrowing, which in the case of a LIBOR Loan must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount);
(B)    the requested Funding Date, which must be a Business Day;
(C)    whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and
(D)    the duration of the Interest Period for LIBOR Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);
provided, however, that with respect to the Borrowing to be made on the Effective Date, such Borrowings will consist of Base Rate Loans only.

(ii)    In lieu of delivering a Notice of Borrowing, any Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.
(c)    Reliance upon Authority. Prior to the Effective Date, each Borrower shall deliver to the Agent, a notice setting forth the account of such Borrower (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. Any Borrower may designate a replacement account from time to time by written notice from a Responsible Officer. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Revolving Loans on behalf of such Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by such Borrower to make such requests on its behalf.
(d)    No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent reasonably believes in good faith to have been given by an officer or other person duly authorized by such Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of such Borrower to repay such Revolving Loans as provided herein.
(e)    Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.
(f)    Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.
(g)    Making of Revolving Loans. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (New York City time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the applicable Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

(h)    Making of Non-Ratable Loans.
(i)    If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to such Borrower’s Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $20,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any Borrower or any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed Availability on that Funding Date.
(ii)    The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.
(i)    Agent Advances.
(i)    Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion after notice to and consultation with ATI, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to one or more of the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (other than Bank Product Obligations) (including to provide cash collateral for outstanding Letters of Credit to the extent not otherwise Fully Supported by the Borrowers in accordance with Section 1.3(b) or (g)), or (3) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that (A) the aggregate amount of Agent Advances shall not exceed 10% of the Borrowing Base on the date any Agent Advance is made, (B) at no time shall the aggregate amount of Agent Advances plus Aggregate Outstandings exceed the Total Facility Amount, and (C) the Required Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.
(ii)    As of the date of any Agent Advance made hereunder, the Agent shall have made arrangements with the Borrowers intended to eliminate or repay such Agent Advance within a reasonable time thereafter but in no event later than sixty (60) days following the date such Agent Advance is made.

(iii)    The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.
(iv)    Each Lender shall automatically be deemed to have irrevocably and unconditionally purchased, without recourse or warranty, a participation in each Agent Advance when made based on such Lender’s Pro Rata Share,
1.3    Letters of Credit.
(a)    Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement and the applicable Issuing Bank Agreement, upon request of any Borrower a Letter of Credit Issuer will issue for the account of any Borrower one or more Letters of Credit.
(b)    Amounts; Outside Expiration Date; Automatic Renewal. No Letter of Credit Issuer shall have any obligation to issue any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from such Borrower in connection with the opening thereof would exceed Availability at such time; (iii) such Letter of Credit has an expiration date less than four (4) Business Days prior to the Stated Termination Date or more than 12 months from the date of issuance for Standby Letters of Credit and 180 days (subject to extension for a maximum period of sixty (60) days) for Commercial Letters of Credit; or (iv) any applicable condition precedent in Article 8 has not been satisfied. If Letter of Credit Outstandings at any time exceed the lesser of the Borrowing Base or the Letter of Credit Subfacility, the Borrowers shall immediately upon notice cause Letters of Credit to be Fully Supported in the amount of such excess to be held by the Agent until such time that no such excess amount exists.
The Letter of Credit Issuers and the Lenders agree that, while a Standby Letter of Credit is outstanding and prior to the Termination Date, at the option of the applicable Borrower and upon the written request of the applicable Borrower received by the applicable Letter of Credit Issuer at least five (5) days (or such shorter time as such Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Letter of Credit Issuer shall be entitled to authorize the automatic renewal of any Standby Letter of Credit issued by it so long as, immediately after the renewal thereof, the aggregate amount of Letter of Credit Outstandings does not exceed the Letter of Credit Subfacility and Aggregate Outstandings do not exceed the lesser of the Total Facility Amount or the Borrowing Base. Each such request for renewal of a Letter of Credit shall specify in form and detail satisfactory to the applicable Letter of Credit Issuer (i) the Letter of Credit to be renewed, (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day), (iii) the revised expiry date of the Letter of Credit, and (iv) such other matters as such Letter of Credit Issuer may require. No Letter of Credit Issuer shall so renew any Letter of Credit if (A) such Letter of Credit Issuer has actual knowledge that it would have no obligation at such time to issue or amend a Letter of Credit under the terms of Section 1.3(b) or (c) or Section 8.2, or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.
(c)    Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of any Letter of Credit Issuer to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to such Letter of Credit Issuer and the Agent:
(i)    The applicable Borrower shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and such Letter of Credit Issuer; and
(ii)    As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.
(d)    Issuance of Letters of Credit.
(i)    Request for Issuance. The Borrower for whose account the Letter of Credit is to be issued must notify the Agent and the applicable Letter of Credit Issuer of a requested Letter of Credit on or prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. In the case of Standby Letters of Credit, the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder shall be delivered to the applicable Letter of Credit Issuer on the date of such request. Such notice shall comply with any additional requirements as are set forth in the relevant Issuing Bank Agreement or as the relevant Letter of Credit Issuer may require. Such Borrower shall attach to such notice the proposed form of the Letter of Credit.
(ii)    Responsibilities of the Borrowers; Issuance. As of the requested issuance date of the Letter of Credit, the requesting Borrower shall determine the amount of the Unused Letter of Credit Subfacility and Availability and that all conditions to the obligation of any Letter of Credit Issuer to issue a Letter of Credit under Sections 1.3(b) and (c) and Section 8.2 have been satisfied. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof would not exceed Availability, such Borrower may apply to a Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof and under the applicable Issuing Bank Agreement are met.
(e)    Payments Pursuant to Letters of Credit. Not later than 3:00 p.m. on the Business Day of any payment made by a Letter of Credit Issuer in respect of a drawing under a Letter of Credit, the Borrowers shall reimburse the applicable Letter of Credit Issuer for such draw under any Letter of Credit issued for the account of such Borrower and pay the applicable Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such Letter of Credit Issuer or any other Person; provided, that such payment obligation may be discharged and replaced by a Revolving Loan incurred in accordance with the following sentence. Upon notice by a Borrower, or otherwise if not reimbursed by the Borrowers in accordance with the foregoing sentence, the drawing under such Letter of Credit shall give rise to a Borrowing of a Base Rate Loan in the amount of such drawing; provided that if the conditions precedent set forth in Section 8.2 cannot be satisfied as of such date, the Borrowers shall be deemed to have incurred from the applicable Letter of Credit Issuer an L/C Borrowing in the unreimbursed amount of each unreimbursed payment under such Letter of Credit, which L/C Borrowing shall be due and payable on demand (together with interest). In any such event described in the proviso to the preceding sentence, each Lender’s payment to the Agent for the account of the applicable Letter of Credit Issuer pursuant to this Section 1.3(e) shall be deemed to be a payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligations under this Section 1.3. The Funding Date with respect to such borrowing shall be the date of such drawing.
(f)    Indemnification; Exoneration; Power of Attorney.
(i)    Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, each Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than the Agent or any Lender in its capacity as a Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower, except to the extent it is determined in a final, non-appealable judgment of a court of competent jurisdiction that such amounts arose as a direct result of the gross negligence or willful misconduct of the Agent or such Lender. The Borrowers’ obligations under this Section shall survive payment of all other Obligations (other than Bank Product Obligations).
(ii)    Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders (other than the Agent or any Lender in its capacity as a Letter of Credit Issuer) and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) a Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.3(f).
(iii)    Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding the Agent or any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any such Lender to any Borrower as of the result of or in connection with the issuance of any Letter of Credit, or relieve any Borrower of any of its obligations hereunder to any such Person under any Letter of Credit; provided, however, that anything in this Agreement to the contrary notwithstanding, the Borrowers may have a claim against the Agent or any Lender in its capacity as a Letter of Credit Issuer to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Borrower which were caused by the such Letter of Credit issuer’s willful misconduct or gross negligence or such Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Letter of Credit Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(iv)    Rights Against Letter of Credit Issuers. Nothing contained in this Agreement is intended to limit or increase any Borrower’s rights, if any, with respect to a Letter of Credit Issuer which arise as a result of the Issuing Bank Agreement, the letter of credit application and related documents executed by and between such Borrower and a Letter of Credit Issuer.
(v)    Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower as the “account party” in a Letter of Credit requested by such Borrower and to deliver to the Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to compliance with all matters relating to this Agreement arising in connection with the Letter of Credit or the application therefor.
(g)    Support of Letters of Credit. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit is outstanding 30 days prior to the termination of this Agreement, or upon such termination of this Agreement, then each applicable Borrower shall cause such Letter of Credit to be Fully Supported.
(h)    Letter of Credit Reporting.    Each Letter of Credit Issuer shall notify the Agent and the Agent shall notify the Lenders on the first Business Day of each week of the total face amount of all of the Letters of Credit issued by it during the preceding week; provided however, the failure of any Letter of Credit Issuer or the Agent to deliver such notice shall not affect the obligations of the Lenders under Section 12.16.
1.4    Bank Products. Each Borrower may request and the Bank, the Bank’s Affiliates and each other Lender may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank, its Affiliates or such Lender Bank Products, although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Bank to a Borrower, the Borrowers, jointly and severally, agree to indemnify and hold harmless the Agent, the Bank and the other Lenders from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity (which shall not extend to gross negligence or willful misconduct of such Affiliates) given by the Bank to its Affiliates related to such Bank Products; provided, however, nothing contained in this Section 1.4 is intended to limit any Borrower’s rights with respect to any Lender, the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and a Lender or the Bank or its Affiliates which relate to Bank Products and to the extent the terms of indemnity of such documents are different from the terms of indemnity set forth above, the terms of such documents shall control; and provided further, that nothing contained in this Section 1.4 is intended to obligate any Lender, the Bank or its Affiliates or any Borrower to provide any indemnity in connection with any Bank Products other than the indemnity of the Borrowers specifically provided for above. The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from a Lender, the Bank or the Bank’s Affiliates (a) is in the sole and absolute discretion of such Lender, the Bank or the Bank’s Affiliates, and (b) is subject to all rules and regulations of such Lender, the Bank or the Bank’s Affiliates.

1.5    Increase in Commitments
(a)    Provided no Default or Event of Default exists, upon written notice to the Agent (which shall promptly notify the Lenders), the Borrowers may from time to time, request an increase in the Facility and the aggregate Commitments hereunder by an amount (for all such requests that are satisfied) not exceeding $100,000,000. Such notice shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. No Lender declining to increase its Commitment in connection with such a request shall be entitled to fees, if any, paid in connection with such Commitment increase. The Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance acceptable to the Agent and subject to a $5,000,000 minimum Commitment amount for each such Eligible Assignee. Any increase in the aggregate Commitments may require the agreement of the Borrowers to pay additional arrangement, upfront and/or Agent’s fees to the Agent or the Lenders, as applicable, and may require a proportionate increase in all Liquidity and Availability thresholds hereunder, including, without limitation, the Availability threshold for the Applicable Margin and the Liquidity thresholds for reporting requirements, covenant limitations and cash dominion triggers under the Blocked Account Agreement.
(b)    If the aggregate Commitments are increased in accordance with this Section, the Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrowers shall deliver to the Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties made to the Agent, the Letter of Credit Issuers or the Lenders by any Credit Party contained in Article 6 and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 1.5, the representations and warranties contained in subsection (a) of Section 6.6 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), of Section 5.2, and (B) no Default or Event of Default exists. On the Increase Effective Date, Schedule 1.1 shall be deemed to be deleted in its entirety and replaced with a new Schedule 1.1 reflecting the increased Commitments. The respective Lenders shall fund and/or be pre-paid, as applicable, any Loans outstanding on the Increase Effective Date (and the Borrowers shall pay any additional amounts required pursuant to Section 4.4) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any non-ratable increase in the Commitments under this Section.
(c)    This Section shall supersede any provisions in Sections 11.1 or Section 12.11(b) to the contrary.
ARTICLE 2
INTEREST AND FEES
2.1    Interest.
(a)    Interest Rates. Except as otherwise provided herein, all outstanding Obligations (other than Bank Product Obligations) shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made (or due, in the case of Obligations other than Revolving Loans) until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the applicable Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations (other than Bank Product Obligations) shall bear interest as follows:
(i)    For all Base Rate Loans, at a fluctuating per annum rate equal to the applicable Base Rate plus the Applicable Margin; and
(ii)    For all LIBOR Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.
Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed.
(b)    Payment of Interest. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Loans in arrears on each applicable LIBOR Interest Payment Date.

(c)    Default Rate. Notwithstanding the rates of interest specified in Section 2.1(a) and the payment dates specified in Section 2.1(b), effective at the direction of the Agent after the occurrence of any Event of Default or after acceleration of maturity pursuant to Section 9.2(a) and for so long thereafter as any such Event of Default or acceleration shall be continuing, the principal balance of all Obligations (other than Bank Product Obligations) then due and payable (including all amounts due and payable pursuant to Section 9.2(a)), shall bear interest payable upon demand at the applicable Default Rate.
2.2    Continuation and Conversion Elections.
(a)    Each Borrower may, except to the extent an Event of Default has occurred and is continuing:
(i)    elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Loans; or
(ii)    elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);
provided, that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.
(b)    The applicable Borrower shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (New York City time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Loans and specifying:
(i)    the proposed Continuation/Conversion Date;
(ii)    the aggregate amount of Loans to be converted or renewed;
(iii)    the type of Loans resulting from the proposed conversion or continuation; and
(iv)    the duration of the requested Interest Period, provided, however, such Borrower may not select an Interest Period that ends after the Stated Termination Date.

(c)    If upon the expiration of any Interest Period applicable to any LIBOR Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans and no Event of Default has occurred and is continuing, such Borrower shall be deemed to have elected to convert such LIBOR Loans into LIBOR Loans having a one-month Interest Period effective as of the expiration date of such Interest Period. At any time during the continuation of an Event of Default, each Borrower shall be deemed to have elected to convert all LIBOR Loans into Base Rate Loans effective as of the expiration date of their respective Interest Periods.
(d)    The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.
(e)    There may not be more than five (5) different LIBOR Loans in effect hereunder at any time.
2.3    Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable Requirements of Law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations (other than Bank Product Obligations), the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then such Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations (other than Bank Product Obligations) other than interest, and if there are no Obligations (other than Bank Product Obligations) outstanding, the Agent and/or such Lender shall refund to such Borrower such excess.
2.4    Fees. The Borrowers agree, jointly and severally, to pay the Agent the fees payable as set forth in the fee letter dated March 26, 2008, between the Agent and ATI (the “Fee Letter”).

2.5    Unused Line Fee. On the first day of each month and on the Termination Date the Borrowers agree, jointly and severally, to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to the Applicable Margin for the Unused Line Fee times the amount by which the Total Facility Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the applicable Borrower’s Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.
2.6    Letter of Credit Fee. The Borrowers, jointly and severally, agree (a) to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, (i) for each Commercial Letter of Credit issued for the account of such Borrower, a fee (the “Commercial Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin for the Commercial Letter of Credit Fee multiplied by the average daily undrawn amount available to be drawn on such Commercial Letter of Credit during the immediately preceding month and (ii) for each Standby Letter of Credit issued for the account of such Borrower, a fee (the “Standby Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin for LIBOR Loans multiplied by the average daily undrawn amount available to be drawn on such Standby Letter of Credit during the immediately preceding month, (b) to pay to the applicable Letter of Credit Issuer a fronting fee (the “Fronting Fee”) of one-eighth of one percent (.125%) of the undrawn face amount of each Letter of Credit issued for the account of such Borrower, and (c) to pay to the applicable Letter of Credit Issuer, such out-of-pocket costs, fees and expenses incurred by each Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit issued for the account of such Borrower, as the applicable Letter of Credit Issuer and such Borrower shall agree upon, but which costs, fees and expenses shall not include the Fronting Fee. The Commercial Letter of Credit Fee and the Standby Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which such a Letter of Credit is outstanding and on the Termination Date. The Fronting Fee shall be payable on each date of issuance or renewal (automatic or otherwise) of each Letter of Credit. All fees described in this Section 2.6 shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.
ARTICLE 3
PAYMENTS AND PREPAYMENTS
3.1    Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans made to them, plus all accrued but unpaid interest thereon, on the Termination Date. Any Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand by the Agent the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Outstandings exceeds the lesser of the

Borrowing Base or the Total Facility Amount.
3.2    Termination of Facility. The Borrowers may terminate this Agreement upon at least five (5) Business Days’ notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or such Letters of Credit being Fully Supported, (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) with respect to any LIBOR Loans prepaid, payment of the amounts due under Section 4.4, if any, in each case on or prior to the Termination Date.
3.3    Payments by the Borrowers.
(a)    All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.
(b)    Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c)    If any LIBOR Loans are repaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.
3.4    Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder that are due but have not been paid by the Borrowers at the date and time specified herein, may be paid from the proceeds of Revolving Loans made hereunder. Each Borrower hereby irrevocably authorizes the Agent to charge the Loan Account of such Borrower for the purpose of paying all amounts from time to time due hereunder in respect of principal, interest or fees (or, during the continuance of an Event of Default, all other Obligations (other than Bank Product Obligations)) and agrees that all such amounts charged shall constitute Revolving Loans.
3.5    Apportionment, Application and Reversal of Payments.
(a)    Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuers and except as provided in Section 11.1(b).
(b)    After the occurrence of an Event of Default and the exercise of any of the remedies provided for in Section 9.2(a)(v), (vi), (vii) or (viii) or 9.2(b) (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have been required to be Fully Supported), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: first, to pay any fees, indemnities or expense reimbursements then due to the Agent; second, to pay interest and principal due to the Bank in respect of all Non-Ratable Loans; third, to pay all fees, expenses and indemnities due to the Letter of Credit Issuers in respect of Letters of Credit; fourth, to pay any Obligations constituting fees due to the Lenders (other than fees relating to Bank Products); fifth, to pay interest due in respect of all Loans (other than Non-Ratable Loans); sixth, to pay or prepay principal of all Loans (other than Non-Ratable Loans) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to the Agent equal to all Letter of Credit Outstandings to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation due to the Agent, any Letter of Credit Issuer, any Lender or any Affiliate of the Bank (including any Obligations arising under Bank Products).
(c)    Amounts distributed with respect to any Bank Product Obligations shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Amount as calculated by the methodology reported to Agent for determining the amount due. The Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Products, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the applicable Lender. In the absence of such notice, the Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.
(d)    Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans.
The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in accordance with the first sentence of Section 3.5(b). The allocations set forth in Section 3.5(b) are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Credit Party; provided that all such amounts received by the Agent shall be (i) credited upon receipt to the Loan Account and applied towards payment of Obligations hereunder and (ii) shall not be applied to the payment of Bank Product Obligations prior to the payment in full of all other amounts specified in clauses first through sixth of Section 3.5(b).

3.6    Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, any Letter of Credit Issuer, the Bank or any Affiliate of the Bank (each an “Affected Payee”) is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Affected Payee and the applicable Borrower or Borrowers shall be liable to pay to the Affected Payee, and hereby does indemnify the Affected Payee and holds harmless the Affected Payee, for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Affected Payee in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Affected Payee’s rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.
3.7    Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. Each Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof (absent manifest error), irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to ATI, on behalf of the Borrowers, a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed presumptively correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.5 and corrections of errors discovered by the Agent), unless the Borrowers (or ATI on their behalf) notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower (or ATI on behalf of such Borrower), only the items to which exception is expressly made will be considered to be disputed by such Borrower.
ARTICLE 4
TAXES, YIELD PROTECTION AND ILLEGALITY
4.1    Taxes.

(a)    Payments Free of Taxes. Any and all payments made to the Agent, the Letter of Credit Issuers or any Lender by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required by applicable Requirements of Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, a Lender or a Letter of Credit Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(c)    Indemnification by the Borrowers. The Borrowers shall indemnify the Agent, each Lender and each Letter of Credit Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or such Letter of Credit Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and in reasonable detail the basis and calculation of such amounts, delivered to any Borrower by a Lender or a Letter of Credit Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or a Letter of Credit Issuer, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)    Status of Lenders and Letter of Credit Issuers. Any Lender or Letter of Credit Issuer that is entitled to an exemption from or reduction of withholding tax under the Requirements of Law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower (with a copy to the Agent), at the time or times prescribed by applicable Requirements of Law or reasonably requested by such Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Letter of Credit Issuer, if requested by such Borrower or the Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by such Borrower or the Agent as will enable such Borrower or the Agent to determine whether or not such Lender or Letter of Credit Issuer is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, any Foreign Lender or Foreign Letter of Credit Issuer shall deliver to the applicable Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which, in the case of a Foreign Lender, such Foreign Lender becomes a Lender under this Agreement, or, in the case of a Foreign Letter of Credit Issuer, such Foreign Letter of Credit Issuer becomes a Letter of Credit Issuer under this Agreement, (and from time to time thereafter upon the request of such Borrower or the Agent, but only if such Foreign Lender or Foreign Letter of Credit Issuer is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed and executed copies of Internal Revenue Service Form W-8BEN, or any successor form, and any required attachments thereto, claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)    duly completed and executed copies of Internal Revenue Service Form W-8ECI, or any successor form, and any required attachments thereto,
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed and executed copies of Internal Revenue Service Form W-8BEN, or any successor form, and any required attachments thereto, or
(iv)    any other documentation prescribed by the U.S. law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed and executed together with such supplementary documentation as may be prescribed by the U.S. law to permit the applicable Borrower to determine the withholding or deduction required to be made.
Without limiting the generality of this Section 4.1(e), any Lender that is not a Foreign Lender or any Letter of Credit Issuer that is not a Foreign Letter of Credit Issuer shall complete and deliver to the applicable Borrower and the Agent (in such number of copies as shall be requested by the recipient) a statement signed by an authorized signatory of the Lender or the Letter of Credit Issuer to the effect that it is a United States person, for U.S. federal income tax purposes, together with duly completed and executed copies of Internal Revenue Service Form W-9, or successor form, and any required attachments thereto, establishing that the Lender or the Letter of Credit Issuer is not subject to U.S. backup withholding tax.

(f)    Mitigation. Each Lender and Letter of Credit Issuer shall use reasonable efforts (in the case of a Lender, including reasonable efforts to change its applicable

Lending Office) to avoid the imposition of any Indemnified Taxes or Other Taxes; provided, however, that such efforts would not subject such Lender or Letter of Credit Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Letter of Credit Issuer. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Letter of Credit Issuer in connection with such mitigation efforts.
(g)    Treatment of Certain Refunds. If the Agent, any Lender or any Letter of Credit Issuer determines, in its sole discretion, that it is entitled to receive a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section 4.1, it shall use reasonable best efforts to obtain such refund and upon receipt of any such refund shall promptly pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 4.1 with respect to the Taxes or Other Taxes giving rise to such refund, plus any interest included in such refund by the relevant Governmental Authority attributable thereto), net of all reasonable out-of-pocket expenses of the Agent, such Lender or such Letter of Credit Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Agent, such Lender or such Letter of Credit Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or such Letter of Credit Issuer in the event the Agent, such Lender or such Letter of Credit Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, any Lender or such Letter of Credit Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
4.2    Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.

4.3    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining the Offshore Base Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or (c) that the Offshore Base Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
4.4    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Letter of Credit Issuer;
(ii)    subject any Lender or any Letter of Credit Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or such Letter of Credit Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Letter of Credit Issuer); or
(iii)    impose on any Lender or any Letter of Credit Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Letter of Credit Issuer, the Borrowers will pay to such Lender or such Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or any Letter of Credit Issuer determines that any Change in Law affecting such Lender or such Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or such Letter of Credit Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Letter of Credit Issuer’s capital or on the capital of such Lender’s or such Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Letter of Credit Issuer, to a level below that which such Lender or such Letter of Credit Issuer or such Lender’s or such Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Letter of Credit Issuer’s policies and the policies of such Lender’s or such Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such Letter of Credit Issuer or such Lender’s or such Letter of Credit Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or any Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or such Letter of Credit Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or such Letter of Credit Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Letter of Credit Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or such Letter of Credit Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or such Letter of Credit Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
4.5    Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or
(c)    any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 4.8;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 4.5, each Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.
4.6    Mitigation Obligations. If any Lender requests compensation under Section 4.4, or if any Lender gives a notice pursuant to Section 4.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, provided that it would be an Eligible Assignee, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
4.7    Survival. All of the Borrowers' obligations under this Article 4 shall survive termination of the Commitments and repayment of all other Obligations (other than Bank Product Obligations) hereunder.
4.8    Replacement of Lenders. (a) If and with respect to each occasion that a Lender other than the Agent either makes a demand for compensation pursuant to Sections 4.1 or 4.4 or is unable to fund LIBOR Loans pursuant to Section 4.2 or such Lender is a Defaulting Lender, the Borrowers may, upon at least five (5) Business Days’ prior irrevocable written notice to each of such Lender and Agent, in whole permanently replace the Commitment of such Lender; provided that (i) no Event of Default has occurred and is continuing at the time of such proposed replacement of the Commitment of such Lender, and (ii) the Borrowers shall replace such Commitment with the Commitment of a financial institution reasonably satisfactory to Agent (and such consent of the Agent shall not be unreasonably withheld or delayed). Such replacement Lender shall upon the effective date of replacement purchase the Loans owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a “Lender” hereunder. Such notice from the Borrowers shall specify an effective date for the replacement of such Lender’s Commitment, which date shall not be later than the thirtieth (30th) day after the day such notice is given. On the effective date of any replacement of such Lender’s Commitment pursuant to this Section 4.8, the Borrowers shall pay to Agent for the account of such Lender (a) any fees due to such Lender to the date of such replacement; (b) accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement, and (c) the amount or amounts requested by such Lender pursuant to Article 4. On or before the effective date for the replacement of such Lender’s Commitment, the Borrowers will cause any Letter of Credit issued by such replaced Lender to be terminated or transferred to the replacement Lender or to another Lender. Upon the effective date of repayment of any Lender’s Loans, the termination or transfer of such Lender’s Letters of Credit and termination of such Lender’s Commitment pursuant to this Section 4.8, such Lender shall cease to be a Lender hereunder. No such termination of any such Lender’s Commitment and the purchase of such Lender’s Loans and termination or transfer of such Lender’s Letters of Credit pursuant to this Section 4.8 shall affect (i) any liability or obligation of the Borrowers or any other Lender to such terminated Lender which accrued on or prior to the date of such termination or which by the terms of this Agreement expressly survive termination hereof or (ii) such terminated Lender’s rights hereunder in respect of any such liability or obligation.
ARTICLE 5
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
5.1    Books and Records. Each Borrower shall, and shall cause its Subsidiaries to, maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Borrower shall, and shall cause its Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall, and shall cause its Restricted Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.
5.2    Financial Information. Each Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall reasonably request, the following:
(a)    As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, a consolidated audited balance sheet, income statement, cash flow statement and statement of change in stockholders’ equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Borrowers and reasonably satisfactory to the Agent. Each Borrower hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to such Borrower and to discuss directly with the Agent the finances and affairs of such Borrower; provided, however, the Agent shall give ATI not less than five (5) days prior written notice of any such communication, disclosure or discussion and nothing in this Section 5.2(a) shall limit the right of any of the Borrowers to be present during any such discussions.
(b)    As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of any Fiscal Year), a consolidated unaudited balance sheet as of the end of such period, income statement and cash flow statement for the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and in each case in comparative form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (subject to normal year-end adjustments), together with a report identifying all Unrestricted Subsidiaries; provided, however, if Liquidity shall be less than $50,000,000 at any time, the Financial Statements described in this Section 5.2(b) shall thereafter (until Liquidity is more than $50,000,000 for 90 consecutive days) be provided monthly no later than 30 days after the end of each month and be prepared on a monthly basis. Each Borrower shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and results of operations for the periods then ended, subject to normal year-end adjustments.
(c)    Within forty-five (45) days after the end of each fiscal quarter, a certificate of a Responsible Officer of ATI in the form of Exhibit A hereto setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the applicable covenants set forth therein at the end of such fiscal quarter, and stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Borrowers contained in this Agreement and the other principal Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other principal Loan Documents, (iii) no Default or Event of Default then exists, and (iv) no Illiquidity Period has arisen or been in effect during such fiscal quarter, and setting forth in reasonable detail a calculation of Liquidity as of the end of such fiscal quarter. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or proposes to take with respect thereto.
(d)    Within fifteen (15) days after the end of each month during which any portion of an Illiquidity Period shall be in effect, a certificate of a Responsible Officer of ATI in the form of the applicable portion of Exhibit A hereto setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenant set forth in Section 7.22 at the end of such month.
(e)    Within forty-five (45) days after the end of each Fiscal Year, annual projections (to include a projected consolidated balance sheet, income statement and cash flow statement) for the Parent and its consolidated Subsidiaries as at the end of and for each month of the current Fiscal Year, including a calculation, satisfactory to the Agent and certified by ATI (the “Restricted Payment Certification”), of projected Liquidity for each month of such Fiscal Year and all anticipated Restricted Payments for the acquisition of Common Stock of the Parent described in Section 7.13(d) for each month of such Fiscal Year, demonstrating, in a manner satisfactory to the Agent, compliance with Section 7.13(d) for each such month and such Fiscal Year on a pro forma basis assuming that the applicable Restricted Payments, individually and in the aggregate, were made as of the first day of each such month during such Fiscal Year.
(f)    Upon request of the Agent, copies of all reports on Forms 10-Q or 10-K and definitive proxy statements filed by the Parent or any of its Subsidiaries with the SEC under the Exchange Act.
(g)    As soon as available, but in any event not later than 15 days after any Borrower’s receipt thereof, a copy of each annual management report prepared for the Parent or any Borrower by any independent certified public accountants.
(h)    Upon request of the Agent, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.
(i)    Upon request of the Agent, within 30 days after filing with the IRS, a copy of each federal income tax return filed by the Parent or by any of its Subsidiaries.
(j)    Within fifteen (15) days following the end of each month, (i) a Borrowing Base Certificate for such month, together with (A) a detailed calculation of Eligible Credit Card Accounts, Eligible Inventory, and Eligible Real Estate, (B) a calculation of Liquidity for such month and (C) a calculation of all Parent Share Repurchases for such month and (ii) a separately prepared summary stock ledger report with reconciliation to the corresponding Inventory reporting in the Borrowing Base Certificate; provided, however, if Liquidity shall at such time be less than $100,000,000, the Borrowing Base Certificate shall be accompanied by (A) a schedule of Eligible Credit Card Accounts; (B) an aging of all Borrowers’ accounts payable; (C) Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers’ general stock ledger; (D) each of the financial and collateral reports described on Schedule 5.2(j), at the times set forth in such Schedule, (E) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (F) with the delivery of the foregoing, a certificate of a Responsible Officer of ATI certifying as to the accuracy and completeness of the foregoing; provided further, however, if Liquidity shall at any time be less than $50,000,000, the Borrowing Base Certificate and, to the extent requested by the Agent, other information described in this Section 5.2(j) shall thereafter be provided weekly. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, the documents and information required to be provided under this Section 5.2(j) shall be provided on a more frequent basis than set forth herein if and as requested by the Agent. If records or reports of the Collateral of the type required to be delivered hereunder are prepared by an accounting service or other agent, each Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents (but only to the extent necessary to satisfy the foregoing reporting requirements) to the Agent, for distribution to the Lenders; provided however, the Agent shall give written notice to ATI not less than five (5) days prior to any such contact with such accounting service or agent.
(k)    Promptly after a Borrower has notified the Agent of any intention by such Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.
(l)    Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent, the Borrowers or any Subsidiary.
5.3    Notices to the Lenders. ATI shall notify the Agent in writing of the following matters at the following times:
(a)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware (i) of any Default or Event of Default, (ii) that Liquidity has become less than $100,000,000, $50,000,000 or $37,500,000 or (iii) the commencement of any Illiquidity Period;
(b)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;
(c)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

(d)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent, any Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;
(e)    As promptly as practicable but no later than three (3) Business Days after any Borrower becomes aware of any violation of any Requirement of Law by the Parent, any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;
(f)    As promptly as practicable but no later than three (3) Business Days after receipt of any notice of any violation by the Parent, any Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent, any Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating the Parent, any Borrower’s or such Subsidiary’s compliance therewith to the extent any such non-compliance or investigation could reasonably be expected to have a Material Adverse Effect;
(g)    As promptly as practicable but no later than three (3) Business Days after receipt of any written notice that the Parent, any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent, any Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $5,000,000;
(h)    As promptly as practicable but no later than three (3) Business Days after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent, any Borrower or any of its Subsidiaries;
(i)    At least thirty (30) days prior to any change in (i) any Credit Party’s name as it appears in the state of its incorporation or other organization, or (ii) any Credit Party’s state of incorporation or organization, type of entity or form of organization, organizational identification number, or trade names under which any Borrower will sell Inventory or create Accounts or to which instruments in payment of Accounts may be made payable;
(j)    Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;
(k)    Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby which could reasonably be expected to have a Material Adverse Effect, within ten (10) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Parent, any Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by the Parent, any Borrower or any ERISA Affiliate;
(l)    Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by any Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;
(m)    Within ten (10) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower’s annual costs with respect thereto by an amount in excess of $5,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before or within ten (10) days after the due date for such installment or payment; or
(n)    Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.
Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and, to the extent applicable, shall set forth the action that the Parent, such Borrower, its Subsidiaries, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.
ARTICLE 6
GENERAL WARRANTIES AND REPRESENTATIONS
Each Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:
6.1    Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Credit Party has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party, to incur the Obligations hereunder or under the Parent Guaranty, as applicable, and to grant to the Agent Liens upon and security interests in the Collateral.

Each Credit Party has taken all necessary action (including obtaining approval of its stockholders or other equityholders, if necessary) to authorize its execution, delivery, and performance of the Loan Documents to which it is a party. The Loan Documents (other than those not required to be in effect on the date of this representation) to which it is a party have been duly executed and delivered by each Credit Party, and constitute the legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles. Each Credit Party’s execution, delivery, and performance of the Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of each Credit Party or any of its Subsidiaries, by reason of the terms of (a) any material contract, mortgage, lease, agreement, indenture, or instrument to which any Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to any Credit Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or bylaws or the limited liability company or limited partnership agreement of any Credit Party or any of its Subsidiaries.
6.2    Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except for those Liens identified in clauses (a), (b), (c), (d) and (f) of the definition of Permitted Liens and Liens permitted by clauses (b)(iv) through (viii) of Section 7.10 hereof) securing all the Obligations, and enforceable against each Credit Party and all third parties.
6.3    Organization and Qualification. Each Credit Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in each jurisdiction in which qualification is necessary in order for it to own or lease its property and conduct its business, except to the extent any such failure to be so qualified would not have a Material Adverse Effect on such Credit Party and (c) has all requisite power and authority to conduct its business and to own its property.
6.4    Corporate Name; Prior Transactions. As of the Effective Date, no Credit Party has, during the past five (5) years, been known by or used any other corporate or fictitious name other than AnnTaylor & Company, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.
6.5    Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Parent’s Subsidiaries and other Affiliates as of the Effective Date.

6.6    Financial Statements and Projections.
(a)    ATI has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of February 2, 2008, and for the Fiscal Year then ended, accompanied by the report thereon of its independent certified public accountants, Deloitte & Touche LLC. All such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments) and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.
(b)    The Latest Projections when submitted to the Lenders as required herein represent the Borrowers’ best estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein and the Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders (it being understood that the forecasts and forward looking statements are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers’ control and that no guaranty can be given that the Latest Projections will be realized as further described in the Parent’s SEC filings).
6.7    Capitalization. As of the Effective Date, the authorized and issued capital stock of each Subsidiary (other than Subsidiaries of AnnTaylor Sourcing Far East) of the Parent is set forth on Schedule 6.7 and all such issued shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record as set forth in Schedule 6.7 hereto.
6.8    Solvency. Each of (a) the Parent and its Subsidiaries on a consolidated basis are, and (b) each Borrower is, Solvent prior to and after giving effect to each Credit Extension.
6.9    Debt. After giving effect to the making of the Revolving Loans to be made on the Effective Date, the Parent and its Subsidiaries have no Debt as of the Effective Date, except (a) the Obligations, and (b) Debt described on Schedule 6.9.
6.10    Distributions. As of the Effective Date, except as set forth on Schedule 6.10, since February 2, 2008, no Restricted Payment has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any Borrower.
6.11    Real Estate; Store Locations. Schedule 6.11 sets forth, as of the Effective Date, a correct and complete list of all Real Estate owned by the Parent and the Borrowers and all store locations operated by the Parent and the Borrowers. As of the Effective Date, each material lease and sublease of the Parent and the Borrowers is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any Credit Party party to any such lease or sublease exists. As of the Effective Date, the Parent and each Borrower has good and marketable title in fee simple to its owned Real Estate, or valid leasehold interests in all material leasehold properties and the Parent and each Borrower has good, indefeasible, and merchantable title to all of its other property reflected on the February 2, 2008 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.
6.12    Trade Names. As of the Effective Date, all material trade names or styles under which any Borrower creates Accounts in the United States, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.12.
6.13    Litigation. Except as set forth on Schedule 6.13, there is no pending, or to the best of each Borrower’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower’s knowledge, investigation by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.
6.14    Labor Disputes. Except as to matters that could not reasonably be expected to have a Material Adverse Effect, as of the Effective Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Credit Parties, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Credit Parties or for any similar purpose, and (d) there is no pending or (to the best of each Borrower’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Credit Parties or their employees that could reasonably be expected to have a Material Adverse Effect.
6.15    Environmental Laws. Except for matters that could not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed on Schedule 6.15:
(a)    The Parent, each Borrower and its respective Subsidiaries have complied in all material respects with all Environmental Laws and none of the Parent, the Borrowers or their Subsidiaries nor any of their presently owned real property or presently conducted operations, nor their previously owned real property or prior operations to the extent relating to their ownership of or their operations on any property at the time of such ownership or operations on such property, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.
(b)    The Parent, each Borrower and its respective Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Parent, each Borrower and its respective Subsidiaries are in compliance with all material terms and conditions of such permits.

(c)    None of the Parent, any Borrower or its respective Subsidiaries nor, to the best of each Borrower’s knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.
(d)    None of the Parent, any Borrower or its respective Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.
(e)    To the best of each Borrower’s knowledge, none of the present or past operations of the Parent, any Borrower or its respective Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.
(f)    There is not now, nor to the best of each Borrower’s knowledge has there ever been on or in the Eligible Real Estate:
(1)    any underground storage tanks or surface impoundments,
(2)    any asbestos-containing material, or
(3)    any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.
(g)    None of the Parent, any Borrower or its respective Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.
(h)    None of the Parent, any Borrower or its respective Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Credit Party with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.
(i)    None of the products manufactured, distributed or sold by any of the Parent, any Borrower or its respective Subsidiaries contain asbestos containing material.
(j)    No Environmental Lien has attached to the Eligible Real Estate.
6.16    No Violation of Law. None of the Parent, any Borrower nor any of their respective Subsidiaries is in violation of any Requirements of Law applicable to it which violation could reasonably be expected to have a Material Adverse Effect.
6.17    No Default. As of the Effective Date, none of the Parent, any Borrower nor any of their respective Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.
6.18    ERISA Compliance. Except for matters that could not reasonably be expected to have a Material Adverse Effect or as specifically disclosed in Schedule 6.18:
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability as of January 1, 2003; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
6.19    Taxes. The Credit Parties have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except as permitted under Section 7.1.
6.20    Regulated Entities. None of the Credit Parties is an “Investment Company” within the meaning of the Investment Company Act of 1940, and none of the Credit Parties is subject to regulation under Requirements of Law limiting its ability to incur indebtedness.

6.21    Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital and other corporate purposes. Neither the Parent, any Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
6.22    Copyrights, Patents, Trademarks and Licenses, etc. The Parent and each Borrower owns, is licensed or otherwise has the lawful right to use, all patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes (collectively the “Intellectual Property”) used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole. To the knowledge of the Borrowers, the use of such Intellectual Property by the Parent or the Borrowers does not infringe on the rights of any Person, subject to such claims and infringements the existence of which do not have or are not reasonably expected to have a Material Adverse Effect. The transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any Intellectual Property by the Parent or any Borrower in any manner which has or might have a Material Adverse Effect.
6.23    No Material Adverse Effect. No Material Adverse Effect has occurred since the date of the most recent audited Financial Statements delivered to the Lenders pursuant to Section 6.6(a) or 5.2(a).
6.24    Full Disclosure. None of the representations or warranties made to the Agent, the Letter of Credit Issuers or the Lenders by any Credit Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any written exhibit, report, statement or certificate furnished to the Agent, the Letter of Credit Issuers or the Lenders by or on behalf of any Credit Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Borrower to the Lenders prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (as the case may be).
6.25    Bank Accounts and Credit Card Processors. Schedule 6.25 contains as of the Effective Date (a) a complete and accurate list of all bank accounts maintained by all Credit Parties with any bank or other financial institution and (b) a complete list of all credit card processors or issuers of the Borrowers.
6.26    Governmental Authorization. The Parent and the Borrowers hold all licenses, permits and other approvals of Governmental Authorities necessary for the conduct of their business as currently conducted. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of any

Loan Document to which it is a party, except such as have been obtained, given or made, as applicable.
6.27    Tax Shelter Regulations. No Borrower intends to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If any Borrower so notifies the Agent, such Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.
ARTICLE 7
AFFIRMATIVE AND NEGATIVE COVENANTS
Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations (other than Bank Product Obligations) remain outstanding or this Agreement is in effect:
7.1    Taxes and Other Obligations. Each Borrower shall, and shall cause the Parent to, (a) file when due all U.S. federal and state income tax returns and other material returns and reports which it is required to file; and (b) pay, or provide for the payment, when due, of all U.S. federal taxes and other material taxes, fees, assessments and other charges of Governmental Authorities against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; provided, however, so long as ATI has notified the Agent in writing, none of the Parent or the Borrowers need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent or such Borrower, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).
7.2    Legal Existence and Good Standing. Except as otherwise permitted under Sections 7.10(a)(ix) or 7.16(a), each Borrower shall, and shall cause the Parent to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.
7.3    Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply, and shall cause the Parent to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws) where the failure to so comply could reasonably be expected to have a Material Adverse Effect. Each Borrower shall obtain and maintain, and shall cause the Parent to obtain and maintain, all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted from time to time in compliance with the terms hereof. No Borrower shall modify, amend or alter, or permit the Parent to modify, amend or alter, its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights and interests of the Lenders or the Agent.
7.4    Maintenance of Property; Appraisals and Inspection of Property.
(a)    Each Borrower shall maintain, and shall cause the Parent to maintain, all of its property material to the operation of its business in good operating condition and repair, ordinary wear and tear and, subject to Section 7.6, loss or damage from casualty or condemnation excepted.
(b)    Each Borrower shall permit, and shall cause the Parent to permit, representatives and independent contractors of the Agent to visit and inspect any of its or the other Credit Parties’ properties, to conduct appraisals and audits of Collateral, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at reasonable times during normal business hours; provided, however, that (i) if Liquidity is equal to or greater than $100,000,000 at all times during any Fiscal Year, the Agent shall be reimbursed by the Borrowers for expenses in connection with, only one field exam and one inventory and fixed asset appraisal during such Fiscal Year, (ii) if Liquidity is less than $100,000,000 at any time during any Fiscal Year, the Agent shall thereafter be reimbursed by the Borrowers for expenses in connection with, up to three field exams and up to two inventory and fixed asset appraisals during such Fiscal Year, and (iii) if any Event of Default described in Section 9.1(a), (b), (c)(i) or (ii), (d), (e), (f), (g), (h), (i), (k), (l) or (m) shall have occurred and be continuing, the Agent shall be reimbursed by the Borrowers for all expenses in connection with, all field exams and appraisals requested by the Agent in its reasonable judgment.
7.5    Insurance.
(a)    Each Borrower shall maintain, and shall cause the Parent to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance of such types as is customary for Persons of similar size engaged in the same or similar business in amounts and under policies reasonably acceptable to the Agent and otherwise as is customary for Persons of similar size engaged in the same or similar types of business. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area (“SFHA”), each Borrower shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.
(b)    Each Borrower shall cause the Agent, for the ratable benefit of the

Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured with respect to each policy described in the foregoing clause (a) of this Section 7.5, in a manner reasonably acceptable to the Agent. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Parent, any Borrower or any of its Subsidiaries or the owner of any Real Estate or the use of such Real Property by any of them for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if reasonably requested by the Agent, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.
7.6    Insurance and Condemnation Proceeds. Each Borrower shall promptly notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all property insurance and condemnation proceeds in respect of Collateral in an amount in excess of $500,000 for any incident (“Excess Proceeds”) directly and to apply or remit them as follows:
(a)    With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may in its discretion remit such proceeds to the Borrowers or apply such proceeds to the reduction of the Obligations in the order provided for in Section 7.25 or, if applicable, Section 3.5.
(b)    With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the applicable Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $3,000,000 and (3) ATI or such Borrower first (i) provides the Agent with plans and specifications for any such replacement, repair or restoration which shall be reasonably satisfactory to the Agent and (ii) demonstrates to the reasonable satisfaction of the Agent that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent may in its discretion remit such proceeds to the Borrowers or apply such insurance and condemnation proceeds to the reduction of the Obligations in the order provided for in Section 7.25 or, if applicable, Section 3.5.

Any such proceeds other than Excess Proceeds may be retained by the Borrowers.
7.7    Environmental Laws.
(a)    Each Borrower shall, and shall cause the Parent and each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant unless the failure to do so could not reasonably be expected to have a Material Adverse Effect and the Borrowers shall, and shall cause the Parent and each of its Subsidiaries to, take prompt and appropriate action to respond to any such non-compliance with Environmental Laws and shall regularly report to the Agent on such response.
(b)    Without limiting the generality of the foregoing, ATI shall submit to the Agent and the Lenders annually, commencing on the date that occurs one year after the Effective Date, and on each such anniversary date of the Effective Date thereafter, copies of any material notices received by the Borrowers from any Governmental Authority under any Environmental Law, if any, and copies of any environmental reports prepared by the Borrowers, in each case prepared by or received by the Borrowers during such prior year, if any. The Agent or any Lender may request copies of technical reports prepared by any Borrower and its communications with any Governmental Authority to determine whether such Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. At any time after the occurrence and during the continuation of any Event of Default, each Borrower shall, at the Agent’s or the Required Lenders’ request and at the applicable Borrower’s expense, with respect to any Real Property owned by any Borrower that is part of the Collateral (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the Agent has a reasonable basis to believe any material non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect; provided that the Agent and its representatives will have the right at any reasonable time to enter and visit such Real Property and for the purposes of observing such Real Property. The Agent is under no duty, however, to visit or observe any Real Property owned by any Borrower that is part of the Collateral or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent’s Liens and preserving the Agent and the Lenders’ rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of any Borrower or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under such Real Property, or that there has been or will be compliance with any Environmental Law. None of the Borrowers, any other Credit Party nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Borrowers, any other Credit Party or any other party against, or to inform the Borrowers, any other Credit Party or any other party of, any hazardous substances or any other adverse condition affecting any Real Property owned by any Borrower that is part of the Collateral. The Agent may in its discretion disclose to the Borrowers or to any other party if so required by any Requirement of Law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. Each Borrower understands and agrees that the Agent makes no warranty or representation to the Borrowers or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Borrower also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrowers, the Borrowers, the Parent, or its Subsidiaries may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the applicable Borrower without advice or assistance from the Agent. In each instance, the Agent will give the applicable Borrower reasonable notice before entering such Real Property. The Agent will make reasonable efforts to avoid interfering with such Borrower’s or any other Credit Party’s use of such Real Property or any other property in exercising any rights provided hereunder.
7.8    Compliance with ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.
7.9    Debt. No Borrower shall, nor permit the Parent to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt, except:
(a)    the Obligations;
(b)    Debt in the form of bank overdrafts in the ordinary course of business;
(c)    (i) Debt incurred by any Borrower to finance Capital Expenditures and (ii) Capital Lease obligations of any Borrower;
(d)    Debt in respect of Accommodation Obligations permitted under Section 7.12;
(e)    Debt of the Parent to ATI in connection with any advances made pursuant to Section 7.11(b);

(f)    Debt in respect of Hedge Agreements and Foreign Currency Exchange Contracts entered into in the ordinary course of business and not for speculative purposes;
(g)    intercompany Debt among the Borrowers;
(h)    Permitted Existing Debt and refinancings, renewals or extensions thereof so long as (A) no Default or Event of Default exists or would be caused thereby, (B) the principal amount of any such Permitted Existing Debt is not increased (other than by an amount equal to the reasonable amount of fees and expenses payable in connection with such refinancing, renewal or extension); (C) the maturity date thereof is not accelerated as a result of any such refinancing, renewal or extension and (D) no such refinancing, renewal or extension would be otherwise detrimental in any material respect to the rights of or benefits to the Borrowers, the Agent or the Lenders;
(i)    Debt of any Person assumed in connection with an Acquisition of such Person permitted under Sections 7.11(i) or 7.16(a) if such Person becomes a Borrower after the date hereof; provided, that such Debt exists at the time such Person becomes a Borrower and was not created in anticipation of such acquisition;
(j)    Debt consisting of (A) unsecured deferred payment obligations of a Borrower owing to sellers in permitted Acquisitions and (B) customary purchase price adjustments, earn-outs, indemnification obligations and similar items of the Borrowers in connection with permitted Acquisitions and asset sales;
(k)    the AT Sourcing Obligation; and
(l)    other unsecured Debt of the Credit Parties (i) consisting of uncommitted letter of credit facilities for the issuance of letters of credit with an aggregate maximum face amount not exceeding $25,000,000 at any time and (ii) consisting of other unsecured Debt not exceeding in the aggregate a principal amount of $25,000,000 at any one time outstanding.
7.10    Sales of Assets; Liens.
(a)    Sales. No Borrower shall, nor permit the Parent to, sell, assign, transfer, lease, convey or otherwise dispose of, any properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except among the Credit Parties and except:
(i)    sales of inventory and subleases of real property in the ordinary course of business;

(ii)    subleases of real property not in the ordinary course of business, but only to the extent the aggregate annual rental payments accrued under all such subleases do not exceed $1,000,000;
(iii)    sales or other dispositions of equipment that is obsolete, unused or, in the judgment of such Borrower, no longer best used or useful in its business;
(iv)    license or sublicense agreements or marketing agreements with third parties in the ordinary course of business, provided, however that no such license or sublicense or marketing agreement shall materially impair the ability of the Agent to dispose of the Collateral;
(v)    sales or dispositions of Cash Equivalents;
(vi)    Sales of Investments permitted under clauses (j) or (k) of Section 7.11; and
(vii)    so long as no Event of Default shall have then occurred and be continuing or would result therefrom, transfer of cash or property in an amount not to exceed $1,000,000 (or, if Liquidity is in excess of $50,000,000 both before and after giving effect thereto, $10,000,000) for each Fiscal Year to a charitable foundation established by any Borrower or the Parent;
(viii)    dispositions as the result of any taking or condemnation so long as insurance or condemnation proceeds are received in connection therewith and are applied as required by Section 7.6;
(ix)    other sales of assets, including the sale of Securities of Subsidiaries, whether or not in the ordinary course of business, having an aggregate fair market value of not more than $15,000,000 pursuant to any one single disposition or $20,000,000 in the aggregate pursuant to several dispositions in any one Fiscal Year; and
(x)    a sale of the Louisville, Kentucky distribution center as part of a sale-leaseback transaction in accordance with Section 7.18;
provided, that no disposition permitted above (other than transfers permitted by clause (i), (vi), (vii), (viii) or (x)) in excess of $1,000,000 per transaction shall be permitted unless the price to be received therefor represents the then fair market value of the asset or property sold at the time of such disposition and (other than in the case of subleases or license or sublicense or marketing arrangements) at least 70% of the price is to be paid in cash at the closing of the disposition.
(b)    Liens. No Borrower shall, nor permit the Parent to, create, incur, assume or permit to exist, directly or indirectly, any Lien on or with respect to any of its property except:

(i)    Liens granted to the Agent securing the Obligations;
(ii)    Liens upon (A) the interest or title of a lessor or secured by a lessor’s interest under any lease under which any Borrower is the lessee or (B) the interest of a lessee under any lease under which any Borrower is the lessor;
(iii)    Permitted Liens;
(iv)    Liens granted by any Borrower (including the interest of a lessor under a Capital Lease) and Liens on property existing at the time of acquisition thereof by such Borrower, in each case securing Debt permitted by Section 7.9(c), provided that such Liens are limited to the assets financed with such Debt;
(v)    Permitted Existing Liens and any extensions, renewals and replacements thereof so long as (i) the amount of the obligations secured thereby is not increased in connection with any such extension, renewal or replacement and (ii) such Lien is limited to the property subject thereto prior to such extension, renewal or replacement;
(vi)    Liens in respect of Debt of a Person permitted pursuant to Section 7.9(i) so long as such Liens attach only to assets of such Person existing prior to the Acquisition or merger of such Person;
(vii)    to the extent Debt secured thereby is permitted to be extended, renewed, replaced or refinanced, a future Lien upon any property which is subject to a Lien described in clause (vi) above, if such future Lien attaches only to the same property, secures only such permitted extensions, renewals, replacements or refinancings and is of like quality, character and extent; and
(viii)    Liens on cash earnest money deposits in connection with Acquisitions otherwise permitted by this Agreement in an aggregate amount not to exceed $2,500,000 at any time outstanding.
7.11    Investments. No Borrower shall, nor permit the Parent to, make or own, directly or indirectly, any Investment in any Person except:
(a)    Investments by the Parent and the Borrowers in Cash Equivalents;
(b)    Investments by any Borrower resulting from advances to the Parent to fund any of the items set forth in Section 7.13(a);
(c)    Investments by the Parent in ATI;
(d)    Investments by any Borrower in any other Borrower (other than any Investment made in connection with the Acquisition of any Borrower);
(e)    Investments by the Borrowers in joint ventures (in the form of corporations, partnerships or otherwise) and Unrestricted Subsidiaries; provided that, after giving effect to such Investment (i) the aggregate amount then outstanding of all such Investments (other than the AT Sourcing Obligation) in excess of the amount of Investments in joint ventures and Unrestricted Subsidiaries existing on the Effective Date by the Borrowers (including Investments in the nature of sales and transfers of assets for less than fair market value and Accommodation Obligations) shall not exceed $37,500,000, (ii) Liquidity shall not be less than $37,500,000 both on the date of such Investment and on a pro forma basis for a period of twelve months following such Investment and (ii) no Event of Default shall exist or will occur as a result of such Investment;
(f)    Investments not exceeding $10,000,000 at any one time outstanding in respect of loans to senior executives and key employees of the Parent or any Borrower; provided that after giving effect to such Investment, (i) Liquidity shall not be less than $37,500,000 both on the date of such Investment and on a pro forma basis for a period of twelve months following such Investment, and (ii) no Event of Default shall exist or will occur as a result of such Investment;
(g)    Investments in the form of advance payments to suppliers not in excess of an aggregate amount of $20,000,000 outstanding at any one time, provided that, after giving effect to such Investment, (i) Liquidity shall not be less than $37,500,000 both on the date of such Investment and on a pro forma basis for a period of twelve months following such Investment, and (ii) no Event of Default shall exist or will occur as a result of such Investment;
(h)    Investments in respect of Hedge Agreements and Foreign Currency Exchange contracts entered into in the ordinary course of business and not for speculative purposes;
(i)    Investments the Borrowers made in connection with Acquisitions provided that (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition, (ii) the Person to be acquired will immediately become, directly or indirectly, a Wholly-Owned Subsidiary of ATI, (iii) the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrowers at the time such Acquisition is consummated or is permitted to be conducted by the Borrowers pursuant to Section 7.14, (iv) immediately after giving effect to any such Investment (including reasonable estimates of any indemnification or purchase price adjustment obligations), Liquidity shall not be less than $37,500,000 both on the date of such Investment and on a pro forma basis for a period of twelve months following such Investment, and (v) immediately after giving effect to such Investment, no Event of Default shall exist or will occur as a result of such Investment; and
(j)    promissory notes and other similar non-cash consideration received by any Borrower in connection with dispositions of assets permitted by Section 7.10(a);
(k)    Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(l)    Investments consisting of Accommodation Obligations permitted under Section 7.12 and the exercise thereof;
(m)    Investments in joint ventures and Unrestricted Subsidiaries existing on the Effective Date and set forth on Schedule 7.11;
(n)    Investments in the form of progress payments in connection with the development of software and related hardware made in the ordinary course of business and consistent with past practice of the Parent and the Borrowers; and
(o)    other Investments not permitted elsewhere in this Section 7.11 by any Borrower not in excess of an aggregate amount of $20,000,000 outstanding at any one time, provided that, after giving effect to such Investment, (i) Liquidity shall not be less than $37,500,000 both on the date of such Investment and on a pro forma basis for a period of twelve months following such Investment, and (ii) no Event of Default shall exist or will occur as a result of such Investment.
The Borrowers hereby agree to provide to the Agent on the date of consummation of any Investment permitted under clauses (e), (f), (g), (i) and (o) above, a certificate of a Responsible Officer of ATI that each of the conditions contained in the provisos to such clauses have been met and demonstrating in a manner satisfactory to the Agent the required projected pro forma Liquidity on a monthly basis for the twelve month period following such Investment.
7.12    Accommodation Obligations. No Borrower shall, nor permit the Parent to, create or become or be liable, directly or indirectly, with respect to any Accommodation Obligation except:
(a)    guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;
(b)    obligations, warranties and indemnities, not relating to Debt of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit or in favor of an Affiliate of any Borrower or such Subsidiary;
(c)    Accommodation Obligations of ATI in connection with obligations of the Parent to fund (A) income and franchise taxes payable in any Fiscal Year owed by the Parent pursuant to the Tax Sharing Agreement dated as of July 12, 1989 between the Parent and ATI; (B) other ordinary operating expenses of the Parent not in excess of $500,000 in any Fiscal Year; (C) purchases of capital stock of the Parent held by employees of any Credit Party to enable such employee to pay withholding taxes in connection with the vesting of such stock and (D) the Parent’s share of expenses incurred in connection with any public offering of Common Stock;
(d)    Accommodation Obligations of the Parent or any Borrower in respect of any obligations of any Borrower otherwise permitted hereunder;

(e)    Accommodation Obligations with respect to obligations of Unrestricted Subsidiaries to the extent such Accommodation Obligations constitute Investments permitted by Section 7.11(e);
(f)    Accommodation Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Acquisitions or asset sales permitted by this Agreement; and
(g)    Accommodation Obligations in respect of performance bonds, surety bonds, appeal bonds or custom bonds required in the ordinary course of business or in connection with judgments that do not result in an Event of Default.
7.13    Restricted Payments. No Borrower shall, nor permit the Parent to, declare or make any Restricted Payment except:
(a)    dividends paid and declared in any Fiscal Year by ATI to the Parent to fund (i) income and franchise taxes payable in such Fiscal Year owed by the Parent pursuant to the Tax Sharing Agreement dated as of July 12, 1989 between the Parent and ATI; (ii) other ordinary operating expenses of the Parent not in excess of $500,000 in any Fiscal Year; (iii) purchases of Common Stock of the Parent held by employees of any Credit Party to enable such employee to pay withholding taxes in connection with the vesting of such stock and (iv) the Parent’s share of expenses incurred in connection with any public offering of Common Stock;
(b)    any Restricted Payment made by any Borrower (other than ATI) on its capital stock;
(c)    Restricted Payments by the Parent or any Borrower (in addition to payments made pursuant to clause (a)(i) of this Section) to acquire shares of Common Stock from employees of the Parent or any Borrower in an aggregate amount not exceeding $100,000 in any Fiscal Year; and
(d)    Restricted Payments by ATI to the Parent to concurrently fund any dividend, redemption, retirement, sinking fund, or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of Common Stock of the Parent now or hereafter outstanding and Restricted Payments by the Parent for such purpose; provided that after giving effect to any such Restricted Payment (i) Liquidity shall not be less than $37,500,000 on the date of such Restricted Payment and on a pro forma basis (calculated assuming that such Restricted Payment was made on the first day of the then current month) for the following twelve-month period, including the month in which such Restricted Payment is made, and (ii) no Default or Event of Default shall exist or will occur as a result of such Restricted Payment.
If Liquidity is equal to or less than $50,000,000 at any time within the 30 day period immediately preceding any Restricted Payment permitted under clause (d) above, the Borrowers hereby agree to provide to the Agent on the date of consummation of each such Restricted Payment, a certificate of a Responsible Officer of ATI certifying that each of the conditions contained in Section 7.13(d) have been met and demonstrating in a manner satisfactory to the Agent such compliance.
7.14    Conduct of Business. No Borrower shall, nor permit any of its Restricted Subsidiaries to, engage in any business other than (a) the business engaged in by such Borrower or such Subsidiary on the date hereof and other businesses similar or related thereto; and (b) any business activities related to the home furnishings industry.
7.15    Transactions with Affiliates. No Borrower shall, nor permit the Parent to, at any time after the Effective Date directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates outside the ordinary course of its business or inconsistent with past practices or on terms that are less favorable to it than those fair and reasonable terms that might be obtained in a comparable arms-length transaction at the time; provided that the foregoing restriction shall not apply to transactions among any Borrower and any other Credit Party, customary fees paid to members of the Board of Directors of any Borrower or the Parent or arrangements permitted under Section 7.11(f) or the business contemplated by the joint ventures permitted under Section 7.11(e).
7.16    Restriction on Fundamental Changes. No Borrower shall, nor permit the Parent to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under Section 7.10(a), (ii) that any Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, any other Borrower, (iii) that nothing contained herein shall prohibit any Subsidiary of ATI from voluntarily dissolving or liquidating if in the reasonable opinion of ATI’s senior management such dissolution or liquidation has no reasonable likelihood of having a Material Adverse Effect and (iv) the merger of any Person with or into a Borrower if the Acquisition of the capital stock of such Person by such Borrower would have been permitted under Section 7.11(j); provided, that (x) in the case of ATI, ATI shall be the continuing or surviving Person and (y) if a Borrower (other than ATI) is not the surviving or continuing Person, the surviving Person becomes a Borrower and a party to this Agreement and all other applicable Loan Documents in accordance with Section 7.24(c).
7.17    ERISA. No Borrower shall, nor permit any of its ERISA Affiliates to, do any of the following to the extent that such act or failure to act would in the aggregate, after taking into account any other such acts or failures to act, have a Material Adverse Effect:
(a)    Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

(b)    permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;
(c)    terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of any Borrower or any ERISA Affiliate under Title IV of ERISA;
(d)    fail, or permit any ERISA Affiliate to fail, to make any contribution or payment to any Multiemployer Plan which any Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any Requirement of Law pertaining thereto;
(e)    fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or
(f)    amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.
7.18    Sales and Leasebacks. Except with respect to any sale-leaseback of the Borrowers’ main distribution center in Louisville, Kentucky approved by the Required Lenders, no Borrower shall, nor permit the Parent to, become liable, directly or by way of any Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property whether now owned or hereafter acquired, (a) which any Borrower has sold or transferred or is to sell or transfer to any other Person, or (b) which such Borrower intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.
7.19    Margin Regulations. No portion of the proceeds of any credit extended under this Agreement shall be used, directly or indirectly, in any manner which would cause any Credit Extension or the application of such proceeds to violate Regulation U or X of the Federal Reserve Board, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.
7.20    Change of Fiscal Year. Neither the Parent nor any Borrower shall change its Fiscal Year.
7.21    Subsidiaries.
(a)    No Borrower shall, nor permit the Parent to, hereafter (i) become a general partner in any general partnership or limited partnership or (ii) organize or acquire any other Person, except (A) any Borrower may organize or acquire any new Wholly Owned Subsidiary that becomes a Borrower pursuant to the terms of Section 7.24(c) and (B) subject to the provisions of

Section 7.24(d), any Borrower may organize, acquire or participate in any new joint venture (other than a general partnership) or Unrestricted Subsidiary permitted pursuant to Section 7.11(e).
(b)    No Borrower shall create or otherwise permit to become effective any consensual encumbrance or restriction of any kind, other than those contemplated in or permitted under the Loan Documents (including, without limitation, Liens permitted under Section 7.10(b)(iv) hereof), on the ability of any Borrower to pay dividends or make any other distribution in respect of its stock or make any other Restricted Payment, pay any Debt or other obligation owed to any other Borrower, make loans or advances or other Investments in any other Borrower or sell, transfer or otherwise convey any of its property to any other Borrower except in any lease the terms of which prohibit the transfer of such lease to any Credit Party or otherwise.
7.22    Fixed Charge Coverage Ratio. As of the end of each month during which an Illiquidity Period shall be in effect, ATI shall maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 for each Twelve-Month Period ended on the last day of such month.
7.23    Further Assurances. The Credit Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. The Credit Parties shall also deliver to Agent, upon request, written detail with respect to Existing Letters of Credit, intercompany Debt, Deposit Accounts, Credit Card Processors and Trademarks as the Agent may reasonably request, all certified by a Responsible Officer of Borrower as true and correct.
7.24    Pledge of After-Acquired Property; Additional Borrowers. (a) With respect to any property acquired after the Effective Date by the Parent or any Borrower (other than (1) any property described in paragraph (b), (c) or (d) below, (2) any property subject to a Lien expressly permitted by Section 7.10(b)(iv), (vi), (vii) and (viii), (3) leasehold interests, motor vehicles and other property excluded from the Collateral pursuant to Section 2(a) of the Security Agreement, (4) any shares of Parent's capital stock or (5) any Margin Stock, unless the Parent or the Borrowers in aggregate own at any time Margin Stock (other than shares of Parent's capital stock) with an aggregate value over $1,000,000, in which case this Section will apply to Margin Stock (other than shares of Parent’s capital stock) to the extent not promptly disposed of for Cash Equivalents to be included as Collateral) as to which the Agent, for the benefit of the Lenders, does not have a perfected Lien, the applicable Borrower shall, or shall cause the Parent to, promptly (i) execute and deliver to the Agent such amendments to the Pledge and Security Agreement or such other documents as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority (subject to prior Liens permitted under the Loan Documents) security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by any Requirement of Law or as may be requested by the Agent; provided, that the Borrowers shall not be required to update (or reimburse the Agent for any update of) any filings with the U.S. Patent & Trademark Office more frequently than once per year.
(b)    With respect to any fee interest in any real property having an Appraised Value (together with improvements thereof) of at least $7,500,000 acquired after the Effective Date by the Parent or any Borrower (other than any such real property subject to a Lien expressly permitted by Section 7.10(b)(iv), (vi) or (vii)), the applicable Borrower shall, or shall cause the Parent to, promptly (i) execute and deliver a first priority (subject to prior Liens as permitted under the Loan Documents) mortgage, in favor of the Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Agent and (iii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.
(c)    With respect to any Subsidiary other than an Unrestricted Subsidiary created or acquired after the Effective Date, the applicable Credit Party shall promptly (i) cause such new Subsidiary (A) to become a party to this Agreement as a “Borrower” hereunder and the Security Agreement as "Grantor", (B) to take such actions necessary or advisable to grant to the Agent for the benefit of the Lenders a perfected first priority (subject to prior Liens permitted under the Loan Documents) security interest in the Collateral described in the Security Instruments with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Instruments or by Requirement of Law or as may be requested by the Agent and (C) to deliver to the Agent a certificate of such Subsidiary of the type delivered on the Effective Date with respect to other Borrowers in form and substance satisfactory to the Agent, (ii) execute and deliver to the Agent such amendments to the Security Instruments and UCC‑1 financing statements as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority (subject to prior Liens permitted under the Loan Documents) security interest in the Securities of such new Subsidiary that are owned by any Credit Party, (iii) deliver to the Agent the certificates, if any, representing such Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Credit Party, and (iv) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.
(d)    With respect to any Unrestricted Subsidiary created or acquired or any new Investment permitted under this Agreement arising after the Effective Date, the applicable Credit Party shall promptly (i) execute and deliver to the Agent such amendments to the Security Instruments (including Schedule IV to the Security Agreement) as the Agent deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority (subject to prior Liens permitted under the Loan Documents) security interest in the Securities of such new

Unrestricted Subsidiary that are owned by any Credit Party or, if applicable, such Investments, (ii) deliver to the Agent the certificates, if any, representing such Securities or, if applicable, Investments, together with undated stock powers or endorsements, if applicable, in blank, executed and delivered by a duly authorized officer of such Credit Party and (iii) take any other action and execute and deliver to the Agent all other documents and agreements required by the applicable Security Instruments.
7.25    Cash Collateral and Deposit Accounts.
(a)    Until the Agent notifies ATI to the contrary, the Credit Parties shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent’s trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into one or more Approved Deposit Accounts established in the name of such Credit Party. All amounts deposited into such Approved Deposit Accounts shall be swept on a daily basis and transferred to the Payment Account for further dispersal subject to the Blocked Account Agreement. None of the Borrowers shall make any material change in their cash management practices, including any change that would cause amounts held in any Approved Deposit Account not to be swept on a daily basis to the Payment Account. Following receipt of written notice from the Agent that an Activation Period (as defined below) exists and until receipt of written notice from the Agent that all Activation Periods have terminated, the Clearing Bank shall not permit any Credit Party to make any withdrawals from the Payment Account. Prior to or after the termination of an Activation Period, the Credit Parties shall have the right to operate and transact business through the Payment Account in normal fashion, including making withdrawals from the Payment Account, but covenants to the Agent it will not close the Payment Account. No later than two (2) Business Days following the commencement of the Activation Period, and continuing on each Business Day thereafter, the Clearing Bank shall transfer all collected and available balances in the Payment Account to the Agent as the Agent shall direct. The “Activation Period” means each period which (a) commences upon the day that either (i) Liquidity is less than $37,500,000 or (ii) an Event of Default has occurred and is continuing, and (b) terminates on the day Liquidity is in excess of $50,000,000 for a period of fifteen (15) consecutive days or such Event of Default has been waived, as applicable. The agreement herein regarding the definition of “Activation Period” and the dollar amount $37,500,000 shall supersede any agreement between ATI and the Agent contained in the Blocked Account Agreement, and the parties hereto agree that the dollar amount of $30,000,000 contained in paragraph 1(f) of the Blocked Account Agreement shall be deemed to be “$37,500,000” for the purpose of determining whether an “Activation Event” has occurred thereunder.
(b)    On or prior to the Effective Date, the Borrowers shall have delivered to the Agent (i) notifications executed by each of the Borrowers to each depository institution identified on Schedule 6.25 in form and substance reasonably satisfactory to the Agent of the Agent’s interest in each related Deposit Account (each, a “DDA Notification”), which DDA Notifications shall be held in escrow by the Agent until the occurrence of an Activation Period, at which time the Agent may, in its discretion, forward such DDA Notifications to the applicable institutions, and (ii) notifications executed on behalf of the Borrowers to each credit card processor identified on Schedule 6.25 in form and substance reasonably satisfactory to the Agent of the Agent’s interest in all related credit card receivable proceeds (each, a “Credit Card Notification”), which Credit Card Notifications the Agent may, in its discretion, forward to the applicable credit card processors at any time. The DDA Notifications and the Credit Card Notifications shall require during the continuance of an Activation Period, the sweep on each Business Day of all available cash receipts and other proceeds from the sale or disposition of any Collateral, including, without limitation, the proceeds of all credit card receivables (all such cash receipts and proceeds, “Cash Receipts”) (and with respect to institutions which maintain a Deposit Account net of a minimum balance not to exceed $10,000) to the Payment Account.
(c)    The Borrowers may close Deposit Accounts and/or open new Deposit Accounts, subject to the execution and delivery to the Agent of appropriate DDA Notifications consistent with the provisions of this Section 7.25. Unless consented to in writing by the Agent, the Borrowers may not enter into any agreements with additional credit card processors unless, contemporaneously therewith, a Credit Card Notification is executed and delivered to the Agent.
(d)    If at any time during the continuance of an Activation Period, any cash or cash equivalents owned by the Borrowers and constituting proceeds of Collateral are deposited to any account, or held or invested in any manner, other than in an Approved Deposit Account, the Agent may require the Borrowers to close such account and have all funds therein transferred to the Payment Account, or such other Approved Deposit Account as the Agent may direct.
(e)    In the event that, notwithstanding the provisions of this Section 7.25, during the continuance of an Activation Period, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections of Collateral, such proceeds and collections shall be held in trust by the Borrowers for the Agent and shall not be commingled with any of the Borrowers’ other funds or deposited in any account of any Borrower other than as instructed by the Agent.
(f)    All payments received by the Agent during an Activation Period at a bank account designated by it, will be the Agent’s sole property for its benefit and the benefit of the Lenders and, provided no Event of Default shall have occurred and be continuing, will be credited to the Loan Account immediately (conditional upon final collection) if received no later than 12:00 noon (New York City time) and otherwise on the next Business Day and shall be applied to outstanding Obligations as follows: first, to pay any fees, indemnities or expense reimbursements then due to the Agent; second, to pay interest and principal due to the Bank in respect of all Non-Ratable Loans; third, to pay all fees, expenses and indemnities due to the Letter of Credit Issuers in respect of Letters of Credit; fourth, to pay any Obligations constituting fees due to the Lenders (other than fees relating to Bank Products); fifth, to pay interest due in respect of all Loans (other than Non-Ratable Loans); and sixth, to pay or prepay principal of all Loans (other than Non-Ratable Loans) and unpaid reimbursement obligations in respect of Letters of Credit; with any excess after all such applications of payment being released to the Borrowers.

ARTICLE 8
CONDITIONS OF LENDING
8.1    Conditions Precedent to Making of Loans on the Effective Date. The obligation of the Lenders to make the initial Revolving Loans, if any, on the Effective Date, and the obligation of the Agent to cause any Letter of Credit Issuer to initially issue any Letter of Credit on the Effective Date (including for purposes hereof, the inclusion of each letter of credit set forth on Schedule 1.3 hereto as a Letter of Credit governed by this Agreement), are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:
(a)    This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Effective Date.
(b)    Immediately after making the Revolving Loans (including such Revolving Loans made to pay fees, costs and expenses then payable under this Agreement), if any, on the Effective Date and after giving effect to any Letters of Credit issued or outstanding on the Effective Date, the Borrowers shall have Availability of at least $50,000,000.
(c)    The Agent and the Lenders shall have received such opinions of counsel for the Borrowers and the other Credit Parties as the Agent shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.
(d)    The Agent shall have received:
(i)    fully completed financing statements to be filed under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and
(ii)    duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Credit Parties other than Liens permitted hereunder.
(e)    The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs of single counsel to the Agent and the Lenders incurred by the Agent in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(f)    The Agent shall have received, in form, scope, and substance, reasonably satisfactory to the Agent, evidence of all insurance coverage as required by this Agreement.
(g)    The Agent shall have received completed appraisals and field examinations, with results reasonably satisfactory to the Agent.
(h)    All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders.
(i)    Without limiting the generality of the items described above, each Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent to ATI prior to the Effective Date.
The acceptance by the Borrowers of any Credit Extension made on the Effective Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Credit Extension have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of each Borrower, dated the Effective Date, to such effect.
Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.
8.2    Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on or after the Effective Date, and the obligation of any Letter of Credit Issuer to issue or permit the renewal (automatic or otherwise) of any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such Credit Extension:
(a)    The following statements shall be true, and the acceptance by any Borrower of any Credit Extension shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of such Borrower, dated the date of such Credit Extension, stating that:

(i)    The representations and warranties of the Credit Parties contained in this Agreement and the other principal Loan Documents are correct in all material respects on and as of the date of such Credit Extension and are deemed made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by any Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and
(ii)    No event has occurred and is continuing, or would result from such Credit Extension, which constitutes a Default or an Event of Default; and
(iii)    No event has occurred and is continuing, or would result from such Credit Extension, which has had or would have a Material Adverse Effect.
(b)    No such Credit Extension shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) or (i) or any Revolving Loan made to reimburse any drawing under a Letter of Credit pursuant to Section 1.3(e).
ARTICLE 9
DEFAULT; REMEDIES
9.1    Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:
(a)    any failure by any Borrower to pay (i) the principal of the Loans when due, (ii) the interest on any of the Obligations (other than Bank Product Obligations) or any fee hereunder when due, whether upon demand or otherwise and such failure under this clause (ii) shall continue for a period of three (3) or more Business Days, or (iii) any other amount owing hereunder when due, whether upon demand or otherwise and such failure under this clause (iii) shall continue for a period of five (5) or more Business Days;
(b)    any representation or warranty made or deemed made to the Agent, the Letter of Credit Issuers or the Lenders by any Borrower in this Agreement or by any Credit Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any of its Subsidiaries at any time to the Agent, the Letter of Credit Issuers or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;
(c)    (i) any default by a Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(j), 7.2, 7.9 through 7.22 or 7.25 (including any corresponding default of the Parent under Section 4(g) of the Parent Guaranty), (ii) any default by a Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(j)), 5.3 or 7.5 (including any corresponding default of the Parent under Section 4(g) of the Parent Guaranty) and such default shall continue for five (5) Business Days or more after written notice thereof from the Agent or any Lender or actual knowledge thereof by a Responsible Officer of any Borrower; or (iii) any default by a Credit Party shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other principal Loan Document, and such default shall continue for thirty (30) days or more after written notice thereof from the Agent or any Lender or actual knowledge thereof by a Responsible Officer of any Borrower;
(d)    any default shall occur with respect to any Debt (other than the Obligations but including Bank Product Obligations) of any Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $5,000,000 (“Material Debt”), or under any agreement or instrument under or pursuant to which any such Material Debt may have been issued, created, assumed, or guaranteed by any Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Material Debt to accelerate, the maturity of any such Material Debt; or any such Material Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
(e)    any Credit Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;
(f)    an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Credit Party or for any other relief under the Bankruptcy Code or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall continue in effect and not be dismissed or stayed for a period of sixty (60) consecutive days after the filing or commencement thereof, or an order of relief shall be entered with respect thereto under the Bankruptcy Code;
(g)    a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Credit Party or for all or any material part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any material part of the property of any Credit Party;

(h)    any Credit Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof except as permitted by Section 7.16(a)(iii);
(i)    any Unrestricted Subsidiary shall be subject to any event described in the foregoing clauses (e), (f), (g) or (h) of this Section 9.1 and such event would reasonably be expected to result in a Material Adverse Effect;
(j)    all or any material part of the property of any Credit Party shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Credit Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;
(k)    any material Loan Document shall be revoked or declared void, invalid or unenforceable or any Credit Party shall reject or deny its obligations under any Loan Document;
(l)    one or more judgments, orders, decrees or arbitration awards is entered against any Credit Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;
(m)    any loss, theft, damage or destruction of any item or items of Collateral or other property of any Credit Party occurs which would reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;
(n)    for any reason other than any failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any material Loan Document ceases to be in full force and effect (other than in accordance with its terms) or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;
(o)    any Termination Event occurs which will or is reasonably likely to subject either ATI or an ERISA Affiliate to a liability which will or is reasonably expected to have a Material Adverse Effect; or
(p)    there occurs a Change in Control.

9.2    Remedies.
(a)    Upon the occurrence and during the continuation of any Event of Default, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (i) reduce advance rates against any amounts used in calculating the Borrowing Base or otherwise reduce one or more other elements of the Borrowing Base, effective only for so long as such Event of Default continues without being waived; (ii) reduce the Total Facility Amount, effective only for so long as such Event of Default continues without being waived; (iii) restrict the amount of or refuse to make Revolving Loans, effective only for so long as such Event of Default continues without being waived; and (iv) restrict or refuse to provide Letters of Credit, effective only for so long as such Event of Default continues without being waived; (v) terminate the Commitments; (vi) declare any or all Obligations (other than Bank Product Obligations) to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h) as to any Credit Party, the Commitments shall automatically and immediately expire and all Obligations (other than Bank Product Obligations) shall automatically become immediately due and payable without notice or demand of any kind; (vii) require the Borrowers to Fully Support all outstanding Letter of Credit Obligations; and/or (viii) pursue its other rights and remedies under the Loan Documents and applicable law. Agent will use commercially reasonable efforts to provide notice to ATI of any remedy or other action described under this Section 9.2(a), but the failure to give such notice shall not impair any right or remedy otherwise available to the Agent or create any right or remedy in favor of any Credit Party or liability of the Agent or any Lender.
(b)    If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the applicable Borrower’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the applicable Borrower shall, upon the Agent’s demand, at such Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable in its sole discretion and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to such Borrower’s address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to such Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. To the extent not prohibited by applicable Requirements of Law or by any material contract of any Credit Party, the Agent is hereby granted a license or other right to use, without charge, such Borrower’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and such Borrower’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to such Borrower and such Borrower shall remain liable for any deficiency.
(c)    If an Event of Default occurs and is continuing, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.
ARTICLE 10
TERM AND TERMINATION
10.1    Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (other than Bank Product Obligations) (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the Letters of Credit then outstanding to be Fully Supported.
ARTICLE 11
AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
11.1    Amendments and Waivers.
(a)    Except as otherwise provided for herein or in such other Loan Documents, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or any other Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and each Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and each Borrower and acknowledged by the Agent, do any of the following:

(i)    increase or extend the Commitment of the Lenders (provided that if any Lender desires to increase its Commitment and such increase would not result in an increase in the aggregate Commitments, only the consent of such Lender shall be required for such increase);
(ii)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;
(iii)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable to the Agent, the Letter of Credit Issuers or the Lenders hereunder or under any other Loan Document;
(iv)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;
(v)    increase any of the percentages set forth in the definition of the Borrowing Base or in the proviso to Section 1.2(i)(i);
(vi)    amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;
(vii)    release any Borrower or any Guarantor or release Collateral other than as otherwise expressly permitted by the Loan Documents;
(viii)    change the definition of “Required Lenders”;
(ix)    increase the Total Facility Amount or Letter of Credit Subfacility; or
(x)    change Section 3.5 in any manner that would alter the ratable sharing of payments among Lenders;
provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.
(b)    If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c)    If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.
11.2    Assignments; Participations.
(a)    Any Lender may assign and delegate to one or more Eligible Assignees (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $1,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers (or ATI on behalf of the Borrowers) and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers (or ATI on behalf of the Borrowers) and the Agent an Assignment and Acceptance in the form of Exhibit F (“Assignment and Acceptance”) together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. Each Borrower agrees to promptly execute and deliver promissory notes and replacement promissory notes as reasonably requested by the Agent or any Lender to evidence assignments of the Loans and Commitments in accordance herewith.
(b)    From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
(e)    Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a)(i), (ii) and (iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. If a Lender sells a participating interest in its Loans, commitments or other interests hereunder as described above, such Lender shall thereafter maintain at its address specified on the signature pages hereto, as agent for the Borrowers, a register (the “Participation Register”) for the recordation of the names and addresses of each Participant and the principal amounts of each such participation. A Participant may not, with respect to such participation, enter into any subparticipation or otherwise subdivide, sell, transfer or assign any of its rights therein without prior written consent of the applicable Lender, which consent shall not be unreasonably withheld or delayed. In the event that the Lender consents to the proposed subparticipation, sale, transfer or assignment of or with respect to any participation (any such subdivision, sale, transfer or assignment, a “Transfer”), the Lender shall thereafter maintain at its address specified on the signature pages hereto a copy of the written consent to such Transfer and shall record the names and addresses of each transferee (a “Transferee”) and the principal amount of each such Transfer in the Participation Register. A Participant shall not be entitled to receive any greater payment under Section 4.1 or 4.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 4.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.1(e) as though it were a Lender.
(f)    Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
ARTICLE 12
THE AGENT
12.1    Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.
12.2    Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.
12.3    Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of any Borrower’s Subsidiaries or Affiliates.
12.4    Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
12.5    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
12.6    Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower and its respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and its respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of the Agent-Related Persons.
12.7    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting directly from such Agent-Related Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the

Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations (other than Bank Product Obligations) hereunder and the resignation or replacement of the Agent.
12.8    Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its respective Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding any Borrower, its respective Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of such Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.
12.9    Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrowers (or to ATI on behalf of the Borrowers), such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders reasonably acceptable to the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10    Collateral Matters.
(a)    The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if such Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.10 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which such Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to such Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $10,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.10.
(b)    Upon receipt by the Agent of any authorization required pursuant to Section 12.10(a) from the Lenders of the Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by such Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(c)    The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.
12.11    Restrictions on Actions by Lenders; Sharing of Payments.
(a)    Each of the Lenders agrees that it shall not, without the express consent of the Agent and the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent and the Required Lenders, set off against the Obligations (other than Bank Product Obligations), any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or any other Loan Document against any Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)    If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations (other than Bank Product Obligations) of any Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
12.12    Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.
12.13    Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made promptly in accordance with the terms of this Agreement by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Effective Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from any Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.
12.14    Settlement.
(a)    (i) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:
(ii)    The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (New York City time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 2:00 p.m. (New York City time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount required hereunder to be so transferred is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement

Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance, but only to the extent such amount is not paid by such Borrower.
(iii)    Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans, but only to the extent such amount is not paid by such Borrower.
(iv)    From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.
(v)    Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(vi)    Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.
(b)    Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.
(c)    Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If any Lender has not transferred, on the date required hereunder, its full Pro Rata Share of any required funding to the Agent in immediately available funds and the Agent has transferred the corresponding amount to a Borrower, such Lender, on the Business Day following such date, shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If a Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.
(d)    Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan any Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to any Borrower shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower of its duties and obligations hereunder.
12.15    Letters of Credit; Intra-Lender Issues.
(a)    Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.
(b)    Participations in Letters of Credit.
(i)    Purchase of Participations. Immediately upon issuance of any Letter of Credit or the making of any L/C Borrowing in accordance with Section 1.3(d) or (e), as applicable, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit (including all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto) or the amount of such L/C Borrowing, as applicable..
(ii)    Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or L/C Borrowing as to which the Agent has previously received for the account of a Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.
(iii)    Documentation. Upon the request of any Lender, the Agent shall, to the extent delivered to the Agent by the applicable Letter of Credit Issuer, furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv)    Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of any Borrower for whose account the Letter of Credit was issued to make payments in respect thereof in accordance with the terms thereof and hereof, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:
(1)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(2)    the existence of any claim, setoff, defense or other right which such Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);
(3)    any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(4)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
(5)    the occurrence of any Default or Event of Default; or
(6)    the failure of such Borrower to satisfy the applicable conditions precedent set forth in Article 8.
(c)    Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of a Borrower received by the Agent with respect to any Letter of Credit or L/C Borrowing and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(d)    Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuers ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of such Letter of Credit Issuer to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse each Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by any Borrower to such Letter of Credit Issuer, to the extent that any Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by such Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations (other than Bank Product Obligations).
12.16    Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, reimbursement obligations under Letters of Credit, Agent Advances, Non-Ratable Loans, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.
12.17    Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)    is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;
(b)    expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;
(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers’ books and records, as well as on representations of the Borrowers’ personnel; and
(d)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
12.18    Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.
12.19    Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a “co-agent” shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE 13
GUARANTEES
13.1    Guaranty. Each Borrower hereby jointly and severally, unconditionally, continually and irrevocably guarantees to the Agent, for its benefit and the benefit of the Lenders and the Letter of Credit Issuers, the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, and in accordance with the terms and conditions of this Agreement, of all of the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against any other Borrower, now or hereafter existing, or due or to become due (all such indebtedness, liabilities and obligations being hereinafter collectively referred to as the “Guaranteed Obligations”) This Section 13.1 continues, reaffirms and amends, as the case may be, the guarantees under the Original Subsidiary Agreements and the Restated Subsidiary Guaranty. Notwithstanding the foregoing, the liability of each Borrower individually with respect to its Guaranteed Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.
13.2    Contribution. The Borrowers hereby agree as among themselves that, if any Borrower shall make an Excess Payment (as defined below), such Borrower shall have a right of contribution from each other Borrower in an amount equal to such other Borrower’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Borrower under this paragraph shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full and all Commitments have been terminated, and none of the Borrowers shall exercise any right or remedy under this paragraph against any other Borrower until the Guaranteed Obligations have been paid in full and all Commitments have been terminated. For purposes of this paragraph, (a) “Excess Payment” shall mean the amount paid by any Borrower pursuant to this Article 13 in excess of its Pro Rata Guaranty Share of any Guaranteed Obligations; (b) “Pro Rata Guaranty Share” shall mean, for any Borrower in respect of any payment of Obligations by such Borrower, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers hereunder) of the Borrowers; provided, however, that, for purpose of calculating the Pro Rata Guaranty Shares of the Borrowers in respect of any payment of Guaranteed Obligations, any Borrower that became a Borrower subsequent to the date of any such payment shall be deemed to have been a Borrower on the date of such payment and the financial information for such Borrower as of the date such Borrower became a Borrower shall be utilized for such Borrower in connection with such payment; and (c) “Contribution Share” shall mean, for any Borrower in respect of any Excess Payment made by any other Borrower, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrowers other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers hereunder) of the Borrowers other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Borrowers in respect of any Excess Payment, any Borrower that became a Borrower subsequent to the date of any such Excess Payment shall be deemed to have been a Borrower on the date of such Excess Payment and the financial information for such Borrower as of the date such Borrower became a Borrower shall be utilized for such Borrower in connection with such Excess Payment.
13.3    Waivers; Other Agreements.    (i) Subject to the terms hereof, the Agent is hereby authorized by the Borrowers (subject to any additional authorization required by the Lenders or the Required Lenders), without notice to or demand upon any Borrower, which notice or demand is expressly waived under this Article 13, and without discharging or otherwise affecting the obligations of any Borrower under this Article 13 (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:
(A)    supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including this Agreement and the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Agent, including, without limitation, any increase or decrease of the rate of interest thereon;
(B)    waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including this Agreement and the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Agent;
(C)    accept partial payments on the Guaranteed Obligations;
(D)    receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations, or for the payment of any other guaranties of the Guaranteed Obligations or other liabilities of any Borrower, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;
(E)    apply any and all such security or collateral and direct the order or manner of sale thereof as the Agent may determine in its sole discretion;
(F)    settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any other guaranty therefor, in any manner;

(G)    add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise enforce its rights under the Loan Documents against any Borrower or any other guarantor, maker or endorser as the Agent may elect in its sole discretion;
(H)    apply any and all payments or recoveries from any Borrower, from any other guarantor, maker or endorser of the Guaranteed Obligations to the Obligations in such order as provided in Section 3.5 hereof, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;
(I)    apply any and all payments or recoveries from any Borrower or any other guarantor, maker or endorser of the Guaranteed Obligations or sums realized from security furnished by any of them upon any of their indebtedness or obligations to the Agent as the Agent in its sole discretion, may determine, whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and
(J)    refund at any time, at the Agent’s sole discretion, any payment received by the Agent in respect of any Guaranteed Obligations, and payment to the Agent of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Agreement shall have been cancelled or surrendered (or any release or termination of any collateral by virtue thereof) by the Agent, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Borrower hereunder in respect of the amount so refunded (and any collateral so released or terminated shall be reinstated with respect to such obligations);
even if any right of reimbursement or subrogation or other right or remedy of any Borrower is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations which impairs any subrogation, reimbursement or other right of such Borrower).
The foregoing provisions are intended to eliminate suretyship defenses and are not intended to affect the operation of Section 11.1.
(ii)    Each Borrower hereby waives, with respect to this Article 13:
(A)    any requirements of diligence or promptness on the part of the Agent;
(B)    presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations;
(C)    notices (I) of nonperformance, (II) of acceptance of this Agreement, (III) of default in respect of the Guaranteed Obligations, (IV) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to any Borrower or otherwise, (V) that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, (VI) of any and all proceedings to collect from any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and (VII) of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of the Guaranteed Obligations or any guaranty therefor;
(D)    any right to require the Agent to (I) proceed first against any other Borrower, or any other person whatsoever, (II) proceed against or exhaust any security given to or held by the Agent in connection with the Guaranteed Obligations, or (III) pursue any other remedy in the Agent’s power whatsoever;
(E)    any defense arising by reason of (I) any disability or other defense of any Borrower, (II) the cessation from any cause whatsoever of the liability of any Borrower, (III) any act or omission of the Agent or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of any Borrower or any security given to or held by the Agent in connection with the Guaranteed Obligations;
(F)    any and all other suretyship defenses under applicable law; and
(G)    the benefit of any statute of limitations affecting the Guaranteed Obligations or such Borrower’s liability under this Article 13 or the enforcement of this Article 13.
In connection with the foregoing, each Borrower covenants that the provisions of this Article 13 shall not be discharged, except by complete performance of the obligations contained herein.

(iii)    Each Borrower hereby assumes responsibility for keeping itself informed of the financial condition of each other Borrower, of any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal and each Borrower hereby agrees that the Agent shall not have any duty to advise any Borrower of information known to the Agent regarding such condition or any such circumstances.
(iv)    Each Borrower hereby agrees that any Debt of any other Borrower now or hereafter owing to such Borrower is hereby subordinated to all of the Guaranteed Obligations, whether heretofore, now or hereafter created (the “Subordinated Debt”), and that without the prior consent of the Agent, the Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations have been paid in full, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated, no Letters of Credit are outstanding and the Credit Agreement has been terminated and is of no further force or effect, except that payments of principal and interest on the Subordinated Debt shall be permitted so long as no Event of Default shall have occurred and be continuing to the extent such payments would not render such Borrower incapable of performing the Guaranteed Obligations. No Borrower will accept any payment of or on account of any Subordinated Debt at any time in contravention of the foregoing. At the request of the Agent, each Borrower shall pay to the Agent all or any part of the Subordinated Debt and any amount so paid to the Agent shall be applied to payment of the Guaranteed Obligations. Each payment on the Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the relevant Borrower as trustee for the Agent and shall be paid over to the Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner such Borrower’s liability under any of the provisions of this Agreement. Each Borrower agrees to file all claims against any other Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Subordinated Debt, and the Agent shall be entitled to all of such Borrower’s right thereunder. If for any reason the relevant Borrower fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, the Agent, as such Borrower’s attorney-in-fact, is hereby authorized to do so in such Borrower’s name or, in the Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Borrower hereby assigns to the Agent all such Borrower’s rights to any payments or distributions to which such Borrower otherwise would be entitled. If the amount so paid is greater than such Borrower’s liability hereunder, the Agent will pay the excess amount to the party entitled thereto. In addition, until all the Guaranteed Obligations have been paid in full in cash, each Borrower hereby appoints the Agent as its attorney-in-fact to exercise all of such Borrower’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of any other Borrower.
13.4    Guarantee Absolute and Unconditional. Each Borrower hereby expressly agrees that this Article 13 is a continuing, unconditional guaranty of payment and not of collection and its obligations under this Article 13 are joint and several, absolute and unconditional and shall not be discharged or otherwise affected as a result of:
(i)    the invalidity or unenforceability of any security for or other guaranty of the Guaranteed Obligations or of any promissory note or other document (including, without limitation, this Agreement) evidencing all or any part of the Guaranteed Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any other guaranty therefor;
(ii)    the absence of any attempt to collect the Guaranteed Obligations from any other Borrower or any other guarantor or other action to enforce the same;
(iii)    failure by the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations or any other guaranty therefor;

(iv)    any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;
(v)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Agent’s claim(s) for repayment of the Guaranteed Obligations;
(vi)    any use of cash collateral under Section 363 of the Bankruptcy Code;
(vii)    any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(viii)    the avoidance of any lien in favor of the Agent for any reason;
(ix)    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding;
(x)    failure by the Agent to file or enforce a claim against any Borrower or its estate in any bankruptcy or insolvency case or proceeding;
(xi)    any action taken by the Agent that is authorized by this Agreement;
(xii)    any election by the Agent under Section 9-501(4) of the Uniform Commercial Code as enacted in any relevant jurisdiction as to any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations; or
(xiii)    any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
13.5    Reinstatement. Each Borrower further agrees that, if any payment made by any Borrower or any other person and applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Agent, any of the Lenders and any Letter of Credit Issuer to any Borrower, its estate, trustee, receiver or any other party, including, without limitation, any guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, each Borrower’s liability under this Article 13 (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Agreement shall have been cancelled or surrendered (and if any lien, security interest or other collateral securing any Borrower’s liability under this Article 13 shall have been released or terminated by virtue of such cancellation or surrender), this Article 13 (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Borrower under this Article 13 in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).
13.6    Payment. (i) Each Borrower agrees that if any other Borrower shall default in payment or performance of any of the Guaranteed Obligations, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of this Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then such Borrower will, upon demand thereof by the Agent, fully pay to the Agent, for the benefit of the Lenders and the Letter of Credit Issuers in an amount equal to all the Guaranteed Obligations then due and owing.
(ii)    Each Borrower further agrees to pay all costs and expenses promptly upon written demand by the Agent, including, without limitation, all court costs and reasonable attorneys’ fees and expenses paid or incurred by the Agent (i) in endeavoring to collect all or any part of the Guaranteed Obligations after the same become due and owing from, or in prosecuting any action against, any Borrower or any other guarantor of all or any part of the Guaranteed Obligations or (ii) in endeavoring to realize upon (whether by judicial, non-judicial or other proceedings) any Collateral or any other collateral securing any Guarantor’s liabilities under this Article 13.
ARTICLE 14
MISCELLANEOUS
14.1    No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by any Borrower of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations (other than Bank Product Obligations) when due and payable hereunder without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.
14.2    Severability. To the fullest extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3    Governing Law; Choice of Forum; Service of Process.
(a)    THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.
(c)    EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

14.4    WAIVER OF JURY TRIAL. EACH BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
14.5    Survival of Representations and Warranties. All of each Borrower’s representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.
14.6    Other Security and Guaranties. The Agent, may, without notice or demand and without affecting any Borrower’s obligations hereunder, from time to time: (a) accept from any Person (other than Parent and its Subsidiaries) and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.
14.7    Fees and Expenses. The Borrowers, jointly and severally, agree to promptly pay to the Agent, for its benefit, on demand, all reasonable costs and expenses (other than any Taxes or Other Taxes, which are governed by Section 4.1) that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) its Attorney Costs; (b) reasonable costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens; (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) subject to Section 7.4, costs of appraisals, field exams, inspections, audits, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and any Borrower’s operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person that is an employee of the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers jointly and severally agree to pay costs and expenses incurred by the Agent (including its Attorneys’ Costs) to the Agent, for its benefit, promptly upon written demand by Agent, and to the other Lenders for their benefit, promptly upon written demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce against the Credit Parties the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender (other than by another Lender) arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower.
14.8    Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:
If to the Agent or to the Bank:
Bank of America, N.A.
100 Federal Street
MA5 100 09-09
Boston, MA 02110

Attention:
Telephone:
Telecopy:

If to the Borrowers
AnnTaylor, Inc.
7 Times Square
New York, New York 10036
Attention: Senior Vice President and General Counsel
Facsimile No.: (212) 536-4412
Telephone No.: (212) 536-4253

With copies to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention:  Andrea G. Podolsky, Esq.
Facsimile No.: (212) 225-3999
Telephone No.: (212) 225-2000

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, or request to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, or request. Each of ANNCO, AT Retail and AT Distribution hereby appoint ATI as its agent for purposes of receiving and delivering all notices, demands and requests pursuant hereto and under the other Loan Documents.
14.9    Waiver of Notices. Each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled, except, in each case, to the extent expressly provided for in the Loan Documents. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar or other circumstances.
14.10    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender or by any Lender other than in accordance with Section 11.2. Each Lender agrees to give prompt notice of any such assignment to the Agent and ATI on behalf of the Borrowers.

14.11    Indemnity of the Agent and the Lenders by the Borrowers.
(a)    Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent, as to any Indemnified Person, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of such Indemnified Person; provided, further, that the indemnity provided in this Section 14.11 shall in no event entitle any Indemnified Person to payment in respect of claims, losses, liabilities or expenses of any kind that are expressly limited by or governed by other provisions of this Agreement in excess of amounts (if any) to which such Indemnified Person is entitled pursuant to such provisions. The agreements in this Section shall survive payment of all other Obligations.
(b)    Each Borrower agrees to indemnify, defend and hold harmless each Indemnified Person from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower’s operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about such Borrower’s property or operations or property leased to such Borrower. The indemnity includes but is not limited to Attorneys Costs. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.
14.12    Limitation of Liability. NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY SUCH PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
14.13    Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter.
14.14    Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
14.15    Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.
14.16    Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers (or ATI on behalf of the Borrowers) and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT AND THE REQUIRED LENDERS.

14.17    Confidentiality.
(a)    Each Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of any Borrower and any other Subsidiary and a general description of any Borrower’s and its respective Subsidiaries’ business.
(b)    Each Lender and the Agent severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or any Lender by or on behalf of any Credit Party under this Agreement or any other Loan Document (including any Report provided by the Agent to any Lender), except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than any Borrower, provided that such source is not bound by a confidentiality agreement with any Borrower or an Affiliate thereof known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirements of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors, each of which will be informed of the confidential nature thereof; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party with the Agent or such Lender, and (9) to its Affiliates.
Notwithstanding anything herein to the contrary, the information subject to this Section 14.17(b) shall not include, and the Borrowers, Agent and each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind, (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment or facts.
14.18    Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.
14.19    No Lender Reliance on Margin Stock. Each Lender acknowledges and represents that it, in good faith, has not relied upon Margin Stock of the Parent or any of its Subsidiaries as collateral in its decision to make any Credit Extensions to the Borrowers.
ARTICLE 15
AMENDMENT AND RESTATEMENT
15.1    Amendment and Restatement. Each Borrower, the Agent, the Letter of Credit Issuers and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement and the terms and conditions of the Original Credit Agreement shall be superseded by this Agreement, except as expressly provided herein.
Notwithstanding the amendment and restatement of the Original Credit Agreement and certain of the related “Loan Documents” as defined in the Original Credit Agreement (the “Prior Loan Documents”) by this Agreement and the other Loan Documents as herein defined, all of the indebtedness, liabilities and obligations owing by any Borrower under the Original Credit Agreement shall continue as Obligations hereunder and shall be and remain secured by the Security Instruments for the benefit of the Agent and the Lenders. This Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers, under the Original Credit Agreement and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents. As of the Effective Date, there are no Loans outstanding. Upon the effectiveness of this Agreement, all Loans owing by the Borrowers and Letters of Credit outstanding under the Original Credit Agreement shall continue as Loans and Letters of Credit hereunder.
15.2    Assignment and Acceptance. Each Borrower, the Agent, the Letter of Credit Issuers and the Lenders hereby acknowledge the assignment by the lenders party to the Original Credit Agreement to the Lenders party hereto of all Loans and Commitments under the Original Credit Agreement in the amounts and allocations as reflected on Schedule 1.1 substantially simultaneously with the effectiveness of this Agreement and such assignment shall be deemed to have been consummated in accordance with Section 12.01 of the Original Credit Agreement and the terms, conditions, representations and warranties set forth in the form of Assignment and Acceptance set forth as Exhibit 12.01 of the Original Credit Agreement shall be deemed to have been made and agreed to as between the lenders party to the Original Credit Agreement and Lender party hereto as if an Assignment and Acceptance had been fully executed and delivered by such parties.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.
BORROWERS:
ANNTAYLOR, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ANNCO, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ANNTAYLOR DISTRIBUTION SERVICES, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ANNTAYLOR RETAIL, INC.
By: /s/ Michael J. Nicholson
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer
ADMINISTRATIVE AGENT AND
COLLATERAL AGENT:

BANK OF AMERICA, N.A., as the Agent
By: /s/ Andrew Cerussi
Name: Andrew Cerussi
Title: Vice President

Signature Page
Third Amended and Restated Credit Agreement

LENDERS:
BANK OF AMERICA, N.A., as a Lender
By: /s/ Andrew Cerussi
Name:    Andrew Cerussi
Title:    Vice President

Address for Notices:

Bank of America, N.A.
100 Federal Street
MA5 100 09-09
Boston, MA 02110
Attention: Andrew Cerussi

Telephone:
Telecopy:
Telephone No.:
Facsimile No.:

Payment Instructions:
Bank of America, N.A.
1850 Gateway Boulevard
Concord, CA 94520
ABA No.:
Account Name:
Account No.
Reference:

Signature Page
Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a
Syndication Agent and as a Lender

By:/s/ Susanna Profis
Name:    Susanna Profis
Title:    Vice President

Address for Notices:
Scott Troy
530 5th Ave./8th Floor NY, NY 10036

Attention:
Telephone:
Telecopy:
Telephone No.:
Facsimile No.:

Payment Instructions:
______________________________
______________________________
ABA No.: _____________________
Account Name:_________________
Account No.: _________________
Reference: AnnTaylor, Inc.

Signature Page
Third Amended and Restated Credit Agreement

RBS CITIZENS, N.A., as a Syndication Agent and as a Lender

By:/s/ Stephen F. Foley
Name:    Stephen F. Foley
Title:    Senior Vice President

Address for Notices:
20 Cabot Road
Medford, MA
Attention: Fred Rodriguez

Telephone:
Telecopy:
Telephone No.:
Facsimile No.:

Payment Instructions:
______________________________
______________________________
ABA No.: _____________________
Account Name:__________________
Account No.: _________________
Reference: AnnTaylor, Inc.

Signature Page
Third Amended and Restated Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Syndication Agent and as a Lender

By:/s/ Jennifer Avrigian
Name:    Jennifer Avrigian
Title:    Director

Address for Notices:
301 South College St. NC0479
Charlotte, NC 28202
Attention: Karen Kneeland

Telephone:
Telecopy:
Telephone No.:
Facsimile No.:

Payment Instructions:
______________________________
______________________________
ABA No.: _____________________
Account Name:__________________
Account No.: _________________
Reference: AnnTaylor, Inc.

Signature Page
Third Amended and Restated Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC, as a Lender

By:/s/ Matthew N. Williams
Name:    Matthew N. Williams
Title:    Vice President

Address for Notices:
One Boston Place, 18th Floor
Boston, MA 02108
Attention: Phil Carmichael

Telephone:
Telecopy:
Telephone No.:
Facsimile No.:

Payment Instructions:
______________________________
______________________________
ABA No.: _____________________
Account Name:__________________
Account No.: _________________
Reference: AnnTaylor, Inc.

Signature Page
Third Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender

By:/s/ Christopher Motley
Name:    Christopher Motley
Title:    Vice President

Address for Notices:
_____________________________
_____________________________

Attention:
Telephone:
Telecopy:
Telephone No.:
Facsimile No.:

Payment Instructions:
______________________________
______________________________
ABA No.: _____________________
Account Name:__________________
Account No.: _________________
Reference: AnnTaylor, Inc.

Signature Page
Third Amended and Restated Credit Agreement

ANNEX A
to
Credit Agreement
1.    Definitions.
Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:
“Accommodation Obligation” as applied to any Person, shall mean any contractual obligation, contingent or otherwise, of that Person with respect to any Debt or other obligation or liability of another, including any such Debt, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition.
“Accounts” means all of any Borrower’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
“Account Debtor” means each Person obligated in any way on or in connection with an Account.
“ACH Transactions” means any cash management or related services that include the automated clearing house transfer of funds by any Lender which is a bank for the account of any Credit Party pursuant to agreement or overdrafts.
“Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.
"Activation Period" has the meaning specified in Section 7.25.
“Adjusted Availability” means at any time (a) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, Aggregate Outstandings.
“Adjusted Net Earnings from Operations” means, with respect to any fiscal period on a consolidated basis, the Parent’s and each Borrower’s net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial

Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person other than a Subsidiary in which any Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions; (d) earnings of any Person to which all or substantially all of the assets of any Borrower shall have been sold, transferred or disposed of, or into which any Borrower shall have been merged, or which has been a party with any Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (e) gain or loss arising from the acquisition of debt or equity securities of the Parent and the Borrowers or from cancellation or forgiveness of Debt; and (f) gain or loss arising from extraordinary items, as determined in accordance with GAAP or from any other non-recurring transaction.
“Affected Payee” has the meaning given to such term in Section 3.9.
“Affiliate” as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise; provided that no financial institution, mutual fund or investment banking firm shall be an Affiliate of any Borrower unless it owns, directly or indirectly, at least 20% of such Securities of such Borrower.
“Agent Advances” has the meaning specified in Section 1.2(i).
“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.
“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.
“Aggregate Outstandings” means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, and (c) all Letter of Credit Outstandings.
“Agreement” means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.
“Applicable Margin” means, initially,

(i)	with respect to Base Rate Loans, .000%;

(ii)	with respect to LIBOR Loans and Standby Letter of Credit Fees, 1.50%;

(iii)	with respect to the Unused Line Fee, .350%; and

(iv)	with respect to the Commercial Letter of Credit Fees, .625%.
Adjustments in Applicable Margins shall be determined by reference to the following grids:

If Average Daily Availability is:	Level of Applicable Margins:
Greater than or equal to $150,000,000	Level I
Greater than or equal to $75,000,000 but less than $150,000,000	Level II
Less than $75,000,000	Level III

Low to High
	Applicable Margins
	Level I	Level II	Level III
Base Rate Loans	.000%	.000%	.000%
LIBOR Loans and Standby Letter of Credit Fee	1.25%	1.50%	1.75%
Unused Line Fee	.325%	.350%	.375%
Commercial Letter of Credit Fee	.500%	.625%	.750%
Beginning with the fiscal quarter commencing August 1, 2008, all adjustments in the Applicable Margins shall be implemented quarterly on a prospective basis on the first day of each fiscal quarter of ATI (each an “Adjustment Date”) based on the Average Daily Availability for the immediately preceding fiscal quarter. ATI shall deliver to the Agent and the Lenders on each Adjustment Date a certificate, signed by a Responsible Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Event of Default is waived or cured.
“Applicable Value” means (a) with respect to Eligible Inventory and Eligible In-Transit Inventory at any time, the lower of (i) average cost of such Eligible Inventory at such time (calculated in accordance with GAAP) or (ii) market value of such Eligible Inventory at such time, and (b) with respect to Eligible L/C Inventory at any time, the aggregate undrawn face amount of Commercial Letters of Credit issued to finance the purchase of such Eligible L/C Inventory.
“Appraisal Date” means each of (a) the date of the appraisal conducted prior to the Effective Date, (b) any date upon which the Agent receives results of an appraisal conducted by an Eligible Appraiser at the Agent’s request in accordance with Section 7.4 and (c) any other date on which results are received by the Agent of an appraisal conducted by an Eligible Appraiser at any Borrower’s request or, if an Event of Default exists, the Agent’s request.
“Appraised Value” means (a) with respect to all personal property other than Inventory, the orderly liquidation value, net of expenses, of such personal property, (b) with respect to Eligible Inventory, Eligible In-Transit Inventory and Eligible L/C Inventory, the Applicable Value of such Eligible Inventory, Eligible In-Transit Inventory and Eligible L/C Inventory multiplied by the Liquidation Percentage and (c) with respect to all Real Estate, the fair market value of such Real Estate, in each case as established on the most recently occurring Appraisal Date by an appraisal conducted by an Eligible Appraiser.
“Approved Deposit Account” means each Deposit Account (a) that is maintained within the United States with a commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus in excess of $500,000,000 and otherwise acceptable to the Agent, (b) as to which a DDA Notification has been executed and delivered to the Agent and (c) as to which the deposits therein are not subject to any Lien, security interest or restriction upon withdrawal, other than the Agent’s Liens and rights of setoff, Liens or adjustment of the applicable depositary bank.
“Assignee” has the meaning specified in Section 11.2(a).
“Assignment and Acceptance” has the meaning specified in Section 11.2(a).
“AT Sourcing” means AnnTaylor Sourcing Far East Limited, a Hong Kong corporation.
“AT Sourcing Obligation” means the accrued obligations of ATI to AT Sourcing for sourcing services rendered in the ordinary course of business to ATI; provided such obligations shall not be evidenced by a promissory note or other negotiable instrument that has not been delivered to the Agent and duly endorsed in blank, and total Debt of AT Sourcing other than Debt for borrowed money owed to a wholly-owned Subsidiary of the Parent shall not exceed $500,000.
“ATI” means AnnTaylor, Inc., a Delaware corporation.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by any Person, the reasonably allocated costs and expenses of internal legal services of any Person.

“Availability” means at any time (a) the lesser of (i) the Total Facility Amount and (ii) the Borrowing Base minus Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (b) in each case, Aggregate Outstandings.
“Average Daily Availability” means average daily Availability for the most recently ended fiscal quarter (or three month period for the Initial Adjustment Date only).
“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.
“Bank Products” means any one or more of the following types of services or facilities extended to the Parent or any Borrower by any Lender, including the Bank and any Affiliate of the Bank in reliance on the Bank’s agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements; provided, however, that for obligations in respect of any of the foregoing to be included as an "Obligation" for purposes of a distribution under Section 3.5, the applicable Lender must have previously provided written notice to Agent of (i) the existence of such Bank Product, (ii) the current dollar amount of obligations arising thereunder (determined, in the case of Hedge Agreements and any other Bank Products that are Debt as defined herein, in accordance with such definition) (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Amount owing from time to time. The Bank Product Amount may be changed from time to time upon written notice to Agent by the applicable Lender. No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists or if a reserve in such amount would cause Outstandings to exceed Availability.
“Bank Product Amount” has the meaning provided in the definition of Bank Products.
“Bank Product Obligations” all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products, except to the extent the Agent shall have received written notice from the applicable Lender or Affiliate of Bank that is providing such Bank Products that such debts, liabilities or obligations under such Bank Products shall be excluded as "Bank Product Obligations" under this Agreement.
“Bank Product Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended.
“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loans” means a Revolving Loan during any period in which it bears interest based on the Base Rate.
“Benefit Plan” shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multi-employer Plan) which the ATI or an ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which ATI or any ERISA Affiliate may incur any liability.
“Blocked Account Agreement” means the Account Control Agreement dated as of November 19, 2003 among ATI, the Agent and the Clearing Bank, or any replacement account control agreement, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral, as from time to time amended, supplemented or replaced.
“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to a Borrower or by Bank in the case of a borrowing funded by Non-Ratable Loans or by the Agent in the case of a borrowing consisting of an Agent Advance, or the making of an L/C Borrowing in connection with any payment made pursuant to a Letter of Credit.
“Borrowing Base” at any time, means an amount equal to:
(a)     the sum of
(i)     ninety percent (90%) of the Net Amount of Eligible Credit Card Accounts plus
(ii)     the lesser of (A) eighty-five percent (85%) of the Applicable Value of Eligible Inventory, Eligible L/C Inventory and Eligible In-Transit Inventory or (B) eighty-five percent (85%) of the Appraised Value of Eligible Inventory, Eligible L/C Inventory and Eligible In-Transit Inventory; plus
(iii)    the lesser of (A) $15,000,000 or (B) fifty percent (50%) of the Appraised Value of all Eligible Real Estate; minus
(b)    Reserves from time to time established by the Agent in its Commercial Judgment.
Notwithstanding the foregoing, for purposes of this definition, no Accounts or Inventory or Fixed Assets being acquired in an Acquisition or otherwise created, purchased, completed or owned by a business unit acquired pursuant to an Acquisition will be included in the Borrowing Base unless (i) the Agent, in its reasonable commercial discretion exercised in good faith, confirms that such Accounts or Inventory or Fixed Assets conform to standards of eligibility established from time to time by the Agent in accordance with this Agreement, and (ii) to the extent deemed necessary by the Agent, an audit of such Accounts and an appraisal of such Inventory and Fixed Assets is conducted (which appraisal shall be conducted in accordance with the provisions hereof).
“Borrowing Base Certificate” means a certificate by a Responsible Officer of ATI, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof and each other item specified in Section 5.2(j), all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by ATI and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein that are reflected in an appraisal or audit of such Collateral, and (2) to the extent that such calculation is not in accordance with this Agreement.
“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.
“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
“Capital Expenditures” means all expenditures of any Credit Party due (whether or not paid during any fiscal period) during any period in respect of the cost of any fixed asset which in accordance with GAAP would be reflected as a fixed asset on the balance sheet of such Credit Party.
“Capital Lease” means any lease of property by any Credit Party which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Credit Party.
“Cash Equivalents” shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States of America or having a rating of at least A-1 or P-1 from either S&P or Moody’s, in each case maturing within 360 days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 180 days (or, if no Loans are outstanding at the time of acquisition thereof and after giving effect thereto, 360 days) after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Requisite Lenders) and not listed in Credit Watch published by S&P; (c) commercial paper, other than commercial paper issued by any Borrower or any Subsidiary of any Borrower or any of their Affiliates, maturing no more than 180 days (or, if no Loans are outstanding at the time of acquisition thereof and after giving effect thereto, 270 days) after the date of creation thereof and, at the time of acquisition thereof, having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the highest rating from other nationally recognized rating services acceptable to the Required Lenders); (d) domestic and Eurodollar certificates of deposit or time deposits or bankers’ acceptances maturing within 180 days (or, if no Loans are outstanding at the time of acquisition thereof and after giving effect thereto, 360 days) after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (e) repurchase agreements with parties reasonably acceptable to the Agent with a term of not more than 30 days for securities described in clauses (a) through (d) of this definition; (f) shares of money market mutual or similar funds which invest substantially all their assets in assets satisfying the requirements of clauses (a) through (d) of this definition; and (g) auction rate preferred instruments maturing no later than 35 days from the date of purchase.
“Change in Control” shall be deemed to have occurred at such time as either of the following events shall occur:
(a)    There shall be consummated any consolidation or merger of the Parent or any Borrower pursuant to which the Common Stock would be converted into cash, or other property, in each case, other than a consolidation or merger of the Parent or any Borrower in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of common stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after such consolidation or merger; or
(b)    There is a report filed by any person, including its Affiliates and Associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act), on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of this definition only, the term “person” shall include a “person” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power in the aggregate of all classes of capital stock then outstanding of the Parent or any Borrower normally entitled to vote in elections of directors; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act; or
(c)    The Parent shall cease to be the owner of 100% of the capital stock of ATI.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if at any time the Parent, any Subsidiary of the Parent, any employee stock ownership plan or any other employee benefit plan of either the Parent or any Subsidiary of the Parent, or any person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of 50% or more of the total voting power in the aggregate of all classes of Common Stock then outstanding of the Parent normally entitled to vote in elections of directors.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Claim” shall mean any claim or demand, by any Person, of whatsoever kind or nature for any actual or alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, license, permit, ordinance or regulation, common law or otherwise.
“Clearing Bank” means Wachovia, National Association, or any other banking institution with whom the Payment Account has been established pursuant to the Blocked Account Agreement.
“Closing Fee” has the meaning specified in Section 2.4.
“Code” means the Internal Revenue Code of 1986 as from time to time amended, or any successor statute.
“Collateral” means all of each Credit Party’s real and personal property (other than leasehold interests and other property excluded from the Collateral pursuant to Section 2(a) of the Security Agreement, shares of Parent's capital stock or any Margin Stock, unless the Parent or the Borrowers in aggregate own at any time Margin Stock (other than shares of Parent's capital stock) with an aggregate value over $1,000,000, in which case such Margin Stock (other than shares of Parent's capital stock) shall be included as Collateral or disposed of for Cash Equivalents to be included as Collateral) and all other assets of any Credit Party from time to time subject to Agent’s Liens securing payment or performance of the Obligations pursuant to the Security Instruments.

“Commercial Judgment” means the reasonable commercial discretion exercised in good faith based on an event, condition or circumstance either (i) arising after the Effective Date or (ii) existing on the date hereof to the extent the Agent has not been notified thereof in writing by any Credit Party prior to the Effective Date.
“Commercial Letter of Credit shall mean any Letter of Credit which is drawable upon presentation of documents, drafts at sight and time drafts evidencing the sale or shipment of goods purchased by the Credit Parties in the ordinary course of its business.
“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.
“Common Stock” shall mean the common stock of the Parent, the par value of which is set forth in the Parent’s certificate of incorporation, as amended, restated or otherwise modified from time to time.
“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste.
“Contractual Obligation”, as applied to any Person, shall mean any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including any restrictive covenant affecting such Person or any of its properties).
“Contribution Share” has the meaning specified in Section 13.2.
“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Loan.
“Credit Card Account” means an Account arising in the ordinary course of business in respect of a credit card receivable due to a Borrower from the Proprietary Credit Card Issuer or any major processor or issuer of MasterCard, Visa, American Express or Discover credit cards or any other nationally or internationally recognized credit card provider.

“Credit Card Notification” has the meaning specified in Section 7.25.
“Credit Extension” means the making of Loans to and the issuance of Letters of Credit for the account of a Borrower hereunder.
“Credit Party” means the Borrowers and the Parent.
“DDA Notification” has the meaning specified in Section 7.25.
“Debt” means, without duplication, with respect to any Credit Party all indebtedness of such Credit Party for borrowed money and all payment obligations of such Credit Party for the deferred purchase price of property, in each case excluding Trade Payables, but including (a) the Obligations; (b) all payment obligations in each case of any Person of the type described in this definition secured by any Lien on such Credit Party’s property, even though such Credit Party shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Credit Party prepared in accordance with GAAP; (c) all payment obligations created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Credit Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Credit Party prepared in accordance with GAAP; (d) all payment obligations of such Credit Party under Guaranties of obligations of the type described in this definition; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; (f) all reimbursement obligations of such Credit Party under letters of credit or bankers acceptances issued for the account of such Credit Party; and (g) all payment obligations of such Credit Party in respect of Hedge Agreements and Foreign Currency Exchange Contracts; provided, however, that for purposes of determining Debt, the “principal amount” of the obligations of a Credit Party in respect of any Hedge Agreement or Foreign Currency Exchange Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Credit Party would be required to pay if such contract were terminated at such time.
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.
“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, application of the Default Rate pursuant to Section 2.1(c) shall result in an increase in the Letter of Credit Fee by two percent (2%) per annum for so long as the Default Rate is in effect.

“Defaulting Lender” has the meaning specified in Section 12.15(c).
“Deposit Account” means all “deposit accounts” and “securities accounts” as such terms are defined in the UCC, now or hereafter owned by a Credit Party.
“Designated Account” has the meaning specified in Section 1.2(c).
“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Credit Party.
“DOL” means the United States Department of Labor or any successor department or agency.
“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.
“EBITDA” means, with respect to any fiscal period on a consolidated basis for the Parent and the Borrowers, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, Federal, state, local and foreign income taxes, depreciation and amortization.
“Effective Date” means the date of this Agreement.
“Eligible Appraiser” means any independent appraiser reasonably acceptable to the Agent and, so long as no Event of Default is continuing, the Borrowers.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender that is a commercial financial institution having total assets in excess of $1,000,000,000; and (c) any other commercial financial institution having total assets in excess of $1,000,000,000 approved by the Agent (such approval not to be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, consented to by ATI.
“Eligible Credit Card Accounts” means, as of any date of determination, Credit Card Accounts, other than Accounts as of such date:
(a)    that have been outstanding for more than five (5) Business Days from the date of sale;
(b)    with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Liens (other than Liens granted to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to the Security Instruments);

(c)     that are not subject to a first priority security interest in favor of the Agent, for the benefit of itself and the Lenders;
(d)    which arose on account of any private label credit card issued by any Person other than the Proprietary Credit Card Issuer;
(e)    which are disputed by the processor or issuer of the applicable credit card, are with recourse against a Borrower, or with respect to which a claim, counterclaim, offset or chargeback has been asserted against a Borrower (to the extent of such dispute, claim, counterclaim, offset or chargeback and to the extent not captured under the definition of Net Amount of Eligible Credit Card Accounts); or
(f)    with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect, untrue or have been breached.
Each Borrower shall notify the Agent if it becomes aware that any Credit Card Accounts in an amount in excess of $500,000 which are then currently included in Eligible Credit Card Accounts has ceased to constitute Eligible Credit Card Accounts for any reason; provided, however, the Borrowers shall have no affirmative duty to monitor, audit or otherwise investigate the status of any Accounts other than (i) as required under the terms of the Loan Documents and (ii) as historically conducted in the ordinary course of business.
“Eligible Inventory” means, as of any date of determination, Inventory, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:
(a)    that is not owned by a Borrower;
(b)    that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (b) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);
(c)    that does not consist of finished goods or raw materials;
(d)    that consists of goods to be returned to vendors, work-in-process, samples, prototypes, supplies, or packing and shipping materials;
(e)    that is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f)    as to which any of the representations, warranties, covenants or agreements contained in the Security Agreement are incorrect, untrue or have been breached;
(g)    that is obsolete, slow moving beyond the ordinary course of first quality merchantable Inventory or stale;
(h)    that is not of a type held for sale in the ordinary course of the Borrower’s business;
(i)    that is located outside the United States of America or Puerto Rico (or that is in-transit from vendors or suppliers);
(j)    that is located in a public warehouse or in possession of a bailee or in a facility (other than a retail store location) leased by such Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement or lien waiver in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;
(k)    that contains or bears any Intellectual Property licensed to such Borrower by any Person, if the Agent is not reasonably satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Intellectual Property or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance reasonably acceptable to the Agent if requested;
(l)    that is not reflected in the details of a current inventory report; or
(m)    that is Inventory placed on consignment.
If the Agent determines in its Commercial Judgment that any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. Each Borrower shall notify the Agent if it becomes aware that any Inventory with an appraised or market value (whichever is higher) in excess of $2,500,000 which is then currently included in Eligible Inventory has ceased to constitute Eligible Inventory for any reason; provided, however, the Borrowers shall have no affirmative duty to monitor, audit or otherwise investigate the status of any Inventory other than (i) as required under the terms of the Loan Documents and (ii) as historically conducted in the ordinary course of business.
“Eligible In-Transit Inventory” means, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory owned by a Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of such Borrower within the United States, and that Agent, in its Commercial Judgment, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is subject to a negotiable Document showing a Borrower or the Agent as consignee, which Document is in the possession of Agent or a Borrower or such other Person as Agent shall approve; (b) has been identified to the applicable sales contract and title has passed to the Borrower; (c) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower is in default of any obligations; (d) is subject to purchase orders and other sale documentation satisfactory to Agent; (e) is shipped by a common carrier no more than forty (40) days prior to the date of determination thereof; and (f) is being handled by a customs broker, freight-forwarder or other handler that has delivered a customs broker agreement or other lien waiver acceptable to the Agent.

“Eligible L/C Inventory” means, as of the date of determination thereof, Inventory (a) constituting work in progress not yet delivered to the Borrowers and for which no documents of title have been issued, (b) the purchase of which is supported by a Commercial Letter of Credit having an expiry within sixty (60) days of the date of issuance and providing that it may be drawn only after such Inventory is completed and after documents of title have been issued for such Inventory either (i) reflecting a Borrower or the Agent as consignee of such Inventory or (ii) as to which the Agent has control (such as by possession of such documents of title or by the delivery of a customs broker agency agreement or similar document satisfactory to the Agent), and (d) which otherwise would constitute Eligible Inventory.

“Eligible Real Estate” means all Real Estate that the Agent determines in its reasonable judgment to be Eligible Real Estate. Without limiting the ability of the Agent to establish other criteria of ineligibility, Eligible Real Estate shall not, unless the Agent in its sole discretion elects, include any Real Estate:
(a)    that is not owned by a Borrower;
(b)    that is not subject to a Mortgage;
(c)    as to which all of the representations, warranties and covenants contained in the Mortgage are not true, correct and satisfied, as applicable.
“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.
“Environmental Compliance Reserve” means any reserve which the Agent establishes in its reasonable discretion after prior written notice to ATI from time to time for amounts that are reasonably likely to be expended by any Borrower or its respective Subsidiaries in order for the Borrowers, the other Credit Parties, and each of its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.
“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.
“Equipment” means all of the Borrowers’ now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Borrower and all of each Borrowers’ rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.
“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing by the PBGC of a notice of intent to terminate, the treatment by the PBGC of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
“Event of Default” has the meaning specified in Section 9.1.

“Excess Payment” has the meaning specified in Section 13.2.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.
“Excluded Taxes” means, with respect to the Agent, any Lender, any Letter of Credit Issuer or any other recipient of any payment (any of the foregoing, a “recipient”) to be made by or on account of any Obligation, (a) any income or franchise Taxes imposed on (or measured by) its gross or net income by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which its applicable Lending Office is located, (b) any branch profits Taxes, (c) any Taxes imposed as a result of a Lender or Letter of Credit Issuer’s failure or inability (other than as a result of a Change in Law that occurs after such recipient becomes a Lender or Letter of Credit Issuer under this Agreement) to comply with Section 4.1(e), and (d) in the case of a recipient (other than a replacement Lender pursuant to a request by a Borrower under Section 4.8), any withholding Taxes that are imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new Lending Office), or becomes a Letter of Credit Issuer or Participant under this Agreement, except to the extent that in the case of a Foreign Lender that designates a new Lending Office or is an Assignee, such Foreign Lender or its assignor, respectively, was entitled, before giving effect to such designation or assignment, to receive additional amounts from the applicable Borrower with respect to such Taxes pursuant to Section 4.1(a).
“Existing Letters of Credit” means the outstanding letters of credit issued under the Original Credit Agreement all of which are set forth on Schedule 1.3.
“Facility” has the meaning specified in Section 1.1.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“Fee Letter” has the meaning given to such term in Section 2.4.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.
“Fiscal Year” means the Borrowers’ fiscal year for financial accounting purposes. The current Fiscal Year of each Borrower will end on February ___, 2009.
“Fixed Assets” means real property and equipment, machinery, furniture and fixtures which are properly categorized as “fixed assets” in accordance with GAAP.
“Fixed Charge Coverage Ratio” means, with respect to any Twelve-Month Period, the ratio of (a) EBITDA minus Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans) paid in cash during such period by the Parent and the Borrowers to (b) Fixed Charges.
“Fixed Charges” means, with respect to any Twelve-Month Period of the Parent and the Borrowers on a consolidated basis, without duplication, Interest Expense, all scheduled principal payments of Debt, and Federal, state, local and foreign income taxes, excluding deferred taxes, paid or accrued during such period.
“Foreign Currency Exchange Contracts” shall mean any foreign currency exchange agreement or other currency exchange rate arrangement providing currency exchange rate protection, entered into by any Borrower, the Parent or any of their respective Restricted Subsidiaries.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
“Foreign Letter of Credit Issuer” means any Letter of Credit Issuer that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
“Foreign Subsidiary” means (a) any Subsidiary that is not organized under a political subdivision of the United States of America or (b) which is organized under the laws of the United States of America, any state thereof or the District of Columbia, but for which no more than a de minimis amount of such Subsidiary’s assets consist of assets other than capital stock or in indebtedness of one or more Foreign Subsidiaries (within the meaning of clause (a) of this definition).
“Fronting Fee” has the meaning given to such term in Section 2.6.
“Fully Supported” means, with respect to any outstanding Letter of Credit, the Borrowers shall have deposited with the Agent, for the ratable benefit of the applicable Letter of Credit Issuer and the Lenders, at the Agent’s election, either (a) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any outstanding L/C Borrowing made or other unreimbursed amount owing with respect to such Letter of Credit plus any fees and expenses associated with such Letter of Credit (the “Letter of Credit Exposure”), under which Supporting Letter of Credit the Agent shall be entitled to draw amounts necessary to reimburse such Letter of Credit Issuer and the Lenders for payments to be made by the applicable Letter of Credit Issuer and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (b) cash in an amount sufficient to cover the Letter of Credit Exposure to be held as cash collateral for such Letter of Credit Exposure.
“Funding Date” means the date on which a Borrowing occurs.
“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which, solely in the case of computation of the Fixed Charge Coverage Ratio, are applicable to the circumstances as of the Effective Date.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guarantor” means the Parent and each Borrower pursuant to the terms of Article 13 hereof.
“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.
“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Illiquidity Period” means the period beginning on the date that Liquidity shall be less than $37,500,000 and ending on the first date thereafter that Liquidity shall be in excess of $50,000,000 for a period of fifteen (15) consecutive days.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Initial Adjustment Date” has the meaning given to such term in the definition of Applicable Margin.
“Intellectual Property” has the meaning set forth in Section 6.22.
“Interest Expense” means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Parent and the Borrowers during such period on all Debt of the Parent and the Borrowers during such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases), net of all interest income they receive during such period.
“Interest Period” means, as to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:
(a)    if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(b)    any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Stated Termination Date.
“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.
“Inventory” means all of the Borrowers’ now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrowers’ business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment” shall mean, as applied to any Person, (a) any direct or indirect purchase or other acquisition by that Person of all or substantially all of the assets of any other Person or a line of business of any other Person, or of Securities, or of a beneficial interest in Securities, of any other Person, and (b) any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to such Person, to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Accommodation Obligations provided by such Person to or for the benefit of such other Person and all Debt and accounts owed to such Person by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.
“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.
“Issuing Bank Agreement” means, as to each Letter of Credit Issuer, any agreement entered into by such Letter of Credit Issuer and a Borrower relating to Letters of Credit.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its pro rata participation in any L/C Borrowing.
“L/C Borrowing” means the extension of credit made pursuant to Section 1.3(e) if conditions precedent under Section 8.2 would not be satisfied resulting from a payment under a Letter of Credit that has not been either reimbursed by the Borrowers in accordance with Section 1.3(e) or refinanced as a Borrowing.
“Latest Projections” means: (a) on the Effective Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Borrowers’ consolidated financial condition, results of operations, and cash flows, for the period commencing on __________, 20___ and ending on ______________, 20___, and delivered to the Agent prior to the Effective Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).
“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.
"Lending Office" means the office through which a Lender or Letter of Credit Issuer is acting at any particular time for the purpose of this Agreement.

“Letter of Credit” shall mean any Commercial Letter of Credit or any Standby Letter of Credit issued by any Letter of Credit Issuer for the account of any Borrower pursuant to Section 1.3 and includes each Existing Letter of Credit.
“Letter of Credit Fee” has the meaning specified in Section 2.6.
“Letter of Credit Issuer” means the Bank, Wachovia Bank, National Association, JP Morgan Chase Bank, any of their Affiliates or any other Lender selected by the Borrowers and approved by the Agent (such approval not to be unreasonably withheld) that agrees to become a Letter of Credit Issuer.
“Letter of Credit Outstandings” means, at any time, the aggregate undrawn face amount of all outstanding Letters of Credit at such time, plus the aggregate unpaid reimbursement obligations with respect to Letters of Credit at such time.
“Letter of Credit Subfacility” means an amount equal to the Total Facility Amount.
“Liabilities and Costs” means all liabilities, claims, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, charges, costs and expenses (including attorney’s, expert’s and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.
“LIBOR Interest Payment Date” means, with respect to a LIBOR Loan, (a) the Termination Date, (b) if the Interest Period with respect to such LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period, and (c) the last day of each Interest Period applicable to such LIBOR Loan.
“LIBOR Loans” means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.
“LIBOR Rate” means for any Interest Period with respect to any LIBOR Loan, a rate per annum determined by the Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage
Where,
"Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
“Lien” means: (a) any security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting real property; and (c) any contingent or other agreement to provide any of the foregoing.
“Liquidation Percentage” means, with respect to Inventory of a Borrower at any time, the ratio (expressed as a percentage) computed by dividing (a) (i) if such percentage is being determined on the Effective Date or on any date prior to the first delivery of an appraisal requested in accordance with Section 7.4, the net orderly liquidation value of the Inventory of such Borrower, as set forth in the appraisal delivered to the Agents prior to the Effective Date and (ii) if such percentage is being determined on or after the date of the first delivery of an appraisal requested in accordance with Section 7.4, the net orderly liquidation value of the Inventory of the Borrower, as set forth in the appraisal most recently delivered pursuant to Section 7.4 by (b) the value of the Inventory of such Borrower, valued at cost as set forth in the corresponding appraisal.
“Liquidity” means, on any date of determination thereof, (a) the difference of (but not less than zero) (i) the sum of (A) all cash of the Credit Parties held in an Approved Deposit Accounts on such date, plus (B) all Cash Equivalents owned by the Credit Parties and reflected on the most recent consolidated balance sheet of the Parent prepared prior such date, minus (ii) $37,500,000 plus (b) Availability or, if as of such date of determination of Liquidity there shall have been no Revolving Loans outstanding during the immediately preceding ninety (90) days (or if any Revolving Loans were outstanding during such period they shall not have been outstanding for a continuous period of ten or more Business Days), Adjusted Availability in either case on such date.

“Loan Account” means the loan account reflecting outstanding Loans, Letters of Credit, repayments, and similar information for the Borrowers as maintained by the Agent in accordance with the provisions hereof.
“Loan Documents” means this Agreement, the Security Instruments, the Parent Guaranty, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing or guaranteeing the payment obligations of the Credit Parties under this Agreement, the Security Agreement or the Parent Guarantee (excluding Bank Product Obligations) or the Liens on the Collateral.
“Loans” means, collectively, all loans and advances provided for in Article 1.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole or any material portion of the Collateral; (b) a material impairment of the ability of any Borrower or any other Credit Party to perform under any material Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any material Loan Document to which it is a party.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgages” means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Credit Party to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of the Credit Parties’ interest under leases of Real Estate, and all amendments, modifications and supplements thereto
“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.
“Net Amount of Eligible Credit Card Accounts” means, at any time of determination hereunder, the amount owing under Eligible Credit Card Accounts less, without duplication, returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at such time of determination issued, owing, granted, outstanding, available or claimed.
“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Notice of Borrowing” has the meaning specified in Section 1.2(b).
“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).
“Obligations” means all present and future loans, advances, liabilities, payment obligations and debts owing by any Credit Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to any Credit Party hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and payment obligations of any Credit Party now or hereafter arising from or in connection with the Letters of Credit and L/C Borrowings and (b) all Bank Product Obligations.
“Operating Lease” shall mean, as applied to any Person, any lease of any property by that Person as lessee which is not a Capital Lease.
“Original Credit Agreement” means that certain $175,000,000 Second Amended and Restated Credit Agreement dated November 14, 2003 by and between ATI, AT Retail, ANNCO, AT Distribution, Bank of America, N.A., as administrative agent, the lenders party thereto, the arranger party thereto, the syndication agents party thereto, the documentation agents party thereto and the co-agents party thereto, as amended.
“Original Subsidiary Agreements” means the collective reference to (i) that certain Subsidiary Guaranty and Collateral Agreement dated June 30, 1998, between AT Distribution and the Agent, as amended and (ii) that certain Assignment and Assumption Agreement dated as of February 29, 2000, between AT Retail, ANNCO and the Agent.
“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in each case, any such Taxes imposed as a result of an assignment, or designation of a new Lending Office under this Agreement or any other Loan Document, unless such assignment or designation is consented in writing by a Borrower or is requested by a Borrower under Section 4.8.
“Parent” shall mean AnnTaylor Stores Corporation, a Delaware corporation.
“Parent Guaranty” shall mean the Third Amended and Restated Guaranty dated as of the Effective Date substantially in the form of, and on the terms set forth in, Exhibit H, as the same may be amended, modified or otherwise supplemented from time to time.
"Parent Share Repurchase" means each purchase of Common Stock by the Parent funded in accordance with the terms of Section 7.13.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
“Participation Register” has the meaning specified in Section 11.2(e).
“Payment Account” means the bank account established pursuant to the Security Agreement, to which amounts held in the Approved Deposit Accounts of the Parent and the Borrowers are swept and deposited or credited, and which is maintained in the name of the Agent or any Borrower, as the Agent may determine, on terms acceptable to the Agent.
“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.
“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower (or an ERISA Affiliate) sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.
“Permitted Existing Debt” shall mean the Debt existing on the date hereof and set forth in Schedule 6.9.
“Permitted Existing Liens” shall mean the Liens on any property, other than any Environmental Liens, reflected on Schedule 7.10(b).
“Permitted Liens” means:
(a)    Liens (other than Environmental Liens and any Lien imposed under ERISA) for claims, taxes, assessments or charges of any Governmental Authority which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and as to which a stay of enforcement is in effect;

(b)    statutory Liens of landlords, bankers, carriers, warehousemen, mechanics, materialmen and other similar Liens (other than any Lien imposed under ERISA or any Environmental Lien) imposed by law, arising in the ordinary course of business securing obligations, and, in each case, for amounts which (A) are not yet due, (B) are not more than 30 days past due as long as no notice of default has been given or other action taken to enforce such Liens, or (C)(1) are not more than 30 days past due and a notice of default has been given or other action taken to enforce such Liens, or (2) are more than 30 days past due, and, in the case of clause (1) or (2), are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and as to which a stay of enforcement is in effect;

(c)    Liens (other than any Lien imposed under ERISA or any Environmental Lien) incurred or deposits made in the ordinary course of business (including surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of employment benefits or to secure the performance of tenders, bids, leases, contracts (other than in respect of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

(d)    easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, rights of landlords, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of Real Estate, which do not materially detract from the value of such Real Estate or materially interfere with its use in the ordinary conduct of the business of any Borrower;

(e)    Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such judgments are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

(f)    Liens on goods in favor of customs and revenue authorities arising as a matter of law in the ordinary course of business to secure payment of customs duties in connection with the importation of such goods.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower (or an ERISA Affiliate) sponsors or maintains or to which any Borrower (or an ERISA Affiliate) makes, is making, or is obligated to make contributions and includes any Pension Plan.
“Proprietary Credit Card Issuer” means Alliance Data Systems Corporation or any successor or replacement issuer or manager of a credit card program acceptable to the Agent.

“Pro Rata Guaranty Share” has the meaning specified in Section 13.2.
“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than Bank Product Obligations) owed to such Lender and the denominator of which is the aggregate amount of the Obligations (other than Bank Product Obligations) owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.
“Rate Suspension Notice” has the meaning specified in Section 4.5.
“Real Estate” means all of any Credit Party’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Credit Party’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.
“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.
“Report” has the meaning given to such term in Section 12.18(a).
“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Lenders” means at any time two (2) or more Lenders whose Pro Rata Shares aggregate more than 50% of the aggregate of all Lenders’ Pro Rata Shares.
“Requirement of Law” means, any international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Credit Card Accounts or Eligible Inventory established by the Agent from time to time in its Commercial Judgment. Without limiting the generality of the foregoing, Reserves may include: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations (other than Bank Product Obligations) arising under this Agreement or the other Loan Documents, (c) inventory shrinkage, (d) warehousemen’s, bailees’ and landlords’ charges and statutory liens, and (e) reserves for gift cards and merchandise credits. No reserve pursuant to this definition shall be duplicative of any other reserve or of any amount already deducted in the calculation of the Borrowing Base. The Agent shall give the Borrower prompt notice of any change in the composition or calculation of any Reserves, provided that the failure to give such notice shall not affect the applicability of such change.
“Responsible Officer” means the chief executive officer, the chief operating officer, the president, the chief financial officer, the controller, the assistant secretary, the general counsel (other than with respect to financial reporting matters), any senior vice president or any assistant treasurer of the applicable Borrower, or any other officer having substantially the same authority and responsibility.
“Restated Subsidiary Guaranty” means that certain Amended and Restated Subsidiary Guaranty and Collateral Agreement dated April 30, 2001, as amended, pursuant to which the Original Subsidiary Agreements were amended and restated.
“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect (including by means of any Accommodation Obligation), on account of any shares of any class of capital stock of the Parent or any Borrower or any of its respective Subsidiaries now or hereafter outstanding, including the Common Stock, except a distribution of stock as part of a stock split and except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Parent or any Borrower or any of its respective Subsidiaries now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of capital stock of the Parent or any Borrower or any of its respective Subsidiaries now or hereafter outstanding (other than purchases of warrants, options and other rights to acquire such shares in connection with the termination, retirement or other departure of employees of the Parent or its Subsidiaries), or (d) any consideration paid to any Person for the purpose of any of the foregoing.
“Restricted Payment Certification” has the meaning given to such term in Section 5.2(e).
“Restricted Subsidiary” means any Subsidiary of any Borrower that is not an Unrestricted Subsidiary.
“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance, L/C Borrowing and Non-Ratable Loan.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission, or any other Governmental Authority succeeding to any of its principal functions.
“Securities” shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities”, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.
“Securities Act” shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Security Agreement” means the Third Amended and Restated Pledge and Security Agreement dated as of the date hereof by the Borrowers and the Parent to the Agent in Form of Exhibit G hereto, and each other security agreement delivered pursuant to the terms of the Loan Documents, each as hereafter modified, amended or supplemented from time to time.
“Security Instruments” means, collectively, the Security Agreement, the Blocked Account Agreement, each DDA Notification, each Credit Card Notification, each Mortgage and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Credit Party or other Person shall grant or convey to the Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any other Loan Document, as any of them may be amended, modified or supplemented from time to time.
“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(ii).
“Solvent” means, when used with respect to any Person, that at the time of determination:
(a)    the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and
(b)    the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and
(c)    it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and
(d)    it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Standby Letter of Credit” shall mean any Letter of Credit which is not a Commercial Letter of Credit.
“Stated Termination Date” means April 23, 2013.
“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of a Borrower.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.
“Termination Event” shall mean (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of ATI or any ERISA Affiliate from a Benefit Plan during a plan year in which ATI or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of ATI and its ERISA Affiliates; (iii) the imposition of an obligation on ATI or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the termination of, or the institution under ERISA of proceedings to terminate, a Benefit Plan (including the giving of written notice thereof); (v) any event or condition which constitutes grounds under Section 4042 of ERISA (excluding Section 4042(a)(4)) for the termination of, or the appointment of a trustee to administer, any Benefit Plan (including the giving of written notice thereof); (vi) the partial or complete withdrawal of ATI or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (vii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; (viii) ATI or any ERISA Affiliate has incurred or is likely to incur a liability in connection with any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (ix) the failure to make a required contribution to a Benefit Plan if such failure is sufficient to give rise to a lien under Section 302 (f) of ERISA; or (x) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon ATI or any ERISA Affiliate.

“Total Facility Amount” has the meaning specified in Section 1.1.
"Trade Payables" means all trade payables of the Credit Parties and their Subsidiaries arising in the ordinary course of business, including any private label or corporate letter of credit issued by or any guaranty of any Credit Party to support the payment of such trade payables.
“Transfer” has the meaning specified in Section 11.2(e).
“Transferee” has the meaning specified in Section 11.2(e).
“Twelve-Month Period” a period of twelve full consecutive fiscal months of the Borrowers and their Subsidiaries, taken together as one accounting period.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.
“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unrestricted Subsidiary” shall mean any Foreign Subsidiary (other than a Foreign Subsidiary which is a Borrower) and any other Subsidiary of any Borrower which has been designated as such by resolution duly adopted by the board of directors of such Borrower, which at the time of such designation does not own or hold any Securities of the Parent or any Borrower, provided (a) no Subsidiary of a Borrower shall be (or if already an Unrestricted Subsidiary shall immediately cease to be) an Unrestricted Subsidiary if, at any time, the Parent or any Borrower shall create, incur, issue, assume, guarantee or in any other manner whatsoever be or become liable with respect to any Claim against or any Contractual Obligation or Debt of, such Subsidiary which is not permitted under Article 7 and (b) the Parent or the Borrowers shall be deemed to have made an Investment in an Unrestricted Subsidiary at the time of designation of such Subsidiary as an “Unrestricted Subsidiary” in an amount equal to the sum of (i) any Debt owed by such Subsidiary to the Parent and any Borrower at such time, (ii) any outstanding Guarantees or Liens created by the Parent or any Borrower in favor of or for the benefit of such Subsidiary and (iii) the total assets of such Subsidiary at such time as determined on a consolidated basis in accordance with GAAP. As of the Effective Date, the following Subsidiaries are Unrestricted Subsidiaries: AnnTaylor Travel, Inc., AnnTaylor Sourcing Far East Ltd., AnnTaylor of Puerto Rico, Inc., AnnTaylor Sourcing Italy, SRL and AnnTaylor Italy SRL.

“Unused Letter of Credit Subfacility” means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.
“Unused Line Fee” has the meaning specified in Section 2.5.
“Wholly Owned” means, with respect to any Person, a Subsidiary of such Person, all of the outstanding Capital Stock of which (other than director’s qualifying shares and other similar de minimus issuances required by law) are at the time owned directly or indirectly by such Person.
2.    Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.
3.    Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.
(c)    (i)    The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(ii)    The term “including” is not limiting and means “including without limitation.”
(iii)    In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly provided herein, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(iv)    The word “or” is not exclusive.
(d)    Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any relevant Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)    The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.
(f)    The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
(g)    For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.
(h)    The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.
4.    Accounting for Acquisitions.
With respect to any Acquisition consummated on or after the Effective Date, the following shall apply:
(a)    For each of the twelve Twelve-Month Periods ending next following the date of any Acquisition, EBITDA shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as are permitted under Regulation S-X of the SEC and reasonably satisfactory to the Agent.
(b)    For each of the twelve Twelve-Month Periods ending next following the date of each Acquisition, Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, Interest Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Debt repaid in connection with such Acquisition and (ii) include interest expense on any Debt (including Debt hereunder) incurred, acquired or assumed in connection with such Acquisition (“Incremental Debt”) calculated (x) as if all such Incremental Debt had been incurred as of the first day of such Twelve-Month Period and (y) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the average daily rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto, as the case may be.

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
This Certificate is delivered to you pursuant to Section 5.2(c) of the Third Amended and Restated Credit Agreement dated as of April 23, 2008 (as amended, supplemented or modified from time to time, (the “Credit Agreement”), among AnnTaylor, Inc. (“ATI”), ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc. (collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”), as Administrative Agent for the Lenders (in such capacity, (the “Agent”), and JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, and RBS Citizens, N.A., as Syndication Agents. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1.    I am the duly elected, qualified and acting [Senior Vice President - Chief Financial Officer] [Vice President ‑ Controller] of ATI.

2.    I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of ATI. The matters set forth herein are true to the best of my knowledge after due inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

3.I have reviewed the terms of the Credit Agreement and the principal Loan Documents. Such review did not disclose the existence of, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or an Event of Default [, except as set forth below]. [Except as set forth below,] [A]ll of the representations and warranties of the Borrowers contained in the Credit Agreement and the other principal Loan Documents are correct and complete in all material respects as at the date of this certificate as if made as of the date hereof, except for those that speak as of a particular date. [Except as set forth below,] [T]he Borrowers are, as of _____________, ___, 200__ [most recent quarter-end] (the “Determination Date”) in compliance in all material respects with all of their respective covenants and agreements in the Credit Agreement and the other principal Loan Documents. No Illiquidity Period has arisen or been in effect since the last Compliance Certificate delivered to the Agent [, except as set forth below].

4.Liquidity as of the Determination Date is as set forth below:

(a)	Cash held in Approved Deposit Accounts	$
(b)	Cash Equivalents reflected on most recently consolidated balance sheet of Parent	$
(c)	4(a) plus 4(b)	$
(d)	4(c) minus $37,500,000	$	*
(e)	Availability**	$
	Liquidity	$
*     But not less than zero
**    (or Adjusted Availability, if applicable)

5.    If the Determination Date is the end of a fiscal quarter of ATI, attached hereto as Attachment 1 are the computations showing compliance with the covenants specified therein as of the Determination Date.

6.    If any portion of an Illiquidity Period shall have been in effect during the month ending on the Determination Date, attached hereto as Attachment 2 is the computation showing compliance with Section 7.22 as of the Determination Date.

IN WITNESS WHEREOF, I execute this Certificate this ___ day of ___________, 20__.

ANNTAYLOR, INC.

By:    _____________________________
Name:    _____________________________
Title:    _____________________________

Attachment 1
to Exhibit A

The information described herein is as of ___________, ____, and pertains to the period from _______________, ____ to ________________ __, ____.

I.	Negative Covenants

A.    Indebtedness (Section 7.9)

Section                        Amount

            7.9(l)                        $__________

B.     Sales (Section 7.10(a))

Section                        Amount

        7.10(a)(ii)                    $__________
7.10(a)(vii)                    $__________
7.10(a)(ix)                     $__________

C.     Investments (Section 7.11)

Section                        Amount

            7.11(e)                        $__________
            7.11(f)                        $__________
            7.11(g)                        $__________
            7.11(o)                        $__________

D.    Restricted Payments (Section 7.13)

Section                        Amount

7.13(a)                     $__________
$__________

Attachment 2
to Exhibit A

The information described herein is as of ___________, ____, and pertains to the period from _______________, ____ to ________________ __, ____.

I.    Fixed Charge Coverage Ratio

A.    Fixed Charge Coverage Ratio (Section 7.22)

1.     Calculation of EBITDA:

a.     Adjusted Net Earnings From Operations

(i)	consolidated net income after provision for income taxes for such fiscal period	$
Less, to the extent included in net income
(ii)	gain or loss arising from the sale of any capital assets	$
(iii)	gain arising from any write-up in the book value of any asset	$
(iv)
earnings of any Person (other
than a Subsidiary) in which
any Borrower has an ownership interest
unless (and only to the extent) such
earnings or loss shall actually have
been received by such Borrower
in the form of cash distributions
$
(v)
earnings or loss of any Person to
which assets of any Borrower shall
have been sold, transferred or
disposed of, or into which any Borrower
shall have been merged, or which has
been a party with any Borrower
to any consolidation or other form
of reorganization, prior to
the date of such transaction
$
(vi)	gain or loss arising from the acquisition of debt or equity securities of the Parent and the Borrowers or from cancellation or forgiveness of Debt	$

(vii)	gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction, to the extent included in net income	$
(viii)	Adjusted Net Earning from Operations	$

plus (to the extent
deducted in the calculation thereof)     $___________

b.    amortization                 $___________
c.    depreciation                 $___________
d.    Interest Expense             $___________
e.    income tax expense             $___________

EBITDA	$

2.    Capital Expenditures (other than those
financed with Debt other than
Revolving Loans)                 $___________

3.    A.1 less A.2

$

4.    Fixed Charges

a.    Interest Expense             $____________
b.    Scheduled principal payments
of Debt                 $____________
c.    Income taxes (non-deferred)         $____________

FIXED CHARGES

$

5.     Ratio of line 3 to line 4                        _____:1

Minimum Required Ratio:	1.0 to 1.0

EXHIBIT B
FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C
[INTENTIONALLY OMITTED]

EXHIBIT D
NOTICE OF BORROWING
Date: ______________, 200_

To:
Bank of America, N.A. as Agent for the Lenders who are parties to the Third Amended and Restated Credit Agreement dated as of April 23, 2008 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) by and among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., the Lenders party thereto and Bank of America, N.A., as Agent, and JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, and RBS Citizens, N.A., as Syndication Agents.

Ladies and Gentlemen:
The undersigned, ________________________ (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is _______________, 200__.

2.	The aggregate amount of the proposed Borrowing is $_______________.

3.	The Borrowing is to be comprised of $_______________ of Base Rate and $_______________ of LIBOR Loans.

4.	The duration of the Interest Period for the LIBOR Loans, if any, included in the Borrowing shall be _____ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:
(a)The representations and warranties of the Credit Parties contained in the Credit Agreement and the other principal Loan Documents are correct in all material respects on and as of the date of the Credit Extension requested hereunder and are deemed made on and as of the date hereof, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by any Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and
(b)No event has occurred and is continuing, or would result from the Credit Extension requested hereby, which constitutes a Default or an Event of Default; and

(c)No event has occurred and is continuing, or would result from such Credit Extension requested hereby, which has had or would have a Material Adverse Effect.
(d)The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus all Letter of Credit Outstandings, to exceed the Borrowing Base or the combined Commitments of the Lenders.

By:
Title:

EXHIBIT E
NOTICE OF CONTINUATION/CONVERSION
Date: _______________, 200__

To:
Bank of America, N.A. as Agent for the Lenders to the Third Amended and Restated Credit Agreement dated as of April 23, 2008 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., the Lenders party thereto and Bank of America, N.A., as Agent, and JPMorgan Chase Bank N.A., Wachovia Bank, National Association, and RBS Citizens, N.A., as Syndication Agents.

Ladies and Gentlemen:
The undersigned, _______________________ (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.	The Continuation/Conversion Date is _______________, 200__.

2.	The aggregate amount of the Loans to be [converted] [continued] is $_______________.

3.	The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.	The duration of the Interest Period for the LIBOR Loans included in the [conversion] [continuation] shall be _____ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:
(d)    The representations and warranties of the Credit Parties contained in the Credit Agreement and the other principal Loan Documents are correct in all material respects on and as of the date of the [continuation][conversion] requested hereunder and are deemed made on and as of the date hereof, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by any Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and
(e)    No event has occurred and is continuing, or would result from the [continuation][conversion] requested hereby, which constitutes a Default or an Event of Default; and

(f)    No event has occurred and is continuing, or would result from such [continuation][conversion] requested hereby, which has had or would have a Material Adverse Effect.
(g)    The proposed [continuation][conversion] will not cause the aggregate principal amount of all outstanding Revolving Loans plus all Letter of Credit Outstandings, to exceed the Borrowing Base or the combined Commitments of the Lenders.

By:	BY:
Title:

EXHIBIT F
[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of ____________________, 200_ is made between ______________________________ (the “Assignor”) and __________________________ (the “Assignee”).
RECITALS
WHEREAS, the Assignor is party to that certain Third Amended and Restated Credit Agreement dated as of April 23, 2008 (as amended, amended and restated, modified, supplemented or renewed, the “Credit Agreement”) among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., the Lenders party thereto and Bank of America, N. A., as agent for the Lenders (the “Agent”), and JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, and RBS Citizens, N.A., as Syndication Agents. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;
WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrowers in an aggregate amount not to exceed $__________ (the “Commitment”);
WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;
WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $____________ (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and
WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
1.    Assignment and Acceptance.
(a)    Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the “Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the

Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.
(b)    With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 4.4 and 14.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.
(c)    After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $__________.
(d)    After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $__________.
2.    Payments.
(a)    As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee’s Pro Rata Share of the principal amount of all Committed Loans.
(b)    The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.
3.    Reallocation of Payments.
Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.    Independent Credit Decision.
The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
5.    Effective Date; Notices.
(a)    As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:
(i)    this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;
(ii)    the consent of each of the Agent and ATI required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;
(iii)    the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;
[(iv)    the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]
(v)    the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and
(b)    Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
6.    [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]
(a)    The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.
(b)    The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

7.    Withholding Tax.
The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by any Borrower and/or the Agent [and/or any Lender], as applicable with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish to the Agent and the Borrowers prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder and (so long as it remains eligible to do so) from time to time thereafter upon reasonable request by the Agent or a Borrower, (x) if the Assignee is organized under the laws of any jurisdiction other than the United States or any State thereof, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder), or (y) if the Assignee is organized under the laws of the United States or any State thereof, duplicate executed originals of U.S. Internal Revenue Service Form W-9, and agrees to provide new forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
8.    Representations and Warranties.
(a)    The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.
(b)    The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Borrower, or the performance or observance by any Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c)    The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.
9.    Further Assurances.
The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.
10.    Miscellaneous.
(a)    Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.
(b)    All payments made hereunder shall be made without any set-off or counterclaim.
(c)    The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.
(d)    This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
(e)    THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF _______________. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [_______________] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [_______________] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
(f)    THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).
IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.
[ASSIGNOR]

By:	BY:
Title:
Address:

[ASSIGNEE]

By:	BY:
Title:
Address:

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE
NOTICE OF ASSIGNMENT AND ACCEPTANCE
_______________, 200_
Bank of America, N.A.
________________________
________________________
________________________
Attention: Business Credit-Account Executive
AnnTaylor, Inc.
_____________________
_____________________
_____________________
Re: AnnTaylor, Inc.
Ladies and Gentlemen:
We refer to the Third Amended and Restated Credit Agreement dated as of April 23, 2008 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) among AnnTaylor, Inc., ANNCO, Inc., AnnTaylor Distribution Services, Inc., AnnTaylor Retail, Inc., the Lenders party thereto and Bank of America, N. A., as agent for the Lenders (the “Agent”), and JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, and RBS Citizens, N.A., as Syndication Agents. Terms defined in the Credit Agreement are used herein as therein defined.
1.    We hereby give you notice of, and request your consent to, the assignment by __________________ (the “Assignor”) to _______________ (the “Assignee”) of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of _______________, 200__, is $___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations (as defined in the Assignment and Acceptance) is $_____________.
2.    The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.
3.    The following administrative details apply to the Assignee:
(A)    Notice Address:

Assignee name:
Address:

Attention:
Telephone:
Telecopier:
Telex (Answerback):

(B)    Payment Instructions:

Account No.:
At:

Reference:
Attention:
4.    You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.
IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.
Very truly yours,
[NAME OF ASSIGNOR]

By:	BY:
Title:
[NAME OF ASSIGNEE]

By:	BY:
Title:
ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:
Bank of America, N. A.
as Agent

By:	BY:
Title:

AnnTaylor, Inc.

By:	BY:
Title:

EXHIBIT G
FORM OF THIRD AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT

FORM OF
THIRD AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT
DATED AS OF _________, 20____

THIS THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as such agreement may be amended, supplemented, modified or amended and restated from time to time, this “Agreement”) is made by ANNTAYLOR, INC., a Delaware corporation (“ATI”), ANNTAYLOR STORES CORPORATION, a Delaware corporation (the “Parent”), ANNCO, INC., a Delaware corporation (“ANNCO”), ANNTAYLOR DISTRIBUTION SERVICES, INC., a Delaware corporation (“ATDS”), and ANNTAYLOR RETAIL, INC., a Delaware corporation (“ATR” and, together with ATI, the Parent, ANNCO and ATDS, the “Grantors” and each, individually, a “Grantor”) in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent for each of the Lenders now or hereafter party to the Credit Agreement (as defined below) (the “Agent”).
W I T N E S S E T H:
WHEREAS, ATI, ANNCO, ATDS, ATR, the Agent, the lenders referred to therein, the syndication agents named therein, and the issuing banks named therein have entered into that certain $175,000,000 Second Amended and Restated Credit Agreement dated November 14, 2003 (as amended, the “Original Credit Agreement”); and
WHEREAS, at the Borrowers’ request, Lenders, the Agent and the syndication agents named therein have agreed to amend and restate the Original Credit Agreement in its entirety pursuant to that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as so amended and restated and as such agreement may be further amended, supplemented, modified, or amended and restated from time to time, the “Credit Agreement”); and
WHEREAS, the Parent is the parent of each of ATI, ANNCO, ATDS and ATR and has and will materially benefit from the Loans made or to be made and the Letters of Credit issued or to be issued under the Credit Agreement, and in connection therewith and pursuant to the terms of the Credit Agreement, the Parent simultaneously herewith has entered into that certain Third Amended and Restated Parent Guaranty and is required to execute and deliver this Agreement; and
WHEREAS, each of ANNCO, ATDS and ATR is, directly or indirectly, a wholly owned Subsidiary of ATI and has and will materially benefit from the Loans and Advances made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and
WHEREAS, the parties hereto have entered into that certain Second Amended and Restated Pledge and Security Agreement dated November 14, 2003 (as amended, the “Original Pledge and Security Agreement”), pursuant to which the Grantors granted a security interest in certain personal property and assets as collateral security for the payment and performance of such Grantors’ obligations under the loan documents relating to and including the Original Credit Agreement; and

WHEREAS, as collateral security for payment and performance by each Grantor of its Obligations, each Grantor is willing to continue, amend and grant to the Lender, as the case may be, a security interest in certain of its personal property and assets pursuant to the terms of this Agreement.
NOW, THEREFORE, in consideration of the above premises and in order to induce the Lenders and each Letter of Credit Issuer to amend and restate the Original Credit Agreement and continue to, respectively, make Loans and issue Letters of Credit under the Credit Agreement, each Grantor hereby agrees with the Agent for its benefit, and for the benefit of the Lenders and each Letter of Credit Issuer, by acceptance hereof, as follows:
1.DEFINED TERMS. The following terms shall have the following respective meanings:
“Accounts” means all of each Grantor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including all Credit Card Accounts and any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
“Affiliate” as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise; provided that no financial institution, mutual fund or investment banking firm shall be an Affiliate of any Grantor unless it owns, directly or indirectly, at least 20% of such Securities of such Grantor.
“Chattel Paper” means all of each Grantor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.
“Copyrights” means all of each Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign copyrights and copyright applications (including without limitation the copyrights and copyright applications identified on Schedule III attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations‑in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.
“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Grantor.

2

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Grantor.
“Equipment” means all of each Grantor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Grantor and all of such Grantor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.
“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalent ownership interests (however, designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Effective Date.
“Excluded Notes” means any promissory note with an original principal amount of less than $1,000,000 owing to any Grantor from a senior executive or key employee of such Grantor.
“General Intangibles” means all of each Grantor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to such Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Grantor is beneficiary, all Pledged Equity Interests constituting “general intangibles” as defined in the UCC, rights to receive dividends, distributions, cash and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Grantor, and including without limitation, all Credit Card Accounts and Patents, Trademarks and Copyrights constituting “general intangibles” as defined in the UCC.
“Goods” means all “goods” as defined in the UCC, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC.
“Instruments” means all instruments as such term is defined in the UCC, now owned

3

or hereafter acquired by any Grantor, including, without limitation, all Pledged Notes constituting “instruments” as defined in the UCC.
“Inventory” means all of each Grantor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Grantor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.
“Investment Property” means all of each Grantor’s right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts, including, without limitation, all Pledged Equity Interests constituting “investment property” as defined in the UCC.
“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.
“LLC Agreement” means the limited liability company agreement, operating agreement and other organizational document of a Securities Issuer which is a limited liability company, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Partnership Agreement” means the partnership agreement and other organizational document of a Securities Issuer which is a partnership, as the same way be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Patents” means all of each Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign patents and patent applications (including without limitation the patents and patent applications identified on Schedule III attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations in part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.
“Pledged Collateral” is defined in Section 3(c) hereof.
“Pledged Equity Interests” means all Pledged Shares, Pledged Partnership Interests and Pledged Membership Interests.

4

“Pledged Membership Interests” means all Equity Interests of each Securities Issuer which is a limited liability company identified in Item C of Schedule IV opposite the name of any Grantor and all additional Equity Interests of any such Securities Issuer from time to time acquired by such Grantor in any manner, including, in each case, (i) the LLC Agreement of such Securities Issuer, (ii) all rights (but not obligations) of such Grantor as a member thereof and all rights to receive dividends or distributions (whether payable in cash, securities or otherwise) and all principal, interest, and other payments and rights from time to time received, receivable, or otherwise distributed thereunder, (iii) all claims of such Grantor for damages arising out of or for breach of or default under such LLC Agreement, (iv) the right of such Grantor to terminate such LLC Agreement, to perform and exercise consensual or voting rights thereunder, and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of such Grantor, whether as a member thereof or otherwise, to all property and assets of such Securities Issuer (whether real property, inventory, equipment, accounts, general intangibles, securities, instruments, chattel paper, documents, choses in action, financial assets, or otherwise) and (vi) all certificates or instruments evidencing such Equity Interests.
“Pledged Notes” means all promissory notes of each Securities Issuer identified in Item A of Schedule IV hereto opposite the name of any Grantor and all other promissory notes of any such Securities Issuer issued from time to time to such Grantor other than any Excluded Notes, as such promissory notes are amended, modified, supplemented, restated or otherwise modified from time to time and together with any promissory note of any Securities Issuer taken in extension or renewal thereof or substitution therefor.
“Pledged Partnership Interests” means all Equity Interests of each Securities Issuer which is a partnership identified in Item D of Schedule IV opposite the name of any Grantor and all additional Equity Interests of any such Securities Issuer from time to time acquired by such Grantor in any manner, including, in each case, (i) the Partnership Agreement of such Securities Issuer, (ii) all rights (but not obligations) of such Grantor as a partner thereof and all rights to receive dividends or distributions (whether payable in cash, securities or otherwise) and all principal, interest, and other payments and rights from time to time received, receivable, or otherwise distributed thereunder, (iii) all claims of such Grantor for damages arising out of or for breach of or default under such Partnership Agreement, (iv) the right of such Grantor to terminate such Partnership Agreement, to perform and exercise consensual or voting rights thereunder, and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of such Grantor, whether as a partner thereof or otherwise, to all property and assets of such Securities Issuer (whether real property, inventory, equipment, accounts, general intangibles, securities, instruments, chattel paper, documents, choses in action, financial assets, or otherwise) and (vi) all certificates or instruments evidencing such Equity Interests.
“Pledged Shares” means all issued and outstanding shares of capital stock of each Securities Issuer which is a corporation (or similar type of issuer) identified in Item B of Schedule IV hereto opposite the name of any Grantor including, in each case, (i) all rights (but not obligations) of such Grantor as an owner thereof and all rights to receive dividends or distributions (whether payable in cash, securities or otherwise) and all principal, interest, and other payments and rights

5

from time to time received, receivable, or otherwise distributed thereunder, (ii) all rights of such Grantor, whether as an owner thereof or otherwise, to all property and assets of such Securities Issuer (whether real property, inventory, equipment, accounts, general intangibles, securities, instruments, chattel paper, documents, choses in action, financial assets, or otherwise) and (iii) all additional shares of capital stock of any such Securities Issuer from time to time acquired by such Grantor in any manner, and (iv) the certificates representing such shares of capital stock.
“Securities Issuer” means any Person listed on Schedule IV hereto that has issued or may issue a Pledged Equity Interest or a Pledged Note.
“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.
“Supporting Obligations” means all supporting obligations as such term is defined in the UCC.
“Trademarks” means all of each Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign trademarks, trade names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof (including without limitation each United States trademark, trade name, trade dress, registration and application identified in Schedule III attached hereto and incorporated herein by reference) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.
“Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted “Revised Article 9” of the UCC on or after July 1, 2001.
All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.
2.GRANT OF LIEN.

6

(a)As security for all Obligations, each Grantor hereby pledges, assigns, charges, mortgages, delivers, transfers and grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set‑off against, all of the following property and assets of such Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:
(i)all Accounts;
(ii)all Inventory;
(iii)all contract rights;
(iv)all Chattel Paper;
(v)all Documents;
(vi)all Instruments;
(vii)all Supporting Obligations and Letter-of-Credit Rights;
(viii)all General Intangibles (including payment intangibles and Software);
(ix)all Goods;
(x)all Equipment;
(xi)all Investment Property;
(xii)all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by the Agent or any Lender;
(xiii)all of such Grantor’s Deposit Accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which such Grantor maintains deposits, including the Payment Account;
(xiv)all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing;
(xv)all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing;
Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder, or any property or assets subject to any lease, license, contract or agreement if and for so long as the

7

grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement, or such property or assets subject to any lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii), (b) any real property leasehold held by a Grantor, (c) any of the outstanding Equity Interests of a Foreign Subsidiary in excess of 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote, (d) any Excluded Notes, (e) motor vehicles covered by certificates of title, (f) patent number 6,427,855 issued on August 6, 2002 and owned by ANNCO and (g) any shares of Parent’s capital stock owned by any Grantor or any Margin Stock owned by any Grantor, unless the Grantors in aggregate own at any time Margin Stock (other than shares of Parent’s capital stock) with an aggregate value over $1,000,000, in which case such Margin Stock (other than shares of Parent’s capital stock) shall be included as Collateral or disposed of for Cash Equivalents to be included as Collateral).
All of the foregoing, together with the Real Estate covered by the Mortgage(s) and all other property of such Grantor in which the Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the “Collateral.”
(b)The Collateral of each Grantor secures (i) in the case of the Borrower, all Obligations of the Borrower under the Loan Documents, (ii) in the case of the Parent, the Guaranteed Obligations under the Parent Guaranty and (iii) in the case of each Subsidiary Guarantor, the Guaranteed Obligations under the Subsidiary Guaranty. All of the Obligations shall be secured by all of the Collateral.
(c)This Section 2 continues, reaffirms and amends, as the case may be, those respective first priority pledge and security interests granted under the Original Pledge and Security Agreement.
3.PERFECTION AND PROTECTION OF SECURITY INTEREST.
(a)Each Grantor shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent’s Liens, including: (i) executing, delivering and/or filing and recording of the Mortgage(s), the Trademark Security Agreement and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title

8

have been issued; (iii) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by the Agent; (iv) placing notations on such Grantor’s books of account to disclose the Agent’s security interest; and (v) taking such other steps as are deemed necessary by the Agent to maintain and protect the Agent’s Liens. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.
(b)If any Grantor at any time owns Collateral consisting of a negotiable Document with a value in excess of $1,000,000 or Chattel Paper with an aggregate value in excess of $1,000,000, such Grantor shall promptly notify Agent thereof and, upon request of the Agent, deliver such Collateral to the Agent.
(c)All certificates, notes and other instruments representing or evidencing the Pledged Equity Interests or the Pledged Notes and all other instruments now owned or at any time hereafter acquired by any Grantor other than any Excluded Notes (collectively, the “Pledged Collateral”) shall be delivered to and held by or on behalf of the Agent pursuant hereto (except as otherwise provided in the last sentence of Section 10(c) hereof) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to such Grantor, to transfer to or to register in the name of the Agent or any nominee of the Agent any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 10 hereof. In addition, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.
(d)If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor.
(e)If any Grantor is or becomes the beneficiary of a letter of credit in an amount in excess of $1,000,000, such Grantor shall promptly notify Agent thereof and enter into a tri‑party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to Agent.
(f)Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in the Uniform Electronic Transactions Act.
(g)Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such

9

Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of New York for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
(h)Each Grantor shall promptly deliver to Agent a copy of any complaint filed by it asserting any commercial tort claim (as defined in the UCC) in an amount in excess of $5,000,000 and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Agreement, granting to Agent a Lien in such commercial tort claim.
(i)From time to time, each Grantor shall, upon the Agent’s request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but such Grantor’s failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to such Grantor. So long as the Credit Agreement is in effect and until all Obligations have been fully satisfied, the Agent’s Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).
(j)No Reincorporation. Without limiting the prohibitions on mergers involving any Grantor contained in the Credit Agreement or any other Loan Document, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on Schedule II without the prior written consent of Agent.
(k)Terminations Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement covering the Collateral or amendment or termination statement with respect to any financing statement covering the Collateral without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2).
(l)No Restriction on Payments to Agent. No Grantor shall enter into any Contract that restricts or prohibits the grant of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing to Agent.
4.LOCATION OF COLLATERAL. (a) Each Grantor represents and warrants to the Agent and the Lenders that: Schedule I is a correct and complete list of the location of such Grantor’s chief executive office and the location of its books and records and (b) Schedule I

10

correctly identifies any of such facilities and locations that are not owned by such Grantor. Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations owned or leased by such Grantor or otherwise listed for such Grantor on Schedule I except for Collateral which is in transit from a supplier to a Grantor or to customers of a Grantor or between any such locations or (ii) change the location of its chief executive office or location of its books and records from the location identified in Schedule I, unless it gives the Agent at least thirty (30) days’ prior written notice thereof. Without limiting the foregoing, each Grantor represents that all of its Inventory (other than Inventory in transit from a supplier to a Grantor or to customers of a Grantor or between any such locations) is, and covenants that all of its Inventory will be, located either (a) on premises owned by such Grantor, (b) on premises leased by such Grantor, or (c) in a warehouse or with a bailee, provided that the Agent has received an executed bailee letter from the applicable Person in form and substance reasonably satisfactory to the Agent.
5.JURISDICTION OF ORGANIZATION. Schedule II hereto identifies each Grantor’s name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor’s state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which such Grantor is incorporated or organized. Each Grantor has only one state of incorporation or organization.
6.TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Each Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Liens permitted by Section 7.10 of the Credit Agreement; (b) the Agent’s Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clause (a), (b), (c), (d) and (f) of the definition of Permitted Liens and permitted by clauses (b)(iii), (iv), (v), (vi), (vii) and (viii) of Section 7.10 of the Credit Agreement; and (c) such Grantor will use, store, and maintain the Collateral in accordance with customary business practices and will use such Collateral for lawful purposes only.
7.ACCOUNTS.
(a)Each Grantor hereby represents and warrants to the Agent and the Lenders, with respect to such Grantor’s Accounts that are to be included in the determination of Eligible Credit Card Accounts, that: (i) such Account arises from the sale of goods, is owned by such Grantor and represents a complete bona fide transaction which requires no further act on the part of such Grantor to make such Account payable by the Account Debtor; (ii) such Account and the underlying contract related thereto does not contravene in any material respect any laws, rules or regulations applicable thereto including, without limitation, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and no Grantor party to the underlying contract related thereto is in violation of any such laws, rules or regulations in any material respect; (iii) the goods, the sale of which gave rise to the Account, were not at the time of the sale subject to any Lien other than Liens permitted under Section 7.10(b) of the Credit Agreement; and (iv) no Grantor is in material breach of any express

11

or implied material representations or warranty with respect to the goods, the sale of which gave rise to such Account nor in material breach of any material representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Account.
(b)No Grantor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent’s written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and such Grantor will promptly deliver such instrument to the Agent, endorsed by such Grantor to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, such Grantor shall remain liable thereon until such instrument is paid in full.
(c)Each Grantor shall notify the Agent promptly of all disputes and claims in excess of $500,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent’s prior written consent, except for discounts, credits and allowances made or given in the ordinary course of such Grantor’s business when no Event of Default exists hereunder. The Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower’s Loan Account with the net amounts received by the Agent in payment of any Accounts in accordance with the provisions of the Credit Agreement.
8.INVENTORY; PERPETUAL INVENTORY.
(a)Each Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor’s business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business. No Grantor will, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Grantor will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. Each Grantor will maintain a perpetual inventory reporting system at all times. No Grantor will, without the Agent’s written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale on approval, consignment, or other repurchase or return basis.
(b)If an Event of Default has occurred and is continuing or during any period that Liquidity is less than $37,500,000, in connection with all Inventory financed by Letters of Credit, each Grantor will, at the Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent’s order, and if they shall come into such Grantor’s possession, to deliver them, upon

12

request, to the Agent in their original form and shall also, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.
9.EQUIPMENT.
(a)Each Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor’s business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.
(b)Each Grantor shall promptly inform the Agent of any additions to or deletions from the Equipment in an amount in excess of $1,000,000. No Grantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. No Grantor will, without the Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.
(c)Except as permitted by the Credit Agreement, no Grantor shall, without the Agent’s prior written consent, sell, license, lease as a lessor, or otherwise dispose of any of such Grantor’s Equipment.
10.PLEDGED COLLATERAL. (a) The Pledged Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Notes of any Grantor’s Subsidiaries (if any), and, to the best of each Grantor’s knowledge, all other Pledged Notes, have been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the issuers thereof.
(b)The Pledged Equity Interests indicated on Schedule IV hereto constitute all of the shares of stock held by each Grantor of the respective issuers thereof who are not Foreign Subsidiaries and constitute 65% of all of the shares of stock of the respective issuers who are Foreign Subsidiaries. The Pledged Equity Interests and the Pledged Notes constitute all of the Pledged Collateral except for Pledged Collateral consisting of checks and drafts received in the ordinary course of business and with respect to which the Agent has not at any time requested possession and which are not a material portion of the Collateral under this Agreement (the “Personal Property Collateral”), either singly or in the aggregate.
(c)The pledge and delivery of the Pledged Collateral pursuant to this Agreement and all other filings and other actions taken by each Grantor to perfect such security interest prior to the date hereof, create a continuing, valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations except for Pledged Collateral consisting of checks and drafts received in the ordinary course of business with respect to which the Agent has not at any time requested possession and which are not a material portion of the Personal Property Collateral, either singly or in the aggregate.
(d)So long as no Event of Default shall have occurred and be continuing:

13

i.Each Grantor, and not the Agent, shall be entitled to exercise any and all voting and other rights of consent or approval pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that no Grantor shall exercise or refrain from exercising any such right without the consent of the Agent if such action or inaction would have a material adverse effect on the benefits to the Agent, the Lenders and the Issuing Banks, including, without limitation, the validity, priority or perfection of the security interest granted hereby or the remedies of the Agent hereunder.
ii.Each Grantor, and not the Agent, shall be entitled to receive and retain any and all dividends, principal and interest paid in respect of the Pledged Collateral provided, however, that any and all dividends, principal and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall forthwith be delivered to the Agent to hold as Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Lenders and the Issuing Banks, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent, as Pledged Collateral in the same form as so received (with any necessary indorsement).
iii.The Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.
(e)Upon the occurrence and during the continuance of an Event of Default and at the direction of the Required Lenders:
i.All rights of any Grantor to exercise the voting and other rights of consent or approval which it would otherwise be entitled to exercise pursuant to Section 10(d)(i) hereof and to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 10(d)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other rights of consent or approval and to receive and hold as Pledged Collateral such dividends, principal and interest payments which shall forthwith be delivered to the Agent to be applied to the Obligations in such order as provided in Section 7.25 (or, if applicable, Section 3.5) of the Credit Agreement .
ii.All dividends, principal and interest payments which are received by any Grantor contrary to the provisions of paragraph (ii) of Section 10(d) hereof shall be received in trust for the benefit of the Lenders and the Issuing Banks and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).
(f)Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity

14

Interests subject to its control not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor or as otherwise permitted under the Credit Agreement, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Equity Interests; provided that in no event shall any Grantor be required to pledge more than 65% of the shares of any Foreign Subsidiary. Each Grantor hereby authorizes the Agent to modify this Agreement by amending Annex IV to include such additional shares or other securities.
(g)Determination by the Agent to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 19 hereof without making a request of the relevant Grantor to register such Pledged Collateral under the Securities Act shall not by the sole fact of such sale be deemed to be commercially unreasonable.
(h)The Grantors hereby agree that the aggregate principal amount of all promissory notes described in clause (i) of the definition of Excluded Notes at any time outstanding shall not exceed $3,000,000.
11.DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. Each Grantor represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents are and will be owned by such Grantor, free and clear of all Liens other than Liens permitted under Section 7.10(b) of the Credit Agreement.
12.RIGHT TO CURE. The Agent may, in its reasonable discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act reasonably required of any Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent’s Liens therein, and which such Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 12 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower’s Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 12 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.
13.POWER OF ATTORNEY. Each Grantor hereby appoints the Agent and the Agent’s designee as each Grantor’s attorney, with power: (a) to endorse such Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent’s or any Lender’s possession; (b) to sign such Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing to notify the post office authorities

15

to change the address for delivery of such Grantor’s mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) upon the occurrence and during the continuance of an Event of Default, to complete in such Grantor’s name or the Agent’s name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) upon the occurrence and during the continuance of an Event of Default, to clear Inventory through customs in such Grantor’s name, the Agent’s name or the name of the Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Grantor’s name for such purpose; (g) to the extent such Grantor’s authorization given in Section 3(g) hereof is not sufficient, to file such financing statements with respect to this Agreement, with or without such Grantor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature; (h) to receive, indorse and collect all instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and (i) to do all things necessary to carry out the Credit Agreement and this Agreement. Each Grantor ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Obligations have been fully satisfied.
14.THE AGENT’S AND LENDERS’ RIGHTS, DUTIES AND LIABILITIES.
(a)Each Grantor assumes all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Grantor.

16

(b)It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(c)Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors, and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders. Upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, such Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.
(d)Agent may at any time in Agent’s own name or in the name of any Grantor communicate with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s reasonable satisfaction, the existence, amount and terms of Accounts, payment intangibles, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.
15.PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.
(a)No Grantor has any interest in, or title to any United States Trademark or any Copyright or material Patent except as set forth in Schedule III hereto. This Agreement is effective to create a valid and continuing Lien on and, upon filing of the Trademark Security Agreement with the United States Patent and Trademark Office, perfected Liens in favor of Agent on such Grantor’s patents, trademarks and copyrights identified on Schedule III and such perfected Liens a

17

re enforceable as such as against any and all creditors of and purchasers from such Grantor. Upon filing of the Trademark Security Agreement with the United States Patent and Trademark Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Agent’s Lien on such Grantor’s patents, trademarks or copyrights identified on Schedule III shall have been duly taken.
(b)Each Grantor shall notify Agent immediately if it knows that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any such patent, trademark or copyright, its right to register the same, or to keep and maintain the same.
(c)In no event shall any Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all patent security agreements, copyright security agreements or trademark security agreements as Agent may request to evidence Agent’s Lien on such patent, trademark or copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.
(d)Each Grantor shall take all actions appropriate under the circumstances or reasonably requested by Agent to maintain and pursue each patent, trademark and copyright application currently pending, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine in its reasonable business judgment that such patent, trademark or copyright is not material to the conduct of its business.
(e)In the event that any of the patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall notify Agent promptly after such Grantor learns of such infringement. Each Grantor shall, unless it shall reasonably determine that such patent, trademark or copyright Collateral is not material to the conduct of its business or operations, promptly take appropriate action to protect such patent, copyright or trademark, including, where such Grantor believes in its reasonable business judgment that it would be prudent to do so, sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall reasonably request under the circumstances to protect such patent, trademark or copyright Collateral.
16.INDEMNIFICATION. In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Grantors, jointly or severally, will save, indemnify and keep

18

Agent and Lenders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of the Grantors shall be and remain enforceable against and only against such Grantors and shall not be enforceable against Agent or any Lender.
17.LIMITATION ON LIENS ON COLLATERAL. No Grantor will create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted by Section 7.10(b) of the Credit Agreement, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.
18.NOTICE REGARDING COLLATERAL. Each Grantor will advise Agent promptly, in reasonable detail of any Lien (other than Liens permitted by Section 7.10(b) of the Credit Agreement) or claim made or asserted against any of the Collateral.
19.REMEDIES; RIGHTS UPON DEFAULT.
(a)In addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere

19

and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable. The Agent is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Pledged Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any such Pledged Collateral, and to take such other actions as it may deem appropriate to exempt the offer and sale of the Collateral from any registration requirements of state or federal securities laws (including, if it deems it appropriate, actions to comply with Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as from time to time amended (the “Securities Act”)).
(b)Each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees or other expenses incurred by Agent or any Lender to collect such deficiency.
(c)Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.
(d)To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to

20

be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 19(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 19(d). Without limitation upon the foregoing, nothing contained in this Section 19(d) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 19(d).
20.GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Agent to exercise rights and remedies under Section 19 hereof (including, without limiting the terms of Section 19 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time and for so long as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, wherever permitted by law or by agreement, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
21.LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

21

22.MISCELLANEOUS.
(a)Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(b)Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.
(c)Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall, to the maximum extent permitted by applicable law, be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantor with respect to the matters referred to herein and therein.
(d)No Waiver; Cumulative Remedies. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and each Grantor.

22

(e)Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
(f)Termination of this Security Agreement.
(a) Subject to Section 22(a) hereof, this Agreement shall terminate upon all Letters of Credit being Fully Supported, the payment in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted) and the termination of all Commitments under the Credit Agreement.
(b)    Upon any sale or other transfer by a Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Credit Agreement, the security interest in such Collateral shall automatically be released.
(c)    The Agent agrees that upon such termination or release of the security interests or release of any Collateral, the Agent shall, at the expense of the Grantors, execute and deliver to each Grantor such documents as such Grantor shall reasonably request to evidence the termination of the security interests or the release and reassignment of such Collateral, as the case may be.
(g)Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.
(h)Counterparts. This Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

23

(i)Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND EACH GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 14.8 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.
(j)Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT,

24

OR OTHERWISE, AMONG AGENT, LENDERS, AND ANY GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
(k)Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
(l)No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(m)Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 22(i) and Section 22(j), with its counsel.
(n)Benefit of Lenders. All Liens granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

25

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
ANNTAYLOR, INC.
By:
Name:    Michael J. Nicholson
Title: Executive Vice President, Chief Financial Officer and Treasurer
ANNTAYLOR STORES CORPORATION
By:
Name:    Michael J. Nicholson
Title: Executive Vice President, Chief Financial Officer and Treasurer
ANNCO, INC.
By:
Name:    Michael J. Nicholson
Title: Executive Vice President, Chief Financial Officer and Treasurer
ANNTAYLOR DISTRIBUTION SERVICES, INC.
By:
Name:    Michael J. Nicholson
Title: Executive Vice President, Chief Financial Officer and Treasurer
ANNTAYLOR RETAIL, INC.
By:
Name:    Michael J. Nicholson
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page
Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as Agent
By:
Name:
Title:

Signature Page
Third Amended and Restated Credit Agreement

SCHEDULE I
TO SECURITY AGREEMENT

LOCATION OF COLLATERAL

A.	Location of Chief Executive Office

B.	Location of Books and Records

C.	Location of Collateral

D.	Location of all other places of business

SCHEDULE II
TO SECURITY AGREEMENT

JURISDICTION OF ORGANIZATION

A.	Each Grantor’s official name

B.	Type of entity (i.e., corporation, partnership, limited partnership, limited liability company)

C.	Organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued.

D.	State of incorporation or organization:

SCHEDULE III
TO SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

[to be completed by each Grantor]

SCHEDULE IV
TO SECURITY AGREEMENT

Item A.    Pledged Notes

Grantor	Securities Issuer (Jurisdiction of Organization)	Date	Original Principal Amount

Item B.    Pledged Shares

Grantor	Securities Issuer (Jurisdiction of Organization)	Authorized Shares Interests	Outstanding Shares	% of Shares Pledged	Certificate No.

Item C.    Pledged Membership Interests

Grantor	Securities Issuer (Jurisdiction of Organization)	No. of Membership Interests	Membership Interests % of Interests Pledged	Certificated Certificate No.

Item D.    Pledged Partnership Interests

Grantor	Securities Issuer (Jurisdiction of Organization)	Type of Pledged Partnership Interests	Partnership % of Pledged Partnership Pledged	Certificated Certificate No.

EXHIBIT H

FORM OF THIRD AMENDED AND RESTATED
PARENT GUARANTY

FORM OF
THIRD AMENDED AND RESTATED PARENT GUARANTY
THIS THIRD AMENDED AND RESTATED PARENT GUARANTY (as such agreement may be amended, supplemented, modified or amended and restated from time to time, this “Guaranty”) dated as of April 23, 2008 is made by ANNTAYLOR STORES CORPORATION, a Delaware corporation, with its principal place of business at 142 West 57th Street, New York, New York 10019 (the “Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent for each of the Lenders now or hereafter party to the Credit Agreement (as defined below) (the “Agent”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement (as defined below).
R E C I T A L S:
WHEREAS, ANNTAYLOR, INC., a Delaware corporation (“ATI”), ANNCO, INC., a Delaware corporation (“ANNCO”), ANNTAYLOR DISTRIBUTION SERVICES, INC., a Delaware corporation (“ATDS”), ANNTAYLOR RETAIL, INC., a Delaware corporation (“ATR” and, together with ATI, ANNCO and ATDS, the “Borrowers” and each, individually, a “Borrower”), the Agent, the lenders referred to therein, the syndication agents named therein and the issuing banks named therein have entered into that certain $175,000,000 Second Amended and Restated Credit Agreement dated November 14, 2003 (as amended, the “Original Credit Agreement”); and
WHEREAS, at the Borrowers’ request, the Lenders, the Agent, and the syndication agents party thereto, have agreed to amend and restate the Original Credit Agreement in its entirety as of the date hereof (as so amended and restated and as such agreement may be further amended, supplemented, modified, or amended and restated from time to time, the “Credit Agreement”); and
WHEREAS, the Guarantor is the parent of the Borrowers and has and will materially benefit from the Loans made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and
WHEREAS, the Guarantor and the Agent have entered into that certain Second Amended and Restated Parent Guaranty dated November 14, 2003 (as amended, the “Original Guaranty”) pursuant to which the Guarantor has guaranteed the full and prompt payment and performance of the Borrowers' Obligations under the Original Credit Agreement.
NOW, THEREFORE, in consideration of the above premises and in order to induce the Lenders and each Letter of Credit Issuer to amend and restate the Original Credit Agreement and continue to, respectively, make Loans and issue Letters of Credit under the Credit Agreement, the Guarantor hereby agrees, and the Agent for its benefit, and for the benefit of the Lenders and the Letter of Credit Issuers, by acceptance hereof, hereby agrees as follows:

1.Guaranty.
(a)    The Guarantor hereby unconditionally, continually and irrevocably guarantees to the Agent, for its benefit and the benefit of the Lenders and the Letter of Credit Issuers, the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, and in accordance with the terms and conditions of the Credit Agreement and all other Loan Documents, of all of the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrowers, now or hereafter existing, or due or to become due (all such indebtedness, liabilities and obligations being hereinafter collectively referred to as the “Guaranteed Obligations”). For purposes of this Guaranty, any Affiliate of any Lender, which is a party to a Hedge Agreement or Foreign Currency Exchange Contract with any Borrower or any of its respective Restricted Subsidiaries, shall be deemed to be a “Lender”. This Section 1 continues, reaffirms and amends, as the case may be, the guarantees under the Original Guaranty and the Restated Guaranty.
(b)    The Guarantor further agrees that, if any payment made by any Borrower or any other person and applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any of the Lenders or any of the Letter of Credit Issuers to any Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any lien, security interest or other collateral securing Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).
(c)    The Guarantor further agrees to pay all costs and expenses promptly upon written demand by the Agent including, without limitation, all court costs and reasonable attorneys’ fees and expenses paid or incurred by the Agent in enforcing this Guaranty.

2.    Payment.    The Guarantor agrees that if any Borrower shall default in the payment or performance of any of the Guaranteed Obligations, whether with respect to principal, interest, premium, fee (including, but not limited to, loan fees and attorneys’ fees and expenses), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then the Guarantor will, upon demand thereof by the Agent, fully pay to the Agent, for the benefit of the Lenders and the Letter of Credit Issuers, an amount equal to all the Guaranteed Obligations then due and owing.

2

3.    Representations and Warranties.
The Guarantor hereby represents and warrants to the Agent that each representation and warranty made by Borrowers in Article 6 of the Credit Agreement applicable to the Guarantor is true and correct, which representations and warranties (except such representations and warranties which are expressly made as of a different date) shall survive the execution and delivery of this Guaranty, and shall, except to the extent that the same have been modified by a writing delivered to and accepted in writing by the Agent, and, other than with respect to changes permitted or contemplated by the Credit Agreement, continue to be true and correct on the date of each Loan, and on the date of issuance of each Letter of Credit.
4.    Waivers; Other Agreements.
(a)    Subject to the terms hereof and of the other Loan Documents, the Agent is hereby authorized, without notice to or demand upon the Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:
(i)    supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend, restate or change the terms of any promissory note or other agreement, document or instrument (including the Credit Agreement and the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Agent, including, without limitation, any increase or decrease of the rate of interest thereon;
(ii)    waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including the Credit Agreement and the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Agent;
(iii)    accept partial payments on the Guaranteed Obligations;
(iv)    receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations, or for the payment of any other guaranties of the Guaranteed Obligations or other liabilities of any Borrower, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;
(v)    apply any and all such security or collateral and direct the order or manner of sale thereof as the Agent may determine in its sole discretion;
(vi)    settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any other guaranty therefor, in any manner;

3

(vii)    add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise enforce its rights under the Loan Agreements against any Borrower or any other guarantor, maker or endorser as the Agent may elect in its sole discretion;
(viii)    apply any and all payments or recoveries from the Borrower, from any other guarantor, maker or endorser of the Guaranteed Obligations or from the Guarantor to the Guaranteed Obligations to the Obligations in such order as provided in Section 3.5 of the Credit Agreement, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;
(ix)    apply any and all payments or recoveries from the Guarantor or any other guarantor, maker or endorser of the Guaranteed Obligations or sums realized from security furnished by any of them upon any of their indebtedness or obligations to the Agent as the Agent in its sole discretion, may determine, whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and
(x)    refund at any time, at the Agent’s sole discretion, any payment received by the Agent in respect of any Guaranteed Obligations, and payment to the Agent of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any collateral by virtue thereof) by the Agent, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded (and any collateral so released or terminated shall be reinstated with respect to such obligations);
even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations which impairs any subrogation, reimbursement or other right of Guarantor).
(b)    The Guarantor hereby agrees that this Guaranty is a continuing, unconditional guaranty of payment and not of collection and that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:
(i)    the invalidity or unenforceability of any security for or other guaranty of the Guaranteed Obligations or of any promissory note or other document (including, without limitation, the Credit Agreement) evidencing all or any part of the Guaranteed Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any other guaranty therefor;
(ii)    the absence of any attempt to collect the Guaranteed Obligations from the Borrower or any other guarantor or other action to enforce the same;
(iii)    failure by the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations or any other guaranty therefor;

4

(iv)    [intentionally omitted];
(v)    any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;
(vi)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Agent’s claim(s) for repayment of the Guaranteed Obligations;
(vii)    any use of cash collateral under Section 363 of the Bankruptcy Code;
(viii)    any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(ix)    the avoidance of any lien in favor of the Agent for any reason;
(x)    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower, the Guarantor or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding;
(xi)    failure by the Agent to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;
(xii)    any action taken by the Agent that is authorized by this Guaranty;
(xiii)    any election by the Agent under Section 9-501(4) of the Uniform Commercial Code, or any successor provision, as enacted in any relevant jurisdiction (the “Code”) as to any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations; or
(xiv)    any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c)    The Guarantor hereby waives:
(i)    any requirements of diligence or promptness on the part of the Agent;
(ii)    presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations;
(iii)    notices (A) of nonperformance, (B) of acceptance of this Guaranty, (C) of default in respect of the Guaranteed Obligations, (D) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to any Borrower or otherwise,

5

(E) that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, (F) of any and all proceedings to collect from any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and (G) of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of the Guaranteed Obligations or any guaranty therefor;
(iv)    any right to require the Agent to (a) proceed first against any Borrower, or any other person whatsoever, (b) proceed against or exhaust any security given to or held by the Agent in connection with the Guaranteed Obligations, or (c) pursue any other remedy in the Agent’s power whatsoever;
(v)    any defense arising by reason of (a) any disability or other defense of any Borrower, (b) the cessation from any cause whatsoever of the liability of any Borrower, (c) any act or omission of the Agent or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of any Borrower or any security given to or held by the Agent in connection with the Guaranteed Obligations;
(vi)    any and all other suretyship defenses under applicable law; and
(vii)    the benefit of any statute of limitations affecting the Guaranteed Obligations or the Guarantor’s liability hereunder or the enforcement hereof.
In connection with the foregoing, the Guarantor covenants that this Guaranty shall not be discharged, except by complete performance of the obligations contained herein.
(d)    The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, of any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal and the Guarantor hereby agrees that the Agent shall not have any duty to advise the Guarantor of information known to the Agent regarding such condition or any such circumstances.
(e)    The Guarantor hereby agrees that (i) until such time as the Guaranteed Obligations have been paid in full, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated, no Letters of Credit exist that have not been Fully Supported, and the Credit Agreement has been terminated and is of no further force or effect (the "Satisfaction Date") and (ii) during any period that the Guaranteed Obligations may arise or be reinstated after the Satisfaction Date whether pursuant Section 4(h) below or otherwise, the Guarantor agrees that it shall not exercise any claim or other rights which it may now or hereafter acquire against any Borrower that arises from the existence, payment, performance or enforcement of the Guarantor's obligations or liabilities under this Guaranty, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy against any Borrower or any

6

collateral which the Agent or any Lender now has or hereafter acquires an interest, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid for the benefit of the Agent and the Lenders, and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, as the Agent may determine.
(f)    The Guarantor hereby agrees that any indebtedness of any Borrower now or hereafter owing to the Guarantor is hereby subordinated to all of the Guaranteed Obligations, whether heretofore, now or hereafter created (the “Subordinated Debt”), and that without the prior consent of the Agent, the Subordinated Debt shall not be paid in whole or in part until the Satisfaction Date shall have occurred, except that payments of principal and interest on the Subordinated Debt shall be permitted so long as no Event of Default shall have occurred and be continuing to the extent such payments would not render such Borrower incapable of performing the Guaranteed Obligations. The Guarantor will not accept any payment of or on account of any Subordinated Debt at any time in contravention of the foregoing. At the request of the Agent, the applicable Borrower shall pay to the Agent all or any part of the Subordinated Debt and any amount so paid to the Agent shall be applied to payment of the Guaranteed Obligations. Each payment on the Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by Guarantor as trustee for the Agent and shall be paid over to the Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner the Guarantor’s liability under any of the provisions of this Guaranty. The Guarantor agrees to file all claims against the applicable Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Subordinated Debt, and the Agent shall be entitled to all of the Guarantor’s right thereunder. If for any reason the Guarantor fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, the Agent, as the Guarantor’s attorney-in-fact, is hereby authorized to do so in the Guarantor’s name or, in the Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to the Agent all Guarantor’s rights to any payments or distributions to which the Guarantor otherwise would be entitled. If the amount so paid is greater than the Guarantor’s liability hereunder, the Agent will pay the excess amount to the party entitled thereto. In addition, until the Guaranteed Obligations have been paid in full, the Guarantor hereby appoints Agent as its attorney-in-fact to exercise all of the Guarantor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of such Borrower.
(g)    The Guarantor shall comply with all covenants stated to be applicable to it under the Credit Agreement. The Guarantor shall also cause each Borrower to comply with all covenants applicable to such Borrower under the Credit Agreement.

7

(h)    The Guarantor agrees that, if any payment made by any Borrower or any other person and applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Agent, any of the Lenders and any Letter of Credit Issuer to any Borrower or the Guarantor, its estate, trustee, receiver or any other party, including, without limitation, any guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guarantor’s liability under this Guaranty (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any lien, security interest or other collateral securing any Guarantor's liability under this Guaranty shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor under this Guaranty in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).
5.    Default, Remedies.
(a)    The obligations of the Guarantor hereunder are independent of and separate from the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations. If any of the Guaranteed Obligations are not paid when due, or upon any Event of Default, the Agent may, at its sole election, proceed directly and at once against the Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against any Borrower or any other guarantor of the Guaranteed Obligations, or against any Collateral for the Guaranteed Obligations under the Loan Documents.
(b)    At any time after maturity of the Guaranteed Obligations, the Agent may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Obligations (i) any indebtedness due or to become due from the Agent to the Guarantor and (ii) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of the Agent or any of its affiliates.
(c)    The Guarantor hereby authorizes and empowers the Agent, in its sole discretion, without any notice (except notices required by law to the extent such notice as a matter of law may not be waived) or demand to the Guarantor whatsoever and without affecting the liability of the Guarantor hereunder, to exercise any right or remedy which the Agent may have available to it, including but not limited to, foreclosure by one or more judicial or nonjudicial sales, and the Guarantor hereby waives any defense to the recovery by the Agent against the Guarantor of any deficiency after such action, notwithstanding any impairment or loss of any right of reimbursement, contribution, subrogation or other right or remedy against any Borrower, or any other guarantor, maker or endorser, or against any security for the Guaranteed Obligations or for any guaranty of

8

the Guaranteed Obligations. No exercise by the Agent of, and no omission of the Agent to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of the Agent against the Guarantor, any other guarantor, maker or endorser or any security shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Guarantor’s obligations hereunder or give to the Guarantor any right of recourse against the Agent, the Lenders or the Letter of Credit Issuers.
(d)    The Guarantor consents and agrees that the Agent shall not be under any obligation to make any demand upon or pursue or exhaust any of its rights or remedies against any Borrower or any guarantor or others with respect to the payment of the Guaranteed Obligations, or to pursue or exhaust any of its rights or remedies with respect to any security therefor, or any direct or indirect guaranty thereof or any security for any such guaranty, or to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations or to resort to any security or any such guaranty in any particular order, and all of its rights hereunder, under the Security Instruments and the other Loan Documents shall be cumulative. The Guarantor hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against the Agent any valuation, stay, appraisal, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Guaranty or the Security Instruments. Without limiting the generality of the foregoing, the Guarantor hereby agrees that it will not invoke or utilize any law which might cause delay in or impede the enforcement of the rights under this Guaranty, the Security Agreement or any of the other Loan Documents.
6.    Miscellaneous.
(a)    This Guaranty shall be irrevocable as to any and all of the Guaranteed Obligations until the Credit Agreement has been terminated, the commitments of the Lenders to extend credit under the Credit Agreement have been terminated and all Guaranteed Obligations then outstanding have been repaid.
(b)    This Guaranty shall be binding upon the Guarantor and upon its successors and assigns, heirs and legal representatives and shall inure to the benefit of the Lenders and the Letter of Credit Issuers; all references herein to the Borrowers and to the Guarantor shall be deemed to include their successors and assigns, heirs and legal representatives as applicable. Each Borrower’s successors and assigns shall include a receiver, trustee or debtor-in-possession of or for such Borrower. All references to the singular shall be deemed to include the plural where the context so requires. The Guarantor acknowledges the Agent’s acceptance hereof and reliance hereon.
(c)    No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions

9

of this Guaranty be binding upon the Agent, except as expressly set forth in a writing duly signed and delivered by the Agent or on the Agent’s behalf by an authorized officer or agent of the Agent. The Agent’s failure at any time or times hereafter to require strict performance by any Borrower or of the Guarantor or any other guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed by any Borrower or the Guarantor or any other guarantor and delivered to the Agent shall not waive, affect or diminish any right of the Agent at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of the Agent and directed to the Borrowers or the Guarantor, or any of them (as the case may be) specifying such waiver. No waiver by the Agent of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent permitted hereunder shall in any way affect or impair the Agent’s rights or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrowers to the Agent shall be conclusive and binding on the Guarantor irrespective of whether it was a party to the suit or action in which such determination was made.
(d)    THIS GUARANTY SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall, to the maximum extent permitted by applicable law, be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Guaranty.
(e)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF PARTY HERETO IRREVOCABLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OR ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE

10

OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.
(f)    EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH PARTY AT ITS ADDRESS SPECIFIED ON THE FIRST PAGE HEREOF OR SET FORTH IN SECTION 14.8 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.
(g)    WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.
(h)    This Guaranty (and any instrument or agreement granting or creating any security for this Guaranty) contains all the terms and conditions of the agreement between the Agent and the Guarantor relating to the subject matter hereof. The terms or provisions of this Guaranty may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.
(i)    Neither the Agent nor its Affiliates, directors, officers, agents, attorneys or employees shall be liable to the Guarantor for any action taken, or omitted to be taken, by it or them or any of them under this Guaranty, or the other Loan Documents or in connection therewith except that no person shall be relieved of any liability for gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

11

(j)    The Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions hereof shall nevertheless remain effective.
(k)    [Intentionally Omitted.]
(l)    Captions are for convenience only and shall not affect the meaning of any term or provision of this Guaranty.
(m)    All notices and other communications provided for hereunder shall be given in the manner set forth in the Credit Agreement and to the addresses set forth in the Credit Agreement or, in the case of the Guarantor, at its addresses set forth above.

12

[Signature page follows.]

13

IN WITNESS WHEREOF, undersigned have made this Guaranty as of the date first above written.

ANNTAYLOR STORES CORPORATION

By:
Name:    Michael J. Nicholson
Title:    Executive Vice President, Chief Financial Officer and Treasurer

Agreed and accepted to as of
the date first above written:

BANK OF AMERICA, N.A.,
as Agent

By:
Name:
Title:

SCHEDULE 1.1

COMMITMENTS

Lender	Revolving Loan Commitment	Pro Rata Share (9 decimals)

Bank of America, N.A	$65,000,000	26.000000000%
JPMorgan Chase Bank, N.A.	57,500,000	23.000000000%
RBS Citizens, N.A.	40,000,000	16.000000000%
Wachovia Bank, National Association	40,000,000	16.000000000%
Wells Fargo Retail Finance, LLC	27,500,000	11.000000000%
Fifth Third Bank	20,000,000	8.000000000%
	$250,000,000	100.000000000%

SCHEDULE 1.3

EXISTING LETTERS OF CREDIT

See attached

.

Imports Outstanding Liability By Bank Reference

22 Apr 2008

Ann Taylor Incorporated

1 37 PM

Beneficiary Country	Issue Date	Expiry Date
HONG KONG	20 Feb 2006	10 Apr 2006
INDIA	27 Feb 2006	10 Apr 2006
HONG KONG	28 Feb 2006	10 Apr 2006
HONG KONG	28 Feb 2006	10 Apr 2006
HONG KONG	28 Feb 2006	12 Apr 2006
Republic of Korea	02 Aug 2007	12 May 2008
Republic of Korea	03 Jan 2008	16 Jun 2008
INDIA	15 Feb 2008	09 Apr 2008
INDIA	15 Feb 2008	09 Apr 2008
INDIA	18 Feb 2008	09 Apr 2008
INDIA	15 Feb 2008	21 Apr 2008
INDIA	15 Feb 2008	09 Apr 2008
HONG KONG	28 Feb 2008	07 Apr 2008
INDIA	03 Mar 2008	14 Apr 2008
SRI LANKA	04 Mar 2008	02 May 2008
HONG KONG	04 Mar 2008	01 May 2008
CHINA	04 Mar 2008	07 Apr 2008
HONG KONG	04 Mar 2008	05 May 2008
Republic of Korea	04 Mar 2008	21 Apr 2008
INDIA	05 Mar 2008	23 Apr 2008
INDIA	05 Mar 2008	23 Apr 2008
INDIA	05 Mar 2008	23 Apr 2008
INDIA	05 Mar 2008	23 Apr 2008
INDIA	05 Mar 2008	23 Apr 2008
INDIA	12 Mar 2008	23 Apr 2008
INDIA	12 Mar 2008	23 Apr 2008
SRI LANKA	14 Mar 2008	29 Apr 2008
TAIWAN	14 Mar 2008	21 Apr 2008
MACAU	14 Mar 2008	21 Apr 2008
INDIA	14 Mar 2008	05 May 2008
INDIA	14 Mar 2008	07 May 2008
TAIWAN	19 Mar 2008	10 Apr 2008
HONG KONG	19 Mar 2008	21 Apr 2008
Republic of Korea	25 Mar 2008	05 May 2008
INDIA	25 Mar 2008	07 May 2008
INDIA	25 Mar 2008	07 May 2008
INDIA	25 Mar 2008	14 May 2008
BRAZIL	26 Mar 2008	05 May 2008
TAIWAN	26 Mar 2008	05 May 2008
HONG KONG	26 Mar 2008	05 May 2008

Page 1 of 2

Imports Outstanding Liability By Bank Reference
22 Apr 2008
Ann Taylor Incorporated
1 37 PM

Beneficiary Country	Issue Date	Expiry Date
INDIA	26 Mar 2008	07 May 2008
INDIA	27 Mar 2008	07 May 2008
INDIA	01 Apr 2008	30 Apr 2008
INDIA	01 Apr 2008	28 Apr 2008
HONG KONG	02 Apr 2008	16 May 2008
INDIA	07 Apr 2008	19 May 2008
INDIA	07 Apr 2008	12 May 2008
HONG KONG	07 Apr 2008	16 May 2008
INDIA	07 Apr 2008	28 May 2008
INDIA	07 Apr 2008	28 May 2008
Republic of Korea	14 Apr 2008	12 May 2008
HONG KONG	14 Apr 2008	02 May 2008
Republic of Korea	17 Apr 2008	02 Jun 2008
INDIA	18 Apr 2008	04 Jun 2008
INDIA	22 Apr 2008	19 May 2008

Page 2 of 2

April 22, 2008

ANN TAYLOR INC.

JPMorganChase

Letters of Credit Outstanding As Of 04/22/2008

Open Date	Expiry Date
02/15/2008	05/16/2008
02/22/2008	04/21/2008
02/22/2008	04/21/2008
03/05/2008	04/25/2008
03/05/2008	05/05/2008
03/05/2008	04/21/2008
03/05/2008	04/21/2008
03/05/2008	04/14/2008
03/06/2008	04/10/2008
03/06/2008	04/21/2008
03/17/2008	05/01/2008
03/17/2008	05/12/2008
03/17/2008	06/02/2008
03/19/2008	04/28/2008
03/19/2008	04/28/2008
03/19/2008	04/28/2008
03/19/2008	05/05/2008
03/19/2008	04/28/2008
03/19/2008	04/28/2008
03/19/2008	05/05/2008
03/19/2008	04/28/2008
03/19/2008	04/28/2008
03/19/2008	05/05/2008
03/19/2008	05/05/2008
03/19/2008	05/19/2008
03/19/2008	04/28/2008
03/19/2008	05/05/2008
03/19/2008	05/05/2008
03/19/2008	05/05/2008
03/19/2008	04/28/2008
03/19/2008	05/05/2008

Trade Channel

Date Format MM/DD/YY

Page 1 of 2

April 22, 2008

ANN TAYLOR INC.

JPMorganChase

Letters of Credit Outstanding As Of 04/22/2008

Open Date	Expiry Date
03/20/2008	05/19/2008
03/20/2008	05/16/2008
03/20/2008	04/28/2008
04/03/2008	05/12/2008
04/03/2008	05/12/2008
04/03/2008	05/12/2008
04/07/2008	05/16/2008
04/07/2008	04/29/2008
04/08/2008	05/19/2008
04/08/2008	05/16/2008
04/08/2008	05/16/2008
04/16/2008	05/23/2008
04/16/2008	06/02/2008
04/16/2008	06/02/2008
04/16/2008	05/26/2008
04/16/2008	06/02/2008
04/16/2008	06/02/2008
04/16/2008	06/02/2008
04/16/2008	06/02/2008
04/16/2008	05/30/2008
04/16/2008	05/26/2008
04/16/2008	05/19/2008
04/16/2008	05/30/2008
04/16/2008	05/30/2008

Selection Criteria:

Dates as of 04/22/2008

Trade Channel

Date Format: MM/DD/YY

Page 2 of 2

WACHOVIA

Wachovia Bank, N.A.
Outstanding Summary Report

For Applicant : ANN TAYLOR

Page 1
Date 04/21/2008

Applicant Name: ANN TAYLOR INC

Ctry	Opening Date	Expiry Date
LK	02/12/2008	04/29/2008
KR	02/22/2008	04/21/2008
HK	02/22/2008	04/21/2008
TW	02/27/2008	04/10/2008
KR	02/27/2008	04/21/2008
HK	03/03/2008	04/21/2008
HK	03/03/2008	04/21/2008
HK	03/03/2008	04/21/2008
HK	03/03/2008	05/30/2008
HK	03/05/2008	04/21/2008
HK	03/05/2008	04/21/2008
CN	03/05/2008	04/21/2008
KR	03/05/2008	04/14/2008
HK	03/05/2008	04/21/2008
HK	03/05/2008	04/21/2008
KR	03/05/2008	04/14/2008
TW	03/05/2008	04/14/2008
HK	03/05/2008	04/14/2008
HK	03/05/2008	04/21/2008
HK	03/05/2008	04/21/2008
ID	03/05/2008	04/21/2008
VG	03/05/2008	04/21/2008
LK	03/05/2008	04/15/2008
HK	03/12/2008	04/21/2008
HK	03/12/2008	04/21/2008
HK	03/12/2008	04/21/2008
ID	03/12/2008	04/21/2008
C2	03/12/2008	04/21/2008
HK	03/12/2008	04/21/2008
HK	03/12/2008	04/21/2008

WACHOVIA

Wachovia Bank, N.A.
Outstanding Summary Report
For Applicant : ANN TAYLOR

Page 2
Date 04/21/2008

Applicant Name ANN TAYLOR INC

Ctry	Opening Date	Expiry Date
HK	03/12/2008	04/21/2008
HK	03/12/2008	04/21/2008
HK	03/12/2008	04/21/2008
TW	03/20/2008	05/05/2008
TW	03/20/2008	05/12/2008
TW	03/20/2008	05/05/2008
HK	03/20/2008	05/05/2008
HK	03/25/2008	05/12/2008
TW	03/25/2008	04/28/2008
CN	03/26/2008	05/05/2008
KR	03/26/2008	05/05/2008
KR	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
ID	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
HK	03/26/2008	05/05/2008
TH	04/02/2008	05/12/2008
HK	04/02/2008	05/16/2008
HK	04/02/2008	05/19/2008
HK	04/02/2008	05/16/2008
HK	04/02/2008	05/12/2008
HK	04/02/2008	05/12/2008
HK	04/03/2008	05/12/2008
TH	04/02/2008	05/12/2008

WACHOVIA

Wachovia Bank, N.A.
Outstanding Summary Report
For Applicant : ANN TAYLOR

Page 3
Date 04/21/2008

Applicant Name ANN TAYLOR INC

Ctry	Opening Date	Expiry Date
HK	04/02/2008	05/16/2008
HK	04/02/2008	05/19/2008
TW	04/02/2008	05/12/2008
ID	04/02/2008	05/19/2008
CN	04/02/2008	05/12/2008
HK	04/02/2008	05/16/2008
HK	04/02/2008	05/12/2008
ID	04/02/2008	05/16/2008
HK	04/02/2008	05/16/2008
HK	04/02/2008	05/16/2008
HK	04/02/2008	05/12/2008
KR	04/07/2008	05/12/2008
KR	04/07/2008	05/12/2008
HK	04/07/2008	05/16/2008
ID	04/10/2008	05/16/2008
HK	04/10/2008	05/19/2008
HK	04/10/2008	05/19/2008
VG	04/10/2008	05/19/2008

BA/ACCPT Summary:

***** END OF OUTSTANDING SUMMARY REPORT

SCHEDULE 5.2(j)

ADDITIONAL REPORTS

Monthly (within 15 Business Days after the end of each month):

1.    Summary Stock Ledger Report
2.    Report of Eligible L/C Inventory
3.    Report of Eligible Credit Card Receivables
4.    Rent Liability Report
5.    Gift Card Liability Report
6.    Customer Deposits Report
7.    Report showing Retail Sales for the month
8.    Report showing Detail of Eligible In-Transit Inventory

SCHEDULE 6.5

SUBSIDIARIES AND AFFILIATES

Name	Relationship to the Parent
AnnTaylor, Inc. (DE)	Wholly-owned Subsidiary
AnnTaylor Distribution Services, Inc. (DE)	Indirect, Wholly-owned Subsidiary
AnnTaylor Retail, Inc. (DE)	Indirect, Wholly-owned Subsidiary
Annco, Inc. (DE)	Indirect, Wholly-owned Subsidiary
AnnTaylor Travel, Inc. (DE)	Indirect, Wholly-owned Subsidiary
AnnTaylor Sourcing Far East Ltd. (Hong Kong)	Indirect, Wholly-owned Subsidiary 149,999 shares owned by AnnTaylor, Inc. 1 share owned by AnnTaylor Stores Corporation
AnnTaylor of Puerto Rico, Inc. (Puerto Rico)	Indirect, Wholly-owned Subsidiary
AnnTaylor Global Sourcing Italy, S.r.l. (Italy)	Indirect, Wholly-owned Subsidiary

SCHEDULE 6.7

SUBSIDIARY CAPITALIZATION

Name	Shares Authorized	Shares Outstanding	Ownership (percentage and number of shares)
AnnTaylor, Inc.	Common: 1,000 shares, par value $1.00 per share	Common: 1 share	100% owned by AnnTaylor Stores Corporation
AnnTaylor Distribution Services, Inc.	Common: 100 shares, par value $.01 per share	Common: 1 share	100% owned by AnnTaylor, Inc.
AnnTaylor Retail, Inc.	Common: 100 shares, par value $.01 per share	Common: 1 share	100% owned by AnnTaylor, Inc.
Annco, Inc.	Common: 100 shares, par value $1.00 per share	Common: 1 share	100% owned by AnnTaylor, Inc.
AnnTaylor Travel, Inc.	Common: 1000 shares, par value $.01 per share	Common: 1 share	100% owned by AnnTaylor, Inc.
AnnTaylor Sourcing Far East Ltd.	Common: 150,000 shares, par value HK $1.00 per share	Common: 150,000 shares	99.99% owned by AnnTaylor, Inc. (149,999 shares) Remaining 0.01% owned by AnnTaylor Stores Corporation (1 share)

SCHEDULE 6.9

DEBT

As of January 28, 2012, there is a payable from AnnTaylor, Inc. to AnnTaylor Sourcing Far East Ltd.

SCHEDULE 6.10

DISTRIBUTIONS

As of the Effective Date, Common Stock repurchases by AnnTaylor Stores Corporation for Fiscal Year 2008 totals $35,266,368.58.

SCHEDULE 6.11

REAL ESTATE; STORE LOCATIONS

1.	Distribution Center: 7101 Distribution Drive, Louisville, Kentucky, 40258
2.Store locations attached

Brand	Store Name	Street Address	City	State	Zip
ATS	Forum Shops @Caesars	3500 Las Vegas Blvd. Space #D03A	Las Vegas	NV	89109
ATS	Scottsdale Fashion	7014 E Camelback Road 7014 E Camelback Road, Suite 1	Scottsdale	AZ	85251
ATS	Paradise Valley Mall	4550-82 E.Cactus Rd. SPACE C36	Phoenix	AZ	85032
ATS	Biltmore Fashion Prk	2582 E. Camelback Road space #120	Phoenix	AZ	85016
ATS	The Venetian	3377 Las Vegas Blvd. South #2080	Las Vegas	NV	89109
ATS	Rampart Commons	1013 South Rampart Blvd.	Las Vegas	NV	89145
ATS	La Encantada	2905 East Skyline Drive Space #1024	Tucson	AZ	85718
ATS	Fashion Show	3200 Las Vegas Blvd. S Space #1195	Las Vegas	NV	89109
ATS	The Summit Sierra	13925 S.Virginia Street Suite #242	Reno	NV	89511
ATS	Town Square	6543 Las Vegas Blvd. South Space #C-117	Las Vegas	NV	89119
ATS	ABQ UPTOWN	2261 Q ST NE Space #2E	Albuquerque	NM	87110
ATS	Chandler Fashion Ctr	3111 W. Chandler Blvd. Space #1048	Chandler	AZ	85226
ATS	KIERLAND COMMONS	15205 N. Kierland Space # 180C1B	Scottsdale	AZ	85254
ATS	Beverly Center	8522 Beverly Blvd. Suite 782	Los Angeles	CA	90048
ATS	Pasadena	495-505 South Lake Ave.	Pasadena	CA	91101
ATS	Brea Mall	2117 Brea Mall	Brea	CA	92821
ATS	University Town Ctr.	4417 La Jolla Village Dr. N-9	San Diego	CA	92122
ATS	The Oaks	460 W. Hillcrest Drive	Thousand Oaks	CA	91360
ATS	Promenade Peninsula	550 Deep Valley Drive	Rolling Hills Estate	CA	90274
ATS	Mission Viejo Mall	952 The Shops at Mission Viejo	Mission Viejo	CA	92691
ATS	Westside Pavilion	10800 West Pico Blvd Space #150	Los Angeles	CA	90064
ATS	Glendale Galleria	1108 Glendale Galleria Space #G-4	Glendale	CA	91210
ATS	Sherman Oaks	14006 Riverside Drive Space #272	Sherman Oaks	CA	91423
ATS	Fashion Valley	324 Fashion Valley Space #675	San Diego	CA	92108
ATS	South Coast Plaza	3333 Bristol St. Space #2014	Costa Mesa	CA	92626
ATS	Manhattan Village	3200 Sepulveda Blvd. Space #E-8	Manhattan Beach	CA	90266
ATS	Century City	10250 Santa Monica Blvd Space # 175	Los Angeles	CA	0
ATS	Main Place	2800 North Main Street Space # 418	Santa Monica	CA	0
ATS	Gardens On El Paseo	73-515 El Paseo Space #G-1728	Palm Desert	CA	92260
ATS	Fashion Valley	7007 Friars Road Space #304	San Diego	CA	92108
ATS	Houston Galleria	5085 Westheimer Suite 2880	Houston	TX	77056
ATS	Town & Country Villa	12850 Memorial Dr. Suite 400	Houston	TX	77024
ATS	Village Arcade	5515 Kelvin Suite 90	Houston	TX	77005
ATS	Northstar Mall	32 North Star Mall Space #1735	San Antonio	TX	78216
ATS	Huebner Oaks Center	11745 IH 10 W.	San Antonio	TX	78230
ATS	Champions Forest	5470 FM 1960 West	Houston	TX	77069
ATS	River Oaks Center	1987 West Grey	Houston	TX	77019
ATS	Highland Village	4051 Westheimer Rd x	Houston	TX	77027
ATS	Shops at La Cantera	15900 LaCantera Parkway Bldg. 2 Suite #2240	San Antonio	TX	78256
ATS	Alamo Quarry Market	255 East Basse Suite 905	San Antonio	TX	78209
ATS	La Plaza Mall	2200 South 10th Street Space #F-14A	McAllen	TX	78503
ATS	First Colony Mall	16535 Southwest Freeway Space #1000	Sugarland	TX	77479
ATS	Willowbrook Mall	7925 FM 1960 W. Space #1096	Houston	TX	77070
ATS	Woodlands Market	9595 Six Pines Drive Suite 610	The Woodlands	TX	77380

ATS	River Oaks Center	1992 West Grey Space #G09	Houston	TX	77109
ATS	Memorial City Mall	303 Memorial City Space #750	Houston	TX	77024
ATS	Arboretum Market	9722 Great Hills Trail Suite 350	Austin	TX	78759
ATS	University Park Vlg.	1604 S. University Drive Suite 502	Fort Worth	TX	76107
ATS	Preston Park Village	1900 Preston Road	West Plano	TX	75093
ATS	Barton Creek Square	11410 Century Oaks Terrance Space C03	Austin	TX	78746
ATS	Utica Square	1948 Utica Square	Tulsa	OK	74114
ATS	Penn Square Mall	1901 Northwest Expressway Suite 1036	Oklahoma City	OK	73118
ATS	Kingsgate Center	8201 Quaker Avenue	Lubbock	TX	79424
ATS	South Lake	1426 Main Street	Southlake	TX	76092
ATS	Shops at Willow Bend	6121 West Park Blvd Space # B208	Plano	TX	75093
ATS	Northpark Center	8687 North Central Expressway Space #2132	Dallas	TX	75225
ATS	Park Plaza	6000 West Markham Street Space #2154	Little Rock	AR	72205
ATS	The Shops@Highland V	4141 Waller Creek Bldg Q Space #140	Highland Village	TX	75077
ATS	Galleria Dallas	13350 North Dallas Parkway Space # 1375	Dallas	TX	75240
ATS	Woodlands Hills Mall	7021 S. Memorial Drive Space #155	Tulsa	OK	74133
ATS	Watters Creek	913 Garden Park Drive x	Allen	TX	75013
ATS	Northpark Center	8687 North Central Expressway Space R1-1444	Dallas	TX	75225
ATS	Parks at Arlington	3811 South Copper St. Space #1070	Arlington	TX	76015
ATS	University Park Vlg.	1604 South Universtiy Drive Space #406	Fort Worth	TX	76107
ATS	Hillsdale Mall	276 Hillsdale Mall	San Mateo	CA	94403
ATS	Valley Fair	2855 Stevens Creek Blvd. #B305 & 307	Santa Clara	CA	95050
ATS	Embarcadero Center	3 Embarcadero Center	San Francisco	CA	94111
ATS	Pearlridge Center	981005 Moana Lua Rd. #121	Aiea	HI	96701
ATS	Washington Sq.	9624 SW Washington Sq. Rd.	Portland	OR	97223
ATS	Redmond Town Center	16535 NE 74th St. Space F115	Redmond	WA	98052
ATS	Pacific Place	600 Pine Street Space #305	Seattle	WA	98101
ATS	Arden Fair	1689 Arden Way	Sacramento	CA	95815
ATS	Stoneridge Mall	1128 Stoneridge Mall x	Pleasanton	CA	94588
ATS	Ala Moana Center	1450 Ala Moana Blvd. Space #309	Honolulu	HI	96814
ATS	The Shops@River Park	7831 Via del Rio x	Fresno	CA	93720
ATS	Pioneer Place	700 SW 5th Avenue Suite #3045	Portland	OR	97204
ATS	Bellevue Square	2048 Bellevue Square	Bellevue	WA	98004
ATS	Stanford Center	660 Stanford Shopping Center Space # 101	Palo Alto	CA	94304
ATS	Stonestown Galleria	3251 20th Ave. Space 210	San Francisco	CA	94132
ATS	University Village	2623 NE University Village Space #4	Seattle	WA	98105
ATS	VALLEY FAIR	2855 Stevens Creek Space # B305	Santa Clara	CA	95050
ATS	Pacific Place	10341 Pacific Street	Omaha	NE	68114
ATS	Rosedale Center	206 Rosedale Center	Roseville	MN	55113
ATS	Southdale Center	1195 Southdale Center	Edina	MN	55435
ATS	Mayfair Mall	2500 N. Mayfair Road Space 20	Wauwatosa	WI	53226
ATS	Gaviidae Commons	555 Nicollet Mall Suite 2277	Minneapolis	MN	55402
ATS	Fox River Mall	4301 West Wisconsin Avenue	Appleton	WI	54913
ATS	West Towne Mall	33 West Towne Mall	Madison	WI	53719
ATS	Boise Towne Sq. Mall	350 N. Milwaukee Box 1083 Space 1087	Boise	ID	83704
ATS	Mall of America	218 South Avenue	Bloomington	MN	55425

ATS	Shops At Arbor Lakes	12265 Elm Creek Blvd Space #B12	Maple Grove	MN	55369
ATS	Jordan Creek Town Ce	101 Jordan Creek Parkway Space #11080	West Des Moines	IA	50266
ATS	The Gateway	10 South Rio Grande Street Suite A	Salt Lake City	UT	84101
ATS	Ridgedale Center	12719 Wayzata Blvd. x	Minnetonka	MN	55343
ATS	Village Pointe Shopp	17250 Davenport Street Space #C-102	Omaha	NE	68118
ATS	City Creek Center	50 South Main Street Suite #260	Salt Lake City	UT	84101
ATS	Fashion Place	6191 S. State Street Space #A210	Murray	UT	84107
ATS	Mall of America	60 E. Broadway Space #S216	Bloomington	MN	55425
ATS	Regency Court	120 Regency Parkway Space #176a	Omaha	NE	68114
ATS	SOUTHDALE CENTER	10 Southdale Center Space # 1155	Edina	MN	55435
ATS	Park Meadows	8405 Park Meadows Drive Suite 1107	Littleton	CO	80124
ATS	Town Center Plaza	5240 West 119th St, Space 2040	Leawood	KS	66209
ATS	Bradley Fair	2000 N Rock Road Suite 126	Wichita	KS	67206
ATS	Oak Park Mall	11163 W. 95th Street	Overland Park	KS	66214
ATS	Chesterfield Mall	266 Chesterfield Mall #752	Chesterfield	MO	63017
ATS	Cherry Creek	3000 East 1st Avenue Space #249	Denver	CO	80206
ATS	Briargate	1925 Briargate Parkway Space #A125	Colorado Springs	CO	80920
ATS	124 Country Club Pla	309 Nichols Road x	Kansas City	MO	64112
ATS	West County Mall	130 West County Center Space #2127	St. Louis	MO	63131
ATS	Battlefield Mall	2825 S. Glenstone Ave. Space #H08D	Springfield	MO	65804
ATS	Flatiron Crossing	1 West Flatiron Circle Space # 1184	Broomfield	CO	80021
ATS	ST. LOUIS GALLERIA	1155 St. Louis Galleria Space # 1418	St. Louis	MO	63117
ATS	Plaza Frontenac	1701 S. Lindbergh Blvd. Space #241	St. Louis	MO	63131
ATS	Riverside Square	143 Riverside Square	Hackensack	NJ	7601
ATS	Ridgewood	240 Ridgewood Avenue	Ridgewood	NJ	7450
ATS	Bridgewater Commons	400 Commons Way	Bridgewater	NJ	8807
ATS	Rockaway Town Square	Route 80 E & Mount Hope Avenue	Rockaway	NJ	7866
ATS	Willowbrook Mall	1422 Willowbrook Mall Space 1420 & 1422	Wayne	NJ	7470
ATS	East Broad Street	165-169 East Broad Street	Westfield	NJ	7090
ATS	Garden State Plaza	Garden State Rt. 4 & 17 Space #1125	Paramus	NJ	7652
ATS	Streets of Chester	280 Streets of Chester Route 206 South	Chester	NJ	7930
ATS	Staten Island Mall	2655 Richmond Ave. Space 2585	Staten Island	NY	10314
ATS	The Mall@Shorthills	1200 Morris Turnpike Space # B153	Short Hills	NJ	7078
ATS	Somerset Collection	2801 W. Big Beaver Suite K252	Troy	MI	48084
ATS	Briarwood Mall	822 Briarwood Circle	Ann Arbor	MI	48108
ATS	Keystone at the Csng	8701 Keystone Crossing	Indianapolis	IN	46240
ATS	Grosse Pointe	16822 Kercheval Ave.	Grosse Pointe	MI	48230
ATS	Woodland	3195 28th Street SE	Grand Rapids	MI	49512
ATS	Beachwood Place	26300 Cedar Road Space 152	Beachwood	OH	44122
ATS	Southpark Center	1012 Southpark Center	Strongsville	OH	44136
ATS	Franklin Park Mall	5001 Monroe Street Suite 324 Space T-67	Toledo	OH	43623
ATS	University Park	6501 North Grape Road	Mishawaka	IN	46545
ATS	Twelve Oaks	27412 Novi Road	Novi	MI	48377
ATS	Village of Rochester	340 North Adams Road Space #G340	Rochester Hills	MI	48309
ATS	Crocker Park	145 Main Street Space #1050	Westlake	OH	44145
ATS	Clay Terrace	14400 Clay Terrace Blvd. Space #D13	Carmel	IN	46032

ATS	Eastwood Town Center	3012 Town Centre Blvd. Space D3	Lansing	MI	48912
ATS	World Fin Ctr	225 Liberty Street	New York	NY	10281
ATS	645 Madison Avenue	645 Madison Avenue	New York	NY	10022
ATS	South Street Seaport	4 Fulton Street	New York	NY	10038
ATS	149 Fifth Ave.	149-151Fifth Avenue	New York	NY	10010
ATS	850 Third Avenue	850 Third Avenue 52nd & 3rd	New York	NY	10022
ATS	1166 Sixth Avenue	1166 Sixth Avenue	New York	NY	10036
ATS	330 Madison Avenue	330 Madison Avenue	New York	NY	10017
ATS	71-09 Austin Street	71-09 Austin Street x	Forest Hills	NY	11375
ATS	600 5th Avenue	600 5th Avenue x	New York	NY	10020
ATS	South LaSalle Street	231 South LaSalle St.	Chicago	IL	60604
ATS	Town Square Wheaton	91 Town Square	Wheaton	IL	60187
ATS	Oakbrook Center	208 Oakbrook Center	Oak Brook	IL	60523
ATS	Old Orchard Center	74 Old Orchard Road Suite L19	Skokie	IL	60077
ATS	Woodfield Mall	N311 Woodfield Shopping Center	Schaumburg	IL	60173
ATS	Main Place	132 W Jefferson Ave. Space D1	Naperville	IL	60540
ATS	Michigan Ave	600 North Michigan Avenue	Chicago	IL	60611
ATS	Deer Park Town Ctr	20530 North Rand Road Space #314	Deer Park	IL	60010
ATS	Geneva Commons	402 Commons Drive Space #2140	Geneva	IL	60134
ATS	Orland Park Crossing	14215 LaGrange Road Space 116	Orland Park	IL	60462
ATS	Water Tower Place	845 North Michigan Ave Space #4075	Chicago	IL	60611
ATS	Northbrook Court	1252 Northbrook Court x	Northbrook	IL	60062
ATS	Michigan Ave.	600 N. Michigan Ave. Suite 180	Chicago	IL	60611
ATS	OLD ORCHARD CENTER	125 Old Orchard Rd. Space # C-15	Skokie	IL	60077
ATS	New Haven	968 Chapel Street	New Haven	CT	6510
ATS	Westport	97 Main Street	Westport	CT	6880
ATS	West Farms	216 West Farms Mall	Farmington	CT	6032
ATS	Stamford Town Center	100 Greyrock Place	Stamford	CT	6901
ATS	Trumbull Shopping Pk	5065 Main Street	Trumbull	CT	6611
ATS	Somerset Square	140 Glastonbury Road x	Glastonbury	CT	6033
ATS	Danbury Fair	7 Backus Avenue Space C-115	Danbury	CT	6810
ATS	Long Meadow Shops	694 Bliss Road	Longmeadow	MA	1106
ATS	New Canaan	59 Elm Street x	New Canaan	CT	6840
ATS	Providence Place	17 Providence Place Space #3190	Providence	RI	2903
ATS	Blue Back Square	91 Memorial Road Space #D50	West Hartford	CT	6107
ATS	Garden City Center	100 Midway Road Space #8100	Cranston	RI	2920
ATS	DANBURY FAIR MALL	7 Backus Ave Space # C-116	Danbury	CT	6810
ATS	Braintree	250 Granite Avenue	Braintree	MA	2184
ATS	Pheasant Lane	310 Daniel Webster Highway	South Nashua	NH	3060
ATS	Newbury	18 Newbury Street	Boston	MA	2116
ATS	Cambridgeside	100 Cambridgeside	Cambridge	MA	2141
ATS	Northshore Mall	Northshore Mall Route 20	Peabody	MA	1960
ATS	Natick Mall	1245 Worcester Road Space 116	Natick	MA	1760
ATS	Prudential Center	800 Boylston Street SPACE 27	Boston	MA	2199
ATS	Burlington Mall	75 Middlesex St.	Burlington	MA	1803
ATS	Solomon Pond	601 Donald Lynch Blvd.	Marlborough	MA	1752

ATS	Derby Street Shoppes	98 Derby Street Space #417	Hingham	MA	2043
ATS	Faneuil Hall	South Market Building Space #2170	Boston	MA	2109
ATS	44 Brattle Street	44 Brattle Street x	Cambridge	MA	2138
ATS	Chestnut Hill	199 Boylston St. Space # S219B	Chestnut Hill	MA	2467
ATS	Prudential Center	800 Boylston Street Space #174	Boston	MA	2199
ATS	Carousel Center	9503 Carousel Center	Syracuse	NY	13290
ATS	Larchmont	1919 Palmer Avenue	Larchmont	NY	10538
ATS	Eastchester	696 White Plains Road	Scarsdale	NY	10583
ATS	Smith Haven Mall	Route 25 & 347	Lake Grove	NY	11755
ATS	The Palisades Center	1780 Palisades Center Drive	West Nyack	NY	10994
ATS	Crossgates Mall	1 Crossgates Mall Space #D219	Albany	NY	12203
ATS	Walden Galleria	2000 Walden Avenue Space G-107	Buffalo	NY	14225
ATS	Eastview Mall	251 Eastview Mall Space F-10	Victor	NY	14564
ATS	41 South Moger Ave	41 South Moger Avenue x	Mt. Kisco	NY	10549
ATS	Americana Manhasset	1990 Northern Blvd. x	Manhasset	NY	11030
ATS	Roosevelt Field Mall	630 Old Country Road Space #2036D	Garden City	NY	11530
ATS	The Westchester	125 Westchester Ave. Space #2860A	White Plains	NY	10601
ATF/LOS	Waterloo	655 Route 318 Space #B059	Waterloo	NY	13165
ATF/LOS	Wrentham Premium	One Premium Outlets Blvd. Suite #339	Wrentham	MA	2093
ATF/LOS	Arsenal Mall	485 Arsenal Street Space B016A	Watertown	MA	2472
ATF/LOS	Niagara Falls Outlet	1822 Military Road Space #34	Niagra Falls	NY	14304
ATF/LOS	Manchester Outlets	16 Wyman Lane x	Manchester Center	VT	5255
ATF/LOS	Lee Outlets	50 Water Street Suite D170	Lee	MA	1238
ATF/LOS	Merrimack	Industrial Drive, Exit 10 Space #209	Merrimack	NH	3054
ATF/LOS	Clinton Premium	20 - A Killingworth Turnpike Space 400	Clinton	CT	6413
ATF/LOS	Wrentham Prem LOS	One Premium Outlets Blvd, Suite #240	Wrentham	MA	2093
ATF/LOS	Westbrook LOS	314 Flat Rock Place Suite E135	Westbrook	CT	6498
ATF/LOS	Waterloo Prem LOS	655 Route 318 Space 86, 88	Waterloo	NY	13165
ATF/LOS	Kittery LOS	283 US Route 1 Space # 108	Kittery	ME	3904
ATF/LOS	Tilton LOS	120 Laconia Road Space # 128	Tilton	NH	3276
ATF/LOS	Niagara Falls LOS	1900 Military Road Space # 94	Niagara Falls	NY	14304
ATF/LOS	Niagara Falls LOS	Suite 94 1900 Military Rd	Niagara Falls	NY	14304
ATF/LOS	Manchester LOS	97 Depot Street	Manchester Center	VT	5255
ATF/LOS	Merrimack LOS	Industrial Drive, Exit 10 Space #285	Merrimack	NH	3054
ATF/LOS	Gulf Coast	5460 Factory Shops Blvd. Space #700 & 705	Ellenton	FL	34222
ATF/LOS	Orlando Premium	8200 Vineland Avene Space #745	Orlando	FL	32821
ATF/LOS	Orlando Prime	4963 International Drive Unit 2C-01	Orlando	FL	32819
ATF/LOS	St.Augustine Outlets	2700 State Road 16 Westpoint Stevens Box /Sp #405	St.Augustine	FL	32092
ATF/LOS	Orlando Prime LOS	4953 International Drive Space 1A-15	Orlando	FL	32819
ATF/LOS	St. Aug Prime LOS	490 Prime Outlets Blvd. Space #1100	St. Augustine	FL	32084
ATF/LOS	Orlando Prem LOS	8200 Vineland Ave Space #1601	Orlando	FL	32821
ATF/LOS	Lake Buena Vista LOS	15831South Apopka Vineland Rd. (State Road 535) /Space # M-3	Orlando	FL	32821
ATF/LOS	Ellenton LOS	5707 Factory Shops Blvd. Space # 802	Ellenton	FL	34222
ATF/LOS	Rehoboth Beach	4565 Highway 1 Space 103	Rehoboth Beach	DE	19971
ATF/LOS	Philadelphia Premium	18 Lightcap Road Space #299	Pottstown	PA	19464
ATF/LOS	Lancaster Outlets	505 Stanley K. Tanger Blvd. Suite #505	Lancaster	PA	17602

ATF/LOS	Franklin Mills	1556 Franklin Mills Circle Space #653	Philadelphia	PA	19154
ATF/LOS	Outlets at Hershey	46 Outlet Square Space # 64	Hershey	PA	17033
ATF/LOS	Rockvale Outlets LOS	35 South Willowdale Drive Suite 1721	Lancaster	PA	17602
ATF/LOS	Phili Prem LOS	18 Lightcap Road Space #499	Pottstown	PA	19464
ATF/LOS	Rehoboth LOS	Delaware State Route 1 Space #311	Rehoboth Beach	DE	19971
ATF/LOS	Hershey LOS	78 Outlet Square	Hershey	PA	17033
ATF/LOS	FRANKLIN MILLS LOS	1455 Franklin Mills Circle Space # 209A	Philadelphia	PA	19154
ATF/LOS	Georgia Premium	800 Highway 400 South Suite #150	Dawsonville	GA	30534
ATF/LOS	Lebanon	One Outlet Village Blvd. Space #400	Lebanon	TN	37090
ATF/LOS	Locust Grove Outlets	1000 Tanger Drive Suite #410	Locust Grove	GA	30248
ATF/LOS	Calhoun Prime Outlet	455 Belwood Road Suite #1	Calhoun	GA	30701
ATF/LOS	Opry Mills	207 Opry Mills Drive Space #635	Nasville	TN	37214
ATF/LOS	Five Oaks	1645 Parkway #960 Space #680	Sevierville	TN	37862
ATF/LOS	Commerce II LOS	800 Steven B. Tanger Blvd. Space #1215	Commerce	GA	30529
ATF/LOS	N. Georgia Prem LOS	800 Hwy 400 South Space #600	Dawsonville	GA	30534
ATF/LOS	Opry Mills LOS	207 Opry Mills Circle Space #605	Nashville	TN	37214
ATF/LOS	Calhoun LOS	455 Belwood Road Space # 3	Calhoun	GA	30701
ATF/LOS	Five Oaks LOS	1645 Parkway Space # 610	Sevierville	TN	37862
ATF/LOS	Locust Grove LOS	1000 Tanger Drive Space # 303	Locust Grove	GA	30248
ATF/LOS	Lebanon Premium LOS	One Outlet Village Blvd Space #120, 125	Lebanon	TN	37090
ATF/LOS	GRAND RIVER LOS	6200 Grand River Blvd East Space# 525	Leeds	AL	35094
ATF/LOS	Woodbury Commons	113 Marigold Court	Central Valley	NY	10917
ATF/LOS	Tannersville	1000 Route 611 Suite H1-95, Bldg. H	Tannersville	PA	18372
ATF/LOS	Jersey Gardens	651 Kapkowski Road	Elizabeth	NJ	7201
ATF/LOS	Liberty Village	One Church Street Space #44	Flemington	NJ	8822
ATF/LOS	Jackson Prem Outlets	537 Monmouth Road Suite 314	Jackson	NJ	8527
ATF/LOS	Deer Park Outlets	1645 the Arches Circle x	Deer Park	NY	11729
ATF/LOS	Riverhead	412 Tanger Mall Drive Suite #412	Riverhead	NY	11901
ATF/LOS	Jersey Shore Outlets	One Premium Outlet Blvd. Suite #842	Tinton Falls	NJ	7753
ATF/LOS	The Crossings	1000 Route 611 Space #H01	Tannersvile	PA	18372
ATF/LOS	Riverhead LOS	918 Tanger Mall Drive Suite #918	Riverhead	NY	11901
ATF/LOS	Jersey Gardens LOS	651 Kapkowski Road Suite 1412/1416	Elizabeth	NJ	7201
ATF/LOS	JerseyShore Prem LOS	One Premium Outlets Blvd. Suite #793	Tinton Falls	NJ	7753
ATF/LOS	Jackson LOS	537 Monmouth Road Space # 300	Jackson	NJ	8527
ATF/LOS	Woodbury Commons LOS	498 Red Apple Court Space 280, 288	Central Valley	NY	10917
ATF/LOS	Potomac Mills	2700 Potomac Mills Circle Suite 933	Prince William	VA	22192
ATF/LOS	Leesburg	241 Fort Evans Road NE Suite #210	Leesburg	VA	20176
ATF/LOS	Hagerstown	610 Prime Outlets Blvd.	Hagerstown	MD	21740
ATF/LOS	Williamsburg	5699-44A Richmond Road Space #A016A	Williamsburg	VA	23188
ATF/LOS	Arundel Mills	7000 Arundel Mills Circle Space 308B	Hanover	MD	21076
ATF/LOS	Carolina Premium	1025 Industrial Park Drive Space #10	Smithfield	NC	27577
ATF/LOS	Piedmont Outlet LOS	4000 Arrowhead Blvd, Suite #620	Mebane	NC	27302
ATF/LOS	Carolina Prem LOS	1025 Industrial Park Drive Space #850	Smithfield	NC	27577
ATF/LOS	Arundel Mills LOS	7000 Arundel Mills Circle x	Hanover	MD	21076
ATF/LOS	Leesburg LOS	241 Ft. Evans Road NE Space # 903	Leesburg	VA	20176
ATF/LOS	Queenstown LOS	441 Outlet Center Drive Space #B038	Queenstown	MD	21658

ATF/LOS	POTOMAC MILLS LOS	2700 Potomac Mills Circle Space # 225	Prince William	VA	22192
ATF/LOS	Myrtle Beach	10843 Kings Road Suite #602	Myrtle Beach	SC	29572
ATF/LOS	Gaffney	400 Factory Shops Blvd. Space #400	Gaffney	SC	29341
ATF/LOS	North Charleston	4840 Tanger Outlet Blvd. Suite #1060	North Charleston	SC	29418
ATF/LOS	Hilton Head Outlets	1414 Fording Island Road Box #A8 (A140)	Bluffton	SC	29910
ATF/LOS	Concord Mills	8111 Concord Mills Blvd. Space 635	Concord Mills	NC	28027
ATF/LOS	Charleston LOS	4840 Tanger Outlet Blvd. Suite 960	North Charleston	SC	29418
ATF/LOS	Myrtle Beach LOS	10823 Kings Road Suite #360	Myrtle Beach	SC	29572
ATF/LOS	Concord Mills LOS	8111 Concords Mills Blvd. Space #254	Concord	NC	28027
ATF/LOS	Hilton Head LOS	1414 Fording Island Rd. Space # G-130	Bluffton	SC	29910
ATF/LOS	Blowing Rock LOS	278 Shoppes on the Parkway Rd. Space # 100	Blowing Rock	NC	28605
ATF/LOS	Gaffney Premium LOS	1 Factory Shopes Blvd Space #345, 350	Gaffney	SC	29341
ATF/LOS	Vero Beach	1850 94th Drive Space 160	Vero Beach	FL	32966
ATF/LOS	Sawgrass Mills	12801 West Sunrise Blvd. Space 1027	Sunrise	FL	33323
ATF/LOS	Miromar/Naples	10801 Corkscrew Road Suite #374	Naples	FL	33928
ATF/LOS	Dolphin Mall	11401 Northwest 12th Street Suite #379	Miami	FL	33172
ATF/LOS	Puerto Rico Outlets	1 Prime Outlets Blvd. Suite #825	Barceloneta	PR	617
ATF/LOS	Naples	6060 Collier Blvd. Space #173	Naples	FL	34114
ATF/LOS	Sawgrass Mills	12801 West Sunrise Blvd Space #1027A	Sunrise	FL	33323
ATF/LOS	Dolphin Mall LOS	11401 NW 12th Street Space #284	Miami	FL	33172
ATF/LOS	Naples LOS	6040 Collier Blvd. Space #170	Naples	FL	34114
ATF/LOS	Sanibel LOS	20350 Summerlin Road Space # 8110	Ft. Myers	FL	33908
ATF/LOS	Puerto Rico LOS	1 Premium Outlets Blvd Space # 410	Barceloneta	PR	617
LOFT	Atrium Mall	300 Boylston Street Space #A102A	Chestnut Hill	MA	2467
LOFT	Prudential Center	800 Boylston Street Space #11	Boston	MA	2199
LOFT	Burlington Town Cntr	49 Church Street Space # 1059	Burlington	VT	5401
LOFT	Fox Run	50 Fox Run Road #128 Space #G6	Newington	NH	3801
LOFT	Brookside Shops	149 Great Road x	Acton	MA	1720
LOFT	Market Pl @ Faneuil	200 State Street Suite B8	Boston	MA	2109
LOFT	Natick Mall	1245 Worcester Street Space #2086	Natick	MA	1760
LOFT	Derby Street Shoppes	94 Derby Street Suite 245	Hingham	MA	2043
LOFT	Cambridgeside Galler	100 Cambridgeside Place Space #W-308	Cambridge	MA	2141
LOFT	The Loop	90 Pleasant Valley Street Unit 300	Methuen	MA	1844
LOFT	Maine Mall	364 Maine Mall Rd Space #E105A	South Portland	ME	4106
LOFT	Northshore Mall	Northshore Mall 210 Andover St. Space #W185	Peabody	MA	1960
LOFT	Wayside Commons	6 Wayside Road Suite F	Burlington	MA	1803
LOFT	Legacy Place	240 Legacy Place Space #414	Dedham	MA	2026
LOFT	The Orchard Shopping	8621 Clinton Street Space #8621	New Hartford	NY	13413
LOFT	Solomon Pond	601 Donald Lynch Boulevard Space #N243	Marlborough	MA	1752
LOFT	South Shore Plaza	250 Granite Street Space #1210	Braintree	MA	2184
LOFT	CHESTNUT HILL	199 Boylston Street Space #N229	Chestnut Hill	MA	2467
LOFT	Great South Bay	855 West Montauk Highway Space B6	West Babylon	NY	11704
LOFT	Bay Terrace	2344 Bell Boulevard x	Bayside	NY	11360
LOFT	70-31 Austin Street	70-31 Austin Street	Queens	NY	11375
LOFT	Mayfair Shopping Ctr	170B East Jericho Turnpike	Commack	NY	11725
LOFT	Sands Shopping Ctr	3511 Long Beach Road Space #3J & 3K	Oceanside	NY	11572

LOFT	Main Street	263-265 Main Street x	Huntington	NY	11743
LOFT	Woodbury Plaza	417A South Oyster Bay Road x	Plainview	NY	11803
LOFT	Staten Island Mall	2655 Richmond Avenue Space #1255	Staten Island	NY	10314
LOFT	Stony Brook Village	79 & 81 Main Street	Stony Brook	NY	11790
LOFT	Smith Haven Mall	644 Smith Haven Mall Space #S03	Lake Grove	NY	11755
LOFT	Walt Whitman Mall	260-1 Route 110 Space 1044	Huntington Station	NY	11746
LOFT	Roosevelt Field Mall	630 Old Country Rd. Space #2066G	Garden City	NY	11530
LOFT	Livingston Mall	112 Eisenhower Parkway	Livingston	NJ	7039
LOFT	Newport Center	30 Mall Drive West	Jersey City	NJ	7310
LOFT	Paramus Park Mall	700 Paramus Park Space #1215	Paramus	NJ	7652
LOFT	The Shoppes @ Union	3056 State Route 10 West Suite P	Denville	NJ	7834
LOFT	Cityplace @Promenade	31 City Place Space #A-6	Edgewater	NJ	7020
LOFT	Garden State Plaza	Intersection Rt. 4 & 17 Space 1149 and part of 1159	Paramus	NJ	7652
LOFT	Mall at Short Hills	1200 Morris Turnpike Space #D-215	Short Hills	NJ	7078
LOFT	Village @Bridgewater	610 Commons Way Space #4340	Bridgewater	NJ	8807
LOFT	Oxford Valley Mall	2300 East Lincoln Highway Space #250	Langhorne	PA	19047
LOFT	Willowbrook Mall	1595 Willowbrook Mall x	Wayne	NJ	7470
LOFT	Lehigh Valley Mall	829 Lehigh Lifestyle Center Space 1320	Whitehall	PA	18052
LOFT	Shoppes@N.Brunswick	519 Shoppes Blvd. x	North Brunswick	NJ	8902
LOFT	Shoppes@Flemington	100 Reaville Avenue Suite #239	Flemington	NJ	8822
LOFT	Saucon Valley	2985 Center Valley Parkway Suite #210	Center Valley	PA	18034
LOFT	Mall at Short Hills	1200 Morris Turnpike Space #215	Short Hills	NJ	7078
LOFT	2 Broadway	2 Broadway	New York	NY	10004
LOFT	Avenue of Americas	1290 Avenue of the Americas	New York	NY	10104
LOFT	NOHO	770 Broadway	New York	NY	10003
LOFT	42nd & Lexington	150 East 42nd Street	New York	NY	10017
LOFT	84th & 3rd	1492 Third Avenue	New York	NY	10028
LOFT	52nd & Madison	488 Madison Avenue	New York	NY	10022
LOFT	125 Montague Street	125 Montague Street x	Brooklyn	NY	11201
LOFT	7 Times Square Tower	1459 Broadway Times Square	New York	NY	10036
LOFT	Upper West Side	2015-17 Broadway	New York	NY	10023
LOFT	1230 Ave of Americas	1230 Avenue of the Americas	New York	NY	10104
LOFT	Fifth Ave Flatiron	156 Fifth Avenue	New York	NY	10010
LOFT	42ND AND LEXINGTON	150 East 42nd Street	New York,	NY	10017
LOFT	Crsg at Smithfield	371 Putnam Pike space 400	Smithfield	RI	2917
LOFT	Crystal Mall	850 Hartford Turnpike	Waterford	CT	6385
LOFT	Emerald Square Mall	999 S. Washington Street Space W-237 (2nd Level)	N. Attleboro	MA	2760
LOFT	Cape Cod Mall	Route 132 Iyannough Road	Hyannis	MA	2601
LOFT	Garden City	83 Hillside Road Space #20	Cranston	RI	2920
LOFT	The Village Shoppes	95 Washington Street x	Canton	MA	2021
LOFT	Barrington Shopping	180 County Road x	Barrington	RI	2806
LOFT	Evergreen walk	200 Evergreen Way Space #813	South Windsor	CT	6074
LOFT	West Farms	500 Westfarms Space B-201	Farmington	CT	6032
LOFT	Blackstone Valley	70 Worcester Providence Tpk. Suite 609	Millbury	MA	1527
LOFT	Farmington Valley	110 Albany Turnpike Suite 600	Canton	CT	6019
LOFT	Holyoke Mall	50 Holyoke Street Space #E262	Holyoke	MA	1040

LOFT	Providence Place	103 Providence Place Space #3200	Providence	RI	2903
LOFT	Wareham Crossing	2421 Cranberry Highway Suite 438	Wareham	MA	2571
LOFT	Village @Colony Plac	152 Colony Place x	Plymouth	MA	2360
LOFT	Mansfield Crossing	280 School Street Suite F170	Mansfield	MA	2048
LOFT	Exton Square Mall	336 Exton Square Parkway Space 2115 & 2105	Exton	PA	19341
LOFT	Park City Center	519 Park City Center x	Lancaster	PA	17601
LOFT	Springfield Mall	1250 Baltimore Pike	Springfield	PA	19064
LOFT	Montgomery Mall	103 Montgomery Mall Space #'s J6 & J7	North Wales	PA	19454
LOFT	Brinton Lake Shoppes	929 Baltimore Pike Bldg E 400	Glen Mills	PA	19342
LOFT	Plaza @ King Prussia	160 North Gulph Rd. Space #2106	King Of Prussia	PA	19406
LOFT	Shoppes @ Susquehann	2575 Brindle Drive Space #L	Harrisburg	PA	17110
LOFT	Paoli Shopping Cntr	82 East Lancaster Avenue Space A-2	Paoli	PA	19301
LOFT	Valley Square	1560 Main Street / Bldg.6 Suite #603	Warrington	PA	18976
LOFT	Shoppes at Montage	2271 Shoppes Blvd. x	Moosic	PA	18507
LOFT	Shoppes@Wyomissing	766 Woodland Road Space H	Wyomissing	PA	19610
LOFT	Plymouth MeetingMall	504 West Germantown Pike Space #1550	Plymouth Meeting	PA	19462
LOFT	Willow Grove Park	2500 Moreland Rd.	Willow Grove	PA	19090
LOFT	Boulevard Mall	730 Alberta Drive Space #725 & #729	Amherst	NY	14226
LOFT	Marketplace Mall	431 Miracle Drive Space #B-8 & B 14	Rochester	NY	14623
LOFT	The Waterfront	126 West Bridge Street Space #B11	Homestead	PA	15120
LOFT	South Hills Village	301 South Hills Village Space #1135	Pittsburgh	PA	15241
LOFT	The Mall at Robinson	100 Robinson Center Drive Space #1850	Pittsburgh	PA	15205
LOFT	Walden Galleria	One Walden Galleria Drive Space #A108	Buffalo	NY	14225
LOFT	ShoppingTown Mall	3649 Erie Boulevard East x	Dewitt	NY	13214
LOFT	Carousel Center	One Carousel Center Drive Space #A-202	Syracuse	NY	13290
LOFT	Westmoreland Mall	Route 30 East Space #NU3	Greensburg	PA	15601
LOFT	Eastview Mall	129 Eastview Mall Space #E5	Victor	NY	14564
LOFT	Ross Park Mall	1000 Ross Park Mall Drive Space # K08A	Pittsburgh	PA	15237
LOFT	Streets of Cranberry	20430 Route 19 Suite 100	Cranberry Township	PA	16066
LOFT	Shoppes@Pierce Hill	1308 Vestal Parkway East Suite 6	Vestal	NY	13850
LOFT	Collonade@State Coll	19 Colonnade Way Space #125	State College	PA	16803
LOFT	Orchard Park Village	3995 North Buffalo Road x	Orchard Park	NY	14127
LOFT	Southbury Green	775 South Main Street	Southbury	CT	6488
LOFT	Meriden Square Mall	470 Lewis Avenue	Meriden	CT	6451
LOFT	Fairfield Centre	1499 Post Road Space #1-F	Fairfield	CT	6824
LOFT	Stuyvesant Plaza	1475 Western Avenue x	Albany	NY	12203
LOFT	Palisades Center	2430 Palisades Center Drive Space #F202	West Nyack	NY	10994
LOFT	Congress Park Centre	315 Broadway Space #2A	Saratoga Springs	NY	12866
LOFT	Jefferson Valley Mal	650 Lee Blvd Space #K-09	Yorktown Heights	NY	10598
LOFT	Poughkeepsie Galleri	2001 South Road Space #D-103	Poughkeepsie	NY	12601
LOFT	Eastchester Shopping	703 White Plains Road	Scarsdale	NY	10583
LOFT	17 Main Street	17 Main Street x	Westport	CT	6880
LOFT	Stamford Town Center	100 Greyrock Place Space #G-125	Stamford	CT	6901
LOFT	Danbury Fair Mall	7 Backus Avenue Suite D-106	Danbury	CT	6810
LOFT	Milford Marketplace	1664 Boston Post Road Space A-15	Milford	CT	6460
LOFT	The Westchester	125 Westchester Ave. Space #3050	White Plains	NY	10601

LOFT	Woodbridge Center	208 Woodbridge Center	Woodbridge	NJ	7095
LOFT	Quaker Bridge Mall	120 Quakerbridge Mall	Lawrenceville	NJ	8648
LOFT	Hamilton Square	4403 Black Horse Pike	Mays Landing	NJ	8330
LOFT	Deptford Mall	1750 Deptford Center Road Space 2A-1 & 2B-1	Deptford	NJ	8096
LOFT	Concord Mall	4737 Concord Pike Spaces #210 & #220	Wilmington	DE	19803
LOFT	Shops at Liberty Plc	1625 Chestnut Street Space #224	Philadelphia	PA	19103
LOFT	Cambridge Crossings	4100-4090 Dearborne Circle Spaces # 123, 124 & 125	Mt Laurel	NJ	8054
LOFT	36th & Walnut	133 South 36th Street x	Philadelphia	PA	19104
LOFT	Freehold Racewy Mall	3710 Route 9 Space #D-218	Freehold	NJ	7728
LOFT	35 West	2157 Highway 35 Suite 2	Sea Girt	NJ	8750
LOFT	Shoppes at Old Bridg	3829 U.S. Highway 9 x	Old Bridge	NJ	8857
LOFT	TheShoppes@ Hamilton	549 Route 130 Suite 449	Hamilton	NJ	8691
LOFT	Shoppes @ Cross Keys	611 Berlin Cross Keys Road Space #D438	Sicklerville	NJ	8081
LOFT	The Grove West	540A Broad Street x	Shrewsbury	NJ	7702
LOFT	Promenade @ Sagemore	500 Rte.73 South Space # A14	Marlton	NJ	8053
LOFT	Christiana Mall	104 Christiana Mall Rd. Space # 1405	Newark	DE	19702
LOFT	Cherry Hill Mall	839 Cherry Hill Mall Suite #1105	Cherry Hill	NJ	8002
LOFT	QUAKER BRIDGE MALL	150 Quaker Bridge Mall Rd. Space #1224A	Lawrenceville	NJ	8648
LOFT	Plaza Las Americas	525 F.D. Roosevelt Avenue Space #191	Hato Rey	PR	918
LOFT	Aventura Mall	19575 Biscayne Blvd Space #1181	Miami	FL	33180
LOFT	The Gardens Mall	3101 PGA Blvd. Space # A117	Palm Beach Gardens	FL	33410
LOFT	Coral Square Mall	9541A West Atlantic Blvd.	Coral Springs	FL	33071
LOFT	Boynton Beach Mall	801 North Congress Avenue	Boyton Beach	FL	33426
LOFT	Kendall Village	8717 Southwest 124th Avenue x	Miami	FL	33183
LOFT	Broward Mall	8000 West Broward Blvd Space #8000	Plantation	FL	33388
LOFT	Town Ctr Boca Raton	6000 West Glades Road Space #1041	Boca Raton	FL	33431
LOFT	Plaza Del Caribe	2050 Ponce Bypass Space #264-265	Ponce	PR	717
LOFT	Wellington Green	10300 West Forest Hill Blvd. Space #271A	Wellington	FL	33414
LOFT	Dadeland Mall	7415 Southwest 88th Street Space #1610A	Miami	FL	33156
LOFT	Treasure Coast Squar	3482 NW Federal Highway Space #3482	Jensen Beach	FL	34957
LOFT	The Shops@Pembroke G	430 SW 145th Terrace x	Pembroke Pines	FL	33027
LOFT	The Falls	8888 Southwest 136th Street Suite 510	Miami	FL	33176
LOFT	Triangle Town Center	5959 Triangle Town Blvd Suite #2041	Raleigh	NC	27616
LOFT	Birkdale Village	16745 Birkdale Commons Parkway Space Bldg 8D	Huntersville	NC	28078
LOFT	Cary Towne Center	1105 Walnut Street Suite E4440	Cary	NC	27511
LOFT	Sts. of Southpoint	6910 Fayetteville Road Suite 144	Durham	NC	27713
LOFT	Friendly Center	629 Friendly Center Road	Greensboro	NC	27408
LOFT	Independence Mall	3500 Oleander Drive Space #1084	Wilmington	NC	28403
LOFT	Promenade @ Providen	5341 Ballantyne Commons Parkwa Suite 600	Charlotte	NC	28277
LOFT	Southpark Mall	4400 Sharon Road Space #P16-8	Charlotte	NC	28211
LOFT	Thruway Shopping Ctr	416 South Stratford Road Suite 700	Winston-Salem	NC	27103
LOFT	Crabtree Valley Mall	4325 Glenwood Avenue Space #1001	Raleigh	NC	27612
LOFT	Northlake Mall	6801 Northlake Mall Drive Space #127	Charlotte	NC	28216
LOFT	Lynndale Shoppes	505 Red Banks Road Suite C	Greenville	NC	27858
LOFT	Alamance Crossing	3172 Waltham Blvd. Space #K4	Burlington	NC	27215
LOFT	Blakeney Shop Center	9816 Rea Road	Charlotte	NC	28277

LOFT	Congressional Plaza	1637 Rockville Pike Space #17	Rockville	MD	20852
LOFT	Avenue @ White Marsh	8153 Honeygo Blvd Space #'s 2G & 2H	Baltimore	MD	21236
LOFT	Bowie Town Center	15512 Emerald Way x	Bowie	MD	20716
LOFT	Dulaney Plaza	830 Dulaney Valley Road	Towson	MD	21204
LOFT	Westview Promenade	5263 Buckeystown Pike Building D	Frederick	MD	21704
LOFT	Downtown Silver Spri	922 Ellsworth Drive Space #B2	Silver Spring	MD	20910
LOFT	Washingtonian Center	29 Grand Corner Avenue x	Gaithersburg	MD	20878
LOFT	Annapolis Harbour Ce	2522A Solomons Island Road Space E-4	Annapolis	MD	21401
LOFT	Hunt Valley Towne Ce	118 Shawan Road Suite A	Hunt Valley	MD	21030
LOFT	The Mall in Columbia	10300 Little Patuxent Parkway Space #1040	Columbia	MD	21044
LOFT	Gallery@Harborplace	200 East Pratt Street Space #3106	Baltimore	MD	21202
LOFT	Annapolis Mall	2410 Annapolis Mall Space #1820	Annapolis	MD	21401
LOFT	Festival Woodholme	1809 Reisterstown Road Space #10 and 11	Baltimore	MD	21208
LOFT	Valley View Mall	4802 Valley View Road Space #LE215 & 217	Roanoke	VA	24012
LOFT	Lynnhaven Mall	701 Lynnhaven Parkway	Virginia Beach	VA	23452
LOFT	Chesterfield Mall	11500 Midlothian Turnpike	Richmond	VA	23235
LOFT	Barracks Road Center	1107 Emmet St. N Space #19E	Charlottesville	VA	22903
LOFT	Central Park	1460 Central Park Blvd Suite 108	Fredericksburg	VA	22401
LOFT	Short Pump Town Ctr	11800 West Broad Street Suite #1108	Henrico	VA	23233
LOFT	Charelston Town Ctr	1100 Charleston Town Center Space #1100	Charleston	WV	25389
LOFT	Town Ctr of VA Beach	221 Central Park Avenue x	Virginia Beach	VA	23462
LOFT	City Center @ Oyster	702 Mariner's Row Suite 106	Newport News	VA	23606
LOFT	New Town Shops	5112 Main Street Space #305	Williamsburg	VA	23188
LOFT	First and Main	1520 South Main Street Suite #112	Blacksburg	VA	24060
LOFT	MacArthur Center	300 Monticello Ave. Suite #221	Norfolk	VA	23510
LOFT	PENNINSULA T/C	1670 Merchant Lane Space B-111	Hampton	VA	23666
LOFT	Avenue at Peachtree	216 City Circle Space #440	Peachtree	GA	30269
LOFT	The Forum @ Peachtre	5145 Peachtree Parkway Suite 410	Norcross	GA	30092
LOFT	Northpointe Village	8688 N Central Expwy Space #106	Alpharetta	GA	30022
LOFT	Vinings Jubilee	4300 Paces Ferry Road Suite 600	Atlanta	GA	30339
LOFT	Ave at West Cobb	3625 Dallas Highway Suite 520	Marietta	GA	30064
LOFT	Colonial Promenade	196 Alps Road Suite 41	Athens	GA	30606
LOFT	Lenox Square	3393 Peachtree Road NE Suite #4053	Atlanta	GA	30326
LOFT	Perimeter Mall	4400 Ashford Dunwoody Road Space #1042	Atlanta	GA	30346
LOFT	Avenue at East Cobb	4475 Roswell Road Suite #850	Marietta	GA	30062
LOFT	Town Cen @ Atlantic	260 18th Street Suite #10120	Atlanta	GA	30363
LOFT	The Avenue Webb Gin	1350 Scenic Highway Suite #340	Lawrenceville	GA	30045
LOFT	Mall of Georgia	3333 Buford Drive Suite #VCO3	Buford	GA	30519
LOFT	The Avenue Forsyth	410 Peachtree Parkway Suite #4134	Cumming	GA	30041
LOFT	Shops@River Crossing	5080 Riverside Drive Suite 214	Macon	GA	31210
LOFT	Northpointe Village	8688 N. Central Expy Space #106	Alpharetta	GA	30022
LOFT	LENOX SQUARE	3393 Peachtree Rd. Space # 4053A	Atlanta	GA	30326
LOFT	Edison Mall	4125 Cleveland Avenue Space #1320	Ft. Myers	FL	33901
LOFT	Oveido Marketplace	1257 Oveido Marketplace Blvd.	Oviedo	FL	32765
LOFT	Tyrone Square	6901 22nd Avenue North	St. Petersburg	FL	33710
LOFT	Countryside Mall	27001 US Highway 19 North Suite 2058	Clearwater	FL	33761

LOFT	Winter Park	438 N. Orlando Avenue Bldg J	Winter Park	FL	32789
LOFT	Westshore Plaza	250 Westshore Plaza x	Tampa	FL	33609
LOFT	The Mall @ Millenia	4200 Conroy Road Space #H212	Orlando	FL	32839
LOFT	Florida Mall	8001 South Orange Blossom Trai Unit 1314	Orlando	FL	32809
LOFT	The Avenue Viera	2261 Town Center Avenue Suite #101	Melbourne	FL	32940
LOFT	Waterford Lakes Town	685 North Alafaya Trail Space #P-01	Orlando	FL	32828
LOFT	Citrus Park Wstfield	8021 Citrus Park Town Center Space #7954	Tampa	FL	33625
LOFT	International Plaza	2223 North West Shore Blvd. Space #206	Tampa	FL	33607
LOFT	Wtrsde Shps @ Pelicn	5475 Tamiami Trail North Suite 1	Naples	FL	34108
LOFT	Altamonte Mall	451 East Altamonte Drive Space #2227	Altomonte Springs	FL	32701
LOFT	Wstfld Shop Sthgate	3501 South Tamiami Trail Space #106	Sarasota	FL	34239
LOFT	Brandon Town Center	403 Brandon Town Center Drive x	Brandon	FL	33511
LOFT	The Shops@Coconut Pt	23190 Fashion Drive Suite #101	Estero	FL	33928
LOFT	Lakeside Village	1433 Town Center Drive Space B-108	Lakeland	FL	33803
LOFT	Peachtree Mall	3507 Manchester Expressway	Columbus	GA	31909
LOFT	Brookwood Village	603 Brookwood Village #105	Birmingham	AL	35209
LOFT	Destin Commons	4110 Legendary Drive Space #A-104	Destin	FL	32541
LOFT	Eastern Shore Center	30500 State Highway 181 Space #208	Spanish Fort	AL	36527
LOFT	Village Mall	1627-24 Opelika Road x	Auburn	AL	36830
LOFT	The Oaks	6403 West Newberry Road Space #B-2	Gainesville	FL	32605
LOFT	Bridge Street Town C	355 Bridge Street NW Suite #113	Huntsville	AL	35801
LOFT	Legacy Village @Spri	9 Du Rhu Drive Suite #370	Mobile	AL	36608
LOFT	The Shoppes @Eastcha	6886 Eastchase Parkway Space #B150	Montgomery	AL	36117
LOFT	Midtown Village	1800 McFarland Blvd. East Space 204	Tuscaloosa	AL	35404
LOFT	Pier Park	15600 Starfish Street Suite K140	Panama City Beach	FL	32413
LOFT	Cordova Mall	5100 North 9th Avenue Space #E599	Pensacola	FL	32504
LOFT	Governer's Square	1500 Appalachee Parkway Space #1125	Tallahassee	FL	32301
LOFT	Riverchase Galleria	2000 Riverchase Drive Space 105	Birmingham	AL	35244
LOFT	Summit at Birmingham	214 Summit Boulevard Space #A8	Birmingham	AL	35243
LOFT	Dulles Town Center	21100 Dulles Town Circle Space #107	Dulles	VA	20166
LOFT	Chevy Chase Pavilion	5335 Wisconsin Avenue NW Suite 104	Washington	DC	20015
LOFT	Pentagon Row	1201 South Joyce Street Space #B28	Arlington	VA	22202
LOFT	Market Common Clared	2700 Clarendon Blvd Suite 14	Arlington	VA	22201
LOFT	Dupont Circle	1611 Connecticut Avenue x	Washington	DC	20009
LOFT	Plaza America	11610 Plaza America Drive x	Reston	VA	20190
LOFT	Fairfax Corner	11924 Grand Commons Ave Bldg H	Fairfax	VA	22030
LOFT	Tyson's Corner	1961 Chain Bridge Rd. Space #D6CU	McLean	VA	22102
LOFT	Gallery Place	707 Seventh Street NW Space #102 & 104	Washington	DC	20001
LOFT	Creekside Station	3115 Valley Avenue x	Winchester	VA	22601
LOFT	423 King Street	423 King Street Tavern Square	Alexandria	VA	22314
LOFT	Georgetown	1239 Wisconsin Ave	Washington	DC	20007
LOFT	Mount Pleasant Towne	1221 Belk Drive	Mount Pleasant	SC	29464
LOFT	Columbiana Centre	100 Columbiana Circle Space # 1328 & # 1324	Columbia	SC	29212
LOFT	The Trails	260 North Nova Road Space #42	Ormond Beach	FL	32174
LOFT	Citadel Mall	2070 Sam Rittenburg Blvd Suite 436	Charleston	SC	29407
LOFT	Coastal Grand	2000 Coastal Grand Circle Space #405	Myrtle Beach	SC	29577

LOFT	The Vlge at Sandhill	470 -9 Town Center Place x	Columbia	SC	29229
LOFT	St John's Town Cente	4751 River City Drive Suite 107	Jacksonville	FL	32246
LOFT	Abercorn Walk	5525 Abercorn Street Suite #40	Savannah	GA	31405
LOFT	Shops at Greenridge	1125 Woodruff Road Space #1803	Greenville	SC	29607
LOFT	Augusta Mall	3450 Wrightsboro Road Suite #A222	Augusta	GA	30909
LOFT	The Avenues	10300 Southside Blvd. Unit 1420A	Jacksonville	FL	32256
LOFT	Trenholm Plaza	4840 Forest Drive Space #105	Columbia	SC	29206
LOFT	Foothills Fashion	215 East Fashion Parkway Space #B13	Fort Collins	CO	80525
LOFT	951 16th Street	951 16th Street	Denver	CO	80202
LOFT	Regency Court	120 Regency Parkway Space #159	Omaha	NE	68114
LOFT	Cherry Creek Mall	3000 East First Ave Space #1103	Denver	CO	80206
LOFT	Belmar	370 South Teller Street Space #3B1-R22	Lakewood	CO	80226
LOFT	Village Pointe	17151 Davenport Street Suite #M-111	Omaha	NE	68118
LOFT	Shops @ Centerra	5855 Sky Pond Drive Suite #F615	Loveland	CO	80538
LOFT	Twenty Ninth Street	1810 29th Street Suite #1024	Boulder	CO	80301
LOFT	Park Meadows	8423 Park Meadows Center Drive Suite 179	Lone Tree	CO	80124
LOFT	Shadow Lake Town Ctr	7640 Towne Center Parkway Suite 109	Papillion	NE	68046
LOFT	Shops At Briargate	1925 Briargate Parkway Space #A105	Colorado Springs	CO	80920
LOFT	Flatiron Crossing	1 West Flatiron Circle Space #1056	Broomfield	CO	80021
LOFT	Southpointe Pavilion	2940 Pine Lake Rd Space F	Lincoln	NE	68515
LOFT	Tustin	3005 El Camino Real	Tustin	CA	92782
LOFT	Mission Valley Ctr	1640 Camino Del Rio North Space 218 & 226	San Diego	CA	92108
LOFT	Westminster Mall	1025 Westminster Mall Space #1033	Westminster	CA	92683
LOFT	Plaza Camino Real	2525 El Camino Real Space #257	Carlsbad	CA	92008
LOFT	South Coast Plaza	3333 Bear Street Space #344	Costa Mesa	CA	92626
LOFT	Crystal Cove Promena	7871 East Coast Highway Space #A-105	Newport Beach	CA	92657
LOFT	Forum At Carlsbad	1923 Calle Barcelona Building 3 Suite 140	Carlsbad	CA	92009
LOFT	Irvine Spectrum Ctr	93 Fortune Drive Space #605	Irvine	CA	92618
LOFT	Five Points Plaza	18577 Main Street x	Huntington Beach	CA	92648
LOFT	North County	200 East Via Rancho Parkway Suite #121	Escondido	CA	92025
LOFT	Otay Ranch Town Cntr	2015 Birch Road Space #911	Chula Vista	CA	91915
LOFT	Horton Plaza	120 Horton Plaza Suite #105	San Diego	CA	92101
LOFT	Shops at Rossmoor	12211 Seal Beach Blvd. x	Seal Beach	CA	90740
LOFT	Mission Viejo	12 The Shops at Mission Viejo Space #12C	Mission Viejo	CA	92691
LOFT	Fashion Valley	7007 Friar's Road Space #304	San Diego	CA	92108
LOFT	Plaza Escuela	1251 South Main Street	Walnut Creek	CA	94596
LOFT	Vintage Oaks@Novato	208 Vintage Way #K-4, 5, 7	Novato	CA	94945
LOFT	Bay Street	5652 Bay Street Space #5652	Emeryville	CA	94608
LOFT	Oakridge Mall	925 Blossom Hill Road Space #U1B	San Jose	CA	95123
LOFT	Santana Row	377 Santana Row Space #7110	San Jose	CA	95128
LOFT	Valley Fair Westfld	2855 Stevens Creek Blvd Space #A3	Santa Clara	CA	95050
LOFT	Del Monte Center	230 Del Monte Center Suite 2-2	Monterey	CA	93940
LOFT	1420 Burlingame	1420 Burlingame Avenue First Floor	Burlingame	CA	94010
LOFT	Streets of Brentwood	2545 Sand Creek Road Suite #136	Brentwood	CA	94513
LOFT	StoneCreek Village	5757 Pacific Avenue Space #A135	Stockton	CA	95207
LOFT	Stonestown Galleria	3251-20th Avenue Space 164	San Francisco	CA	94132

LOFT	Village Corte Madera	1618 Redwood Highway Space #D038	Corde Madera	CA	94925
LOFT	Embarcadero Center	4 Embarcadero Center Space # R-4120	San Francisco	CA	94111
LOFT	Arrowhead Towne Ctr	7700 West Arrowhead Towne Ctr Space #1220	Glendale	AZ	85308
LOFT	Park Place Mall	5870 East Broadway Blvd Space #222	Tucson	AZ	85711
LOFT	Kierland Commons	15211 North Kierland Blvd Space# 120A1B	Scottsdale	AZ	85254
LOFT	The Gateway	56 Rio Grande Street Suite #1084	Salt Lake City	UT	84101
LOFT	Sugarhouse Commons	1170 E 2100 S x	Salt Lake City	UT	84106
LOFT	Chandler Fashion Ctr	3499 West Chandler Blvd Suite 1016	Chandler	AZ	85226
LOFT	Village Sq Dana Park	1854 South Val Vista Drive Suite 104 #AA12	Mesa	AZ	85204
LOFT	Scottsdale Fashion S	7014-1016 East Camelback Road x	Scottsdale	AZ	85251
LOFT	Bodo	370 South 8th Street	Boise	ID	83702
LOFT	North Town Plaza	5901 North Wyoming Blvd. Suite A	Albuquerque	NM	87109
LOFT	ABQ Uptown	2260 Q Street NE Suite #3D	Alburquerque	NM	87110
LOFT	Tucson Mall	4500 North Oracle Road Space #171A	Tucson	AZ	85705
LOFT	San Tan Village	2174 E. Williams Field Road Suite 101	Gilbert	AZ	85296
LOFT	Fashion Place	6191 S. State Street Space #1660	Murray	UT	84107
LOFT	City Creek Center	50 S. Main Street Suite #178	Salt Lake City	UT	84101
LOFT	West Village	3699 McKinney Avenue Space #316	Dallas	TX	75204
LOFT	Mockingbird Station	5307 E Mockingbird Lane	Dallas	TX	75206
LOFT	Spring Creek Plaza	1494 South Bryant Avenue Building A	Edmond	OK	73034
LOFT	Shops @ Willow Bend	6121 West Park Blvd. Space #C-209	Plano	TX	75093
LOFT	Shoppes @ Bellemeade	6535 Youree Drive Suite 201	Shreveport	LA	71105
LOFT	Northpark Center	8687 North Central Expressway Space #1612	Dallas	TX	75225
LOFT	Firewheel Town Cntr	185 Cedar Sage Drive Space #D13	Garland	TX	75040
LOFT	Broadway Square Mall	4601 South Broadway Space #J03	Tyler	TX	75703
LOFT	Woodland Hills	7021 South Memoria Drive Suite #0165A	Tulsa	OK	74133
LOFT	Galleria Dallas	13350 Dallas Parkway Suite #2595	Dallas	TX	75240
LOFT	Watters @ Montgomery	837 Market Street x	Allen	TX	75013
LOFT	Utica Square	1818 Utica Square x	Tulsa	OK	74114
LOFT	Stonebriar Centre	2601 Preston Road Space #2174	Frisco	TX	75034
LOFT	Penn Square Mall	1901 NW Expressway Space #1028	Oklahoma City	OK	73118
LOFT	Memorial City	303 Memorial City Suite #718	Houston	TX	77024
LOFT	Uptown Park	1141 Uptown Park Blvd Suite #10	Houston	TX	77056
LOFT	The Galleria Houston	5135 West Alabama Street Suite #5370	Houston	TX	77056
LOFT	Kingwood Commons	870 Kingwood Drive Space #870	Kingwood	TX	77339
LOFT	Sugarland Town Sq	16195 City Walk Street x	Sugar Land	TX	77479
LOFT	The Woodlands Mall	1201 Lake Woodland Drive Space #3020	The Woodlands	TX	77380
LOFT	Lamar Park Center	425 Doddridge Street Space #42 & 46	Corpus Christi	TX	78411
LOFT	Willowbrook Mall	1124 Willowbrook Mall Space #1576	Houston	TX	77070
LOFT	La Centerra@Cinco Ra	23501 Cinco Ranch Blvd. Suite G-140	Katy	TX	77494
LOFT	Pearland Town Center	11200 Broadway Street Suite #1140	Pearland	TX	77584
LOFT	Baybrook Mall	1029 Baybrook Mall	Friendswood	TX	77546
LOFT	The Village Arcade	2400 University Blvd. Suite #90	Houston	TX	77005
LOFT	La Plaza Mall	2200 S. 10th St. Space #P08	McAllen	TX	78503
LOFT	CHAMPION'S FOREST	5510 FM 1960 West Space #9910	Houston,	TX	77069
LOFT	Lloyd Center Mall	1021 Lloyd Center	Portland	OR	97232

LOFT	Valley River Center	208 Valley River Center	Eugene	OR	97401
LOFT	Northgate Shopping	410 Northeast Northgateway Way Space #729	Seattle	WA	98125
LOFT	Clackamas Town Ctr	11860 SE 82nd Avenue Suite K123	Portland	OR	97086
LOFT	Gresham Station	881 Northwest 12th Street Bldg A-5	Gresham	OR	97030
LOFT	Bellevue Square	268 Bellevue Sq Space #268 & 270	Bellevue	WA	98004
LOFT	Southcenter Westfld	670 Southcenter Blvd. Suite 212B	Tukwila	WA	98188
LOFT	Bridgeport Village	7209 Southwest Bridgeport Road Space # F102	Tigard	OR	97224
LOFT	Alderwood Mall	3000 184th Street Space #982	Lynnwood	WA	98037
LOFT	Sts of Tanasbourne	2090 NW Allie Way Space #430	Hillsboro	OR	97124
LOFT	Capital Mall Prom	2511 Fourth Avene Space #P9 - Bldg B	Olympia	WA	98502
LOFT	Kent Station	445 Ramsay Way Building 14 - Space 101	Kent	WA	98032
LOFT	Columbia Center	1321 North Columbia Center Blv Suite #905	Kennewick	WA	99336
LOFT	Uptown Gig Harbor	4635 Pt. Fosdick Dr. NW Bldg 11-Suite 200	Gig Harbor	WA	98335
LOFT	River Park Square	808 W. Main Suite 109	Spokane	WA	99201
LOFT	Pike and 5th	1501 5th Avenue Space A	Seattle	WA	98101
LOFT	Manhattan Village	3200 Sepulveda Blvd. Space #C-8	Manhattan Beach	CA	90266
LOFT	Northridge Fashion	9301 Tampa Avenue	Northridge	CA	91324
LOFT	Paseo Colorado	326 East Colorado Blvd Space # B109A + B109B	Pasadena	CA	91101
LOFT	Fresno Fashion Ctr	645 East Shaw Avenue Space #F1B & F1C	Fresno	CA	93710
LOFT	Valencia Town Center	24201 Valencia Boulevard Suite #145	Valencia	CA	91355
LOFT	Simi Valley Town Ctr	1555 Simi Town Center Way Space #190	Simi Valley	CA	93065
LOFT	Glendale Galleria	1154 Glendale Galleria Space G-17	Glendale	CA	91210
LOFT	Del Amo Fashion Cntr	3525 Carson Street Suite 159	Torrance	CA	90503
LOFT	Promenade Peninsula	550 Deep Valley Drive Suite #117	Rolling Hills Estate	CA	90274
LOFT	The Shops@River Park	7705 Via del Rio Space #450	Fresno	CA	93720
LOFT	Santa Anita	400 S. Baldwin Ave.	Arcadia	CA	91007
LOFT	Waterside At MDR	4730 Admirality Way	Marina Del Rey	CA	90292
LOFT	Commons at Calabasas	4751Commons Way Space # H-1	Calabasas	CA	91302
LOFT	THE OAKS	350 Hillcrest Drive Space K017A and K017B	Thousand Oaks	CA	91360
LOFT	LOS CERRITOS	239 Los Cerritos Center Space #D14 and #D15	Cerritos	CA	90703
LOFT	Quarry Crossing	7322 Jones Maltsberger Suite #110	San Antonio	TX	78209
LOFT	Lincoln Square	326 Lincoln Square x	Arlington	TX	76011
LOFT	Chapel Hill	4601 West Freeway Suite #550	Ft Worth	TX	76107
LOFT	Shops at La Cantera	15900 LaCantera Parkway Bldg. 6 Suite #6600	San Antonio	TX	78256
LOFT	Cntrl TX Marketplace	2428 West Loop 340 Suite B-1	Waco	TX	76711
LOFT	Southlake Town Sqre	415 Grand Avenue East x	Southlake	TX	76092
LOFT	Arlington Highlands	4001 Arlington Highland Blvd. Suite 137	Arlington	TX	76018
LOFT	Hill Country Galleri	12912 Hill Country Blvd. Space #F105	Bee Cave	TX	78738
LOFT	TheShops@Highland Vi	4141 Waller Creek Bldg Q Space #170	Highland Village	TX	75077
LOFT	Village @Stone Oak	22710 U.S. 281 North Suite 101	San Antonio	TX	78232
LOFT	Barton Creek Square	2901 Capitol of Texas Hwy. Space #H05A	Austin	TX	78746
LOFT	The Domain	11510 Century Oaks Terrace Space K3	Austin	TX	78758
LOFT	Westgate Mall	7701 West Interstate 40 Space #280	Amarillo	TX	79121
LOFT	Kingsgate Center	8201 Quaker Avenue Space #141	Lubbock	TX	79424
LOFT	Fashion Show	3200 Las Vegas Blvd Space #2020	Las Vegas	NV	89109
LOFT	The Promenade Mall	40820 Winchester Road Suite 2720	Temecula	CA	92591

LOFT	Birch Street	210 West Birch Street Space #1	Brea	CA	92821
LOFT	Montclair Plaza	2066 Montclair Plaza Lane	Montclair	CA	91763
LOFT	Miracle Mile Shops	3663 Las Vegas Blvd Suite 305	Las Vegas	NV	89109
LOFT	Galleria at Tyler	1253 Galleria at Tyler Space # E-3	Riverside	CA	92503
LOFT	Creekside Town Ctr	1208 Galleria Blvd Suite 100	Roseville	CA	95678
LOFT	Victoria Gardens	12456 South Main Street Space #1520	Rancho Cucamonga	CA	91739
LOFT	Green Valley Ranch	2235 Villiage Walk Drive Suite 163	Henderson	NV	89052
LOFT	Gardens on El Paseo	73525 El Paseo Suite E-1508	Palm Desert	CA	92260
LOFT	The Shops @Dos Lagos	2795 Cabot Drive Suite #6145	Corona	CA	92883
LOFT	Arden Fair	1689 Arden Way Suite #1204	Sacramento	CA	95815
LOFT	Shoppes@ Chino Hills	13850 City Center Drive Suite #5040	Chino Hills	CA	91709
LOFT	Town Square	6671 Las Vegas Blvd. Suite 121	Las Vegas	NV	89119
LOFT	Lakeside Shopping Ce	3301 Veterans Memorial Blvd Suite 134	Metairie	LA	70002
LOFT	Dogwood Marketplace	130 Dogwood Blvd. Space #F6	Flowood	MS	39232
LOFT	Premier Centre	3414 Highway 190 Suite #12	Mandeville	LA	70471
LOFT	The Esplanade	1401 West Esplanade Avenue Space # 324	Kenner	LA	70065
LOFT	Barnes Crossing	1001 Barnes Crossing Road Spaces #726, 728 & 729	Tupelo	MS	38804
LOFT	Riverwalk	500 Port of New Orleans Space #46	New Orleans	LA	70130
LOFT	Midtowne	201 North University Ave Suite #230	Little Rock	AR	72205
LOFT	Town Center @ Cedar	7519 Corporate Blvd. Suite 340	Baton Rouge	LA	70809
LOFT	Pinnacle Hills Prome	2203 South Promenade Blvd. Suite 2150	Rogers	AR	72758
LOFT	The Market @River Ra	1900 Kaliste Saloom Road Suite #100	Lafayette	LA	70508
LOFT	Mall of Louisiana	6401 Bluebonnet Blvd. Suite #206	Baton Rouge	LA	70836
LOFT	Renaissance@ColornyP	1000 Highland Colony Parkway Space #1003	Ridgeland	MS	39157
LOFT	Promenade@Chenal Pkw	17717 Chenal Parkway Space H-111	Little Rock	AR	72223
LOFT	River Forest Town Ce	7331 Lake Street Space #2	River Forest	IL	60305
LOFT	The Shops at Kildeer	20505 North Rand Road Suite 210	Kildeer	IL	60047
LOFT	Arlington Town Sq	23 South Evergreen Avenue Space C-6	Arlington Heights	IL	60005
LOFT	Streets of Woodfield	601 N. Martingdale Road	Schaumburg	IL	60173
LOFT	33 N LaSalle Street	33 North LaSalle Street	Chicago	IL	60602
LOFT	Yorktown Center	203 Yorktown Shopping Ctr Space #261 & #262	Lombard	IL	60148
LOFT	North Bridge	520 North Michigan Avenue Space #226 & 228	Chicago	IL	60611
LOFT	111 West Monroe	111 West Monroe x	Chicago	IL	60603
LOFT	Main St Promenade	55 South Main Street Suite 119	Naperville	IL	60540
LOFT	North Clybourn Ave	1845 North Clybourn Avenue x	Chicago	IL	60614
LOFT	Oakbrook Center	462 Oakbrook Center x	Oak Brook	IL	60523
LOFT	Old Orchard Center	374 Old Orchard Center Suite #M8	Skokie	IL	60077
LOFT	Millenium Park	51 East Randolph Street x	Chicago	IL	60601
LOFT	Sherman Plaza	1614 Sherman Avenue Space #A06	Evanston	IL	60201
LOFT	Promenade Bolingbroo	641 East Boughton Road Suite #135	Bolingbrook	IL	60440
LOFT	South Barrington	100 West Higgins Road Space Q-5	South Barrigton	IL	60010
LOFT	662 West Diversey	662 West Diversey x	Chicago	IL	60614
LOFT	664 N. MICHIGAN AVE	664-670 N. Michigan Ave. Space # 2 and 3	Chicago	IL	60610
LOFT	Tri County Mall	11700 Princeton Pike Space #D-14 & D-15	Cinncinnati	OH	45246
LOFT	Polaris Fashion Plac	1500 Polaris Parkway Space #1086	Columbus	OH	43240
LOFT	Lane Avenue Shopping	1663 West Lane Avenue Space D-10	Upper Arlington	OH	43221

LOFT	Legacy Village	24683 Cedar Road Bldg G	Lyndhurst	OH	44124
LOFT	Easton Town Center	4175 The Strand x	Columbus	OH	43219
LOFT	Deerfield Town Cntr	5445 Deerfield Blvd. #2070	Mason	OH	45040
LOFT	First and Main	81 First Street Building F	Hudson	OH	44236
LOFT	Town Center at Levis	2190 Levis Commons Blvd Space #1130	Perrysburg	OH	43551
LOFT	Belden Village Wstfd	4155 Belden Village Mall Space #B24	Canton	OH	44718
LOFT	Kenwood Towne Centre	7875 Montgomery Road Space #3107	Cincinnati	OH	45236
LOFT	Beachcliff Market Sq	19360 Detroit Road Space #A-102	Rocky River	OH	44116
LOFT	The Greene	4437 Glengarry Drive Space C-116	Beavercreek	OH	45440
LOFT	Westfield Southpark	500 Southpark Center Space GL #24	Strongsville	OH	44136
LOFT	Shops@River Ridge	4315 West Dublin-Granville Rd x	Dublin	OH	43017
LOFT	Summit Mall	3265 West Market Street Space #705	Fairlawn	OH	44333
LOFT	Crocker Park	168 Main Street Space #1015	Westlake	OH	44145
LOFT	STREET WESTCHESTER	110 Acre Lifestyle Center Space B	Cincinatti	OH	45069
LOFT	Brookfield Square	95 North Moorland Road #A17 / Space #C-16	Brookfield	WI	53005
LOFT	Eden Prairie Center	1018 Eden Prairie Center Space #1134	Eden Prairie	MN	55344
LOFT	Mall of America	184 North Garden Street x	Bloomington	MN	55425
LOFT	Arbor Lakes	7881 Main Street North Bldg 13	Maple Grove	MN	55369
LOFT	Bayshore Town Center	5707 N. Centerpark Way Space N-121	Glendale	WI	53217
LOFT	Greenway Station	1621 Demingway Suite 110	Middleton	WI	53562
LOFT	Woodbury Lakes Cente	9120 Hudson Street Suite 303	Woodbury	MN	55125
LOFT	Mayfair Mall	2500 N. Mayfair Road Space #176	Wauwatosa	WI	53226
LOFT	Empire Mall	590 West Empire Mall Space #208 & 209	Sioux Falls	SD	57106
LOFT	Plaza@Rosedale Cntr	808 Rosedale Center Space #915	Roseville	MN	55113
LOFT	Ridgedale Center	12617 Wayzata Blvd. x	Minnetonka	MN	55305
LOFT	Southdale Center	1150 Southdale Center	Edina	MN	55435
LOFT	West Acres Mall	3902 13th Ave South Space #313	Fargo	ND	58103
LOFT	Eastland Mall	800 North Green River Road	Evansville	IN	47715
LOFT	Oak Court Mall	4465 Poplar Avenue Space #2310A	Memphis	TN	38117
LOFT	Mall @ St. Matthews	5000 Shelbyville Road Space #1370	Louisville	KY	40207
LOFT	Hamburg Village	2308 Sir Barton Way x	Lexington	KY	40509
LOFT	Carriage Crossing	4610 Merchants Park Circle Suite 535	Collierville	TN	38017
LOFT	Mall at Green Hills	2126 Abbot Martin Road Space #182	Nashville	TN	37215
LOFT	Thoroughbred Village	545 Cool Springs Blvd. Space #D-4	Franklin	TN	37067
LOFT	Hamilton Corner	2115 Gunbarrel Road Space #3	Chattanooga	TN	37421
LOFT	The Pinnacle@Turkey	11285 Parkside Drive x	Knoxville	TN	37934
LOFT	Crestview Hills Town	2850 Town Center Boulevard Space #7010	Crestview Hills	KY	41017
LOFT	The Ave Murfreesboro	2615 Medical Center Parkway Space #1440	Murfreesboro	TN	37129
LOFT	Streets Indian Lake	300 Indian Lake Blvd. Suite 140-Bldg. C	Hendersonville	TN	37075
LOFT	TheSummit Louisville	4278 Summit Plaza Drive Space C14/C15	Louisville	KY	40241
LOFT	Shops ofSaddle Creek	7615 West Farmington Suite 15	Germantown	TN	38138
LOFT	JOHNSON CITY	2011 N. Roan Street Space # D2A	Johnson City	TN	37601
LOFT	Jefferson Pointe	4120 West Jefferson Blvd Suite # 5	Ft Wayne	IN	46804
LOFT	Eastwood Towne Ctr	3033 Preyde Blvd Space #H5	Lansing	MI	48912
LOFT	Rivertown Circle	3357 Century Center Street SW Bldg A	Grandville	MI	49418
LOFT	The Crossroads	6650 South Westnedge Ave Space #217	Portage	MI	49024

LOFT	Somerset Collection	2800 West Big Beaver Road Suite M158	Troy	MI	48084
LOFT	Twelve Oaks Mall	27234 Novi Road Space #A-122	Novi	MI	48377
LOFT	Green Oak Village Pl	9710 Village Place Blvd. Space F2	Brighton	MI	48116
LOFT	Kercheval Place	17014 Kercheval Ave. x	Grosse Pointe	MI	48230
LOFT	Village of Rochester	376 North Adams Space G 376	Rochester Hills	MI	48309
LOFT	University Park Mall	6501 North Grape Road Suite #1120	Mishawaka	IN	46545
LOFT	Partridge Creek	17360 Hall Road Suite #189	Clinton Township	MI	48038
LOFT	Briarwood Mall	434 Briarwood Circle Space #F130A	Ann Arbor	MI	48108
LOFT	Breton Village	1840 Breton Ave S.E. Space #1	Grand Rapids	MI	49506
LOFT	Greenwood Park	1251 US 31 South Space #P140	Greenwood	IN	46142
LOFT	Castleton Square	6020 E. 82nd Street Space 110A	Indianapolis	IN	46250
LOFT	Orland Square Mall	104 Orland Square Space #A-02A	Orland Park	IL	60462
LOFT	Deerfield Square	720 Waukegan Road Unit H & I	Deerfield	IL	60015
LOFT	Shoppe Grand Prairie	5201 West War Memorial Drive Space #545	Peoria	IL	61615
LOFT	Hawthorne Center	320 Hawthorne Center x	Vernon Hills	IL	60061
LOFT	Clay Terrace	14360 Clay Terrace Blvd Suite #120	Carmel	IN	46032
LOFT	Algonquin Commons	1968 South Randall Road Space #4030	Algonquin	IL	60102
LOFT	Cherryvale Mall	7200 Harrison Avenue Space #53A	Rockford	IL	61112
LOFT	Geneva Commons	114 Commons Drive Space #1020	Geneva	IL	60134
LOFT	Market Place	2000 North Neil Street Space #100	Champaign	IL	61821
LOFT	Shoppes@College Hill	305 Veterans Parkway Suite #200	Normal	IL	61761
LOFT	Metropolis	360 Metropolis Mile Suite #125	Plainfield	IN	46168
LOFT	Burr Ridge Vill Cntr	720 Village Center Drive x	Burr Ridge	IL	60527
LOFT	Hamilton Town Center	13185 Harrell Parkway Suite #500	Noblesville	IN	46060
LOFT	Circle Centre	49 West Maryland Street Space 2	Indianapolis	IN	46225
LOFT	WHITE OAKS	2501 W. Wabash Ave. Space D09A	Springfield	IL	62704
LOFT	West County Mall	38 West County Center Suite #1120	Des Peres	MO	63131
LOFT	Mid Rivers Mall	2264 Mid Rivers Mall	St. Peters	MO	63376
LOFT	Coral Ridge Mall	1451 Coral Ridge Avenue Suite #230	Coralville	IA	52241
LOFT	Zona Rosa	7307 NW 86th Terrace Space #138	Kansas City	MO	64153
LOFT	Town Center @ Jordan	101 74th Street Space #11140	West Des Moines	IA	50266
LOFT	Battlefield Mall	2825 South Glenstone Road Space #F-19	Springfield	MO	65804
LOFT	Columbia Mall	2300 Bernadette Drive Suite #104	Columbia	MO	65203
LOFT	Leawood Town Center	5017 West 117th Street Space #3230	Leawood	KS	66211
LOFT	Country Club Plaza	235 West 47th Street x	Kansas City	MO	64112
LOFT	The Blvd Town Square	34 The Boulevard St. Louis Bldg. 2 Space K-2	Richmond Heights	MO	63117
LOFT	Chesterfield Mall	2024 Chesterfield Mall x	Chesterfield	MO	63017
LOFT	Shoppes @St.Clair Sq	6520 North Illinois Suite 102	Fairview Heights	IL	62208
LOFT	The Meadows	11 Meadows Circle Drive Suite #410	Lake St. Louis	MO	63367
LOFT	Oak Park Mall	11153 West 95th Street Space #93	Overland Park	KS	66214
ATF/LOS	Citadel	100 Citadel Drive, Suite 218	Commerce	CA	90040
ATF/LOS	Desert Hills-Cabazon	48400 Seminole Drive Suite 500	Cabazon	CA	92230
ATF/LOS	Camarillo	850 East Ventura Blvd. Space 738	Camarillo	CA	93010
ATF/LOS	The Block @ Orange	20 City Blvd, West Suite 125	Orange	CA	92868
ATF/LOS	Las Americas	4155 Camino De La Plaza Space #428	San Diego	CA	92101
ATF/LOS	Anthem Outlets	4250 West Anthem Way Space 500	Anthem	AZ	85086

ATF/LOS	El Paso Outlets	7051 S.Desert Blvd. Space #D402	El Paso	TX	79912
ATF/LOS	Barstow Outlets	2796 Tanger Way Suite 375	Barstow	CA	92311
ATF/LOS	Ontario Mills	One Mills Circle Space #904	Ontario	CA	91764
ATF/LOS	Camarillo Prem LOS	500 Ventura Blvd. Suite #1510	Camarillo	CA	93010
ATF/LOS	El Paso LOS	7051 S. Desert Blvd. Space # G -700	El Paso	TX	79835
ATF/LOS	Barstow LOS	2796 Tanger way Space # 201	Barstow	CA	92311
ATF/LOS	Las Americas LOS	4211 Camino de la Plaza Space # 0152	San Diego	CA	92173
ATF/LOS	ONTARION MILLS LOS	One Mills Circle Space #812A	Ontario	CA	91764
ATF/LOS	Michigan City	505 Lighthouse Place	Michigan City	IN	46360
ATF/LOS	Chicago Premium	1650 Premium Outlets Blvd. Space #423	Aurora	IL	60502
ATF/LOS	Pleasant Prairie	11211 120th Avenue Suite #41	Pleasant Prairie	WI	53158
ATF/LOS	Huntley	11800 Factory Shops Blvd. Space #700	Huntley	IL	60142
ATF/LOS	Jeffersonville	8300 Factory Shops Blvd. Space #300	Jeffersonville	OH	43128
ATF/LOS	Johnson Creek Outlet	612 West Linmar Lane Suite C-040	Johnson Creek	WI	53038
ATF/LOS	Edinburg Prem Outlet	11771 NE Executive Dr. Space #B-050	Edinburg	IN	46124
ATF/LOS	Lighthouse Place	1301 Lighthouse Place	Michigan City	IN	46360
ATF/LOS	Edinburgh Prem LOS	11911 NE Executive Drive Space A100	Edinburg	IN	46124
ATF/LOS	Cincinnati Prem LOS	102 Premium Outlets Dr. x	Monroe	OH	45050
ATF/LOS	Michigan City LOS	417 Lighthouse Place Space # 417	Michigan City	IN	46360
ATF/LOS	Pleasant Prairie LOS	11211 120th Ave I-94 & Hwy 165 Space # A001	Pleasant Prairie	WI	53158
ATF/LOS	Gilroy	681 Leavesley Road Suite 10	Gilroy	CA	95020
ATF/LOS	Napa	681 Factory Store Drive	Napa	CA	94558
ATF/LOS	Marina Square	1221 Marina Boulevard	San Leandro	CA	94577
ATF/LOS	Vacaville	228 Nut Tree Road Space #228	Vacaville	CA	95687
ATF/LOS	Legends@SparksMarina	1310 Scheels Drive Suite #142	Sparks	NV	89434
ATF/LOS	Petaluma Outlets	2200 Petaluma Blvd N Space #120	Petaluma	CA	94952
ATF/LOS	Napa	681 Factory Store Drive	Napa	CA	94558
ATF/LOS	Gilroy Prem LOS	8375 Arroyo Circle Unit #61	Gilroy	CA	95020
ATF/LOS	Vacaville LOS	121 Nut Tree Road Suite E.	Vacaville	CA	95687
ATF/LOS	Napa LOS	629 Factory Stores Drive Space # 607C	Napa	CA	94558
ATF/LOS	Tulare LOS	1477 Retherford Street Space # D50	Tulare	CA	93274
ATF/LOS	Folsom Premium LOS	1300 Folsom Blvd Space #607	Folsom	CA	95630
ATF/LOS	Allen Premium	820 West Stacy Road Space #300	Allen	TX	75013
ATF/LOS	San Marcos	3939 Interstate Highway 35 Space #810	San Marcos	TX	78666
ATF/LOS	Round Rock	4401IH 35 N STE 1201	Round Rock	TX	78664
ATF/LOS	Rio Grande Valley Pr	5001 East Expressway 83 Space #525	Mercedes	TX	78570
ATF/LOS	Houston Prem Outlets	29300 Hempstead Road Space 0828	Cypress	TX	77433
ATF/LOS	Grapevine Mills	3000 Grapevine Mills Parkway Space #221	Grapevine	TX	76051
ATF/LOS	Rio Grande Prem LOS	5001 East Expressway 83 Space #836	Mercedes	TX	78570
ATF/LOS	Houston Prem LOS	29300 Hempstead Rd Space #104	Cypress	TX	77433
ATF/LOS	San Marcos LOS	4015 Interstate 35 South Suite # 338B	San Marcos	TX	78666
ATF/LOS	Grapevine Mills LOS	3000 Grapevine Pkwy. Space #138	Grapevine	TX	76051
ATF/LOS	Katy Mills LOS	5000 Katy Mills Circle x	Katy	TX	77494
ATF/LOS	Round Rock LOS	4401 North IH-35 Space # 401	Round Rock	TX	78664
ATF/LOS	Castle Rock	5050 Factory Shops Blvd. x	Castlerock	CO	80108
ATF/LOS	Colorado Mills	14500 West Colfax Ave Ste 179	Lakewood	CO	80401

ATF/LOS	Park City	6699 North Landmark Drive Space #C110 & C115	Park City	UT	84098
ATF/LOS	Loveland Outlets	5817 McWhinney Blvd. Space C50	Loveland	CO	80538
ATF/LOS	Silverthorne Outlets	125-A Stephens Way Space R300	Silverthorne	CO	80498
ATF/LOS	Albertville Prem Out	6500 Labeaux Avenue NE Space G080	Albertville	MN	55301
ATF/LOS	Castle Rock LOS	5050 Factory Shops Blvd. Space #400	Castle Rock	CO	80108
ATF/LOS	Albertville LOS	6500 Labeaux Ave. NE Space # D020	Albertville	MN	55301
ATF/LOS	Amana LOS	150 Tanger Drive Space # 101	Williamsburg	IA	52361
ATF/LOS	COLORADO MILLS LOS	14500 W. Colfax Ave. Space # 171	Lakewood	CO	80401
ATF/LOS	Silver Sands-Destin	10406 Emerald Coast Parkway Space #76 & 78	Destin	FL	32550
ATF/LOS	Foley	2601 South McKenzie Street Space #W3	Foley	AL	36535
ATF/LOS	Legends@VillageWest	1803 Village West Parkway Space #M127	Kansas City	KS	66111
ATF/LOS	Gulfport Outlets	10830 Factory Shops Blvd. Space #830	Gulfport	MS	39503
ATF/LOS	Gonzales Outlets	2210 South Tanger Blvd. Suite #210	Gonzales	LA	70737
ATF/LOS	Branson Outlets	300 Tanger Blvd. Suite 109	Branson	MO	65616
ATF/LOS	Osage Beach	4540 Osage Beach Pkwy Space #BB1A	Osage Beach	MO	65065
ATF/LOS	Foley LOS	2601 South McKenzie Street Space 178	Foley	AL	36535
ATF/LOS	Legends KC LOS	1803 Village West Parkway Space #M121	Kansas City	KS	66111
ATF/LOS	Osage Beach LOS	4540 Osage Beach Pkwy Space #BB1B	Osage Beach	MO	65065
ATF/LOS	Silver Sands LOS	10406 Emerald Coast Pkwy West Space #41	Destin	FL	32550
ATF/LOS	Branson LOS	300 Tanger Blvd. Space # 101	Branson	MO	65616
ATF/LOS	Gonzales LOS	2410 Tanger Blvd. Space #340	Gonzales	LA	70737
ATF/LOS	Grove City	I-79 And Route 208 Suite 350	Grove City	PA	16127
ATF/LOS	Birch Run	8825 Marketplace Drive Suite #F375	Birch Run	MI	48415
ATF/LOS	Pittsburg Outlets	2200 Tanger Blvd. Suite #530	Washington	PA	15301
ATF/LOS	Aurora Farms	549 S. Chillicothe Road Space #400	Aurora	OH	44202
ATF/LOS	West Branch	2990 Cook Road Space #132	West Branch	MI	48661
ATF/LOS	Howell	1475 N. Burkhard Road Space #B130	Howell	MI	48855
ATF/LOS	Pittsburgh OutletLOS	2200 Tanger Blvd. Space #853	Washington	PA	15301
ATF/LOS	Aurora Farms LOS	549 South Chillicothe Road Space # 360	Aurora	OH	44202
ATF/LOS	Grove City LOS	1911 Lessburg Grove City Rd. Space # 200	Grove City	PA	16127
ATF/LOS	Birch Run LOS	12240 South Beyer Road Space # V033	Birch Run	MI	48415
ATF/LOS	Howell Outlet LOS	1475 N. Burkhart Road Space# B140	Howell	MI	48855
ATF/LOS	West Branch LOS	2990 Cook Road Space # 130	West Branch	MI	48661
ATF/LOS	Las Vegas	605 South Grand Central Parkwy Space #1201	Las Vegas	NV	89106
ATF/LOS	Seattle Premium	10600 Quil Ceda Blvd. Space #0602	Tulalip	WA	98271
ATF/LOS	Las Vegas Fashion	32100 Las Vegas Blvd. South Space #454	Primm	NV	89019
ATF/LOS	Supermall	1101 Supermall Way Space #230	Auburn	WA	98001
ATF/LOS	Woodburn Company Sto	1001 Arney Road Suite #800	Woodburn	OR	97071
ATF/LOS	Las Vegas Outlet	7400 Las Vegas Blvd. South Suite #10	Las Vegas	NV	89123
ATF/LOS	Las Vegas Outlet LOS	7400 Las Vegas Blvd. South Space # 308	Las Vegas	NV	89123
ATF/LOS	Columbia LOS	450 NW 257th Way Space # 216	Troutdale	OR	97060
ATF/LOS	Seattle LOS	10600 Quil Ceda Blvd. Space # 528A	Tulalip	WA	98271
ATF/LOS	Lincoln City LOS	1500 SE East Devils Lake Road Space # B-100	Lincoln City	OR	97367
ATF/LOS	LOS Woodburn	1001 Arney Rd. Space #711	Woodburn	OR	97071
ATS	Harbor Place	200 East Pratt Street	Baltimore	MD	21202
ATS	Reston Town Ctr.	11850 Market Street	Reston	VA	20190

ATS	Montgomery Mall	7101 Democracy Blvd. Suite 1058	Bethesda	MD	20817
ATS	Annapolis Mall	40 Annapolis Mall	Annapolis	MD	21401
ATS	The Mall in Columbia	10300 Little Patuxent Parkway Space #2055	Columbia	MD	21044
ATS	Fair Oaks Mall	11834U Fair Oaks Mall	Fairfax	VA	22033
ATS	White Flint	11301 Rockville Pike	Kensington	MD	20895
ATS	Christiana Mall	715 Christiana Mall Space # 264	Newark	DE	19702
ATS	Glen Eagle Square	539-541 Wilmington and Westchester Pike	Glen Mills	PA	19342
ATS	Tysons Corner	8061L Tysons Corner Center Space #J7L	McLean	VA	22102
ATS	Towson Town Center	825 Dulaney Valley Road Space #4135, 4140 & 4145	Towson	MD	21204
ATS	Park City Center	471 Park City Center x	Lancaster	PA	17601
ATS	Dulles Town Center	21100 Dullles Town Center Space # F-114	Dulles	VA	20166
ATS	WASHINGTONIAN	102 Boardwalk Place Space# 102	Gathersburg	MD	20878
ATS	TYSON'S CORNER	7974A Tyson's Corner Center Space # J3AU	McLean	VA	22102
ATS	Walnut Street	1713 Walnut Street	Philadelphia	PA	19103
ATS	Grove at Shrewsbury	559 Rt. 35 N-10A	Shrewsbury	NJ	7701
ATS	Palmer Square	17 Palmer Square West Space V-115	Princeton	NJ	8542
ATS	King-of-Prussia Plza	160 N. Gulph Rd. x	King of Prussia	PA	19406
ATS	Ardmore	23 Parking Plaza	Ardmore	PA	19003
ATS	Oxford Valley Mall	2300 East Lincoln Highway Space # 202	Langhorne	PA	19047
ATS	Brook 35 Plaza	2150 Route 35	Seagirt	NJ	8750
ATS	Promenade - Sagemore	500 Rte 73 South Space #A4	Marlton	NJ	8053
ATS	Cherry Hill Mall	2000 Route 38 Space #1850	Cherry Hill	NJ	8002
ATS	Shoppes @ Eng Villag	1460 Bethlehem Pike Suite J	North Wales	PA	19454
ATS	Lehigh Valley Mall	938 Lehigh Lifestyle Center Space #1220	Whitehall	PA	18052
ATS	Freehold Raceway Mal	3710 Rt. 9 Space L-208	Freehold	NJ	7728
ATS	QUAKER BRIDGE MALL	150 Quaker Bridge Mall Rd Space #1054A	Lawrenceville	NJ	8648
ATS	Perimeter Mall	4400 Ashford Dunwoody Road	Atlanta	GA	30346
ATS	North Point Mall	1000 North Point Circle Space 1180	Alpharetta	GA	30022
ATS	Mall @ Georgia	3333 Buford Drive	Buford	GA	30519
ATS	Avenue at East Cobb	4475 Roswell Road	Marietta	GA	30062
ATS	St Johns Town Center	4711 River City Drive Suite 101	Jacksonville	FL	32246
ATS	The Vinings Jubilee	4300 Paces Ferry Road Suite #474	Atlanta	GA	30339
ATS	Town Cent @ Atlantic	1380 Atlantic Drive Suite #14125	Atlanta	GA	30363
ATS	Avenue at West Cobb	3625 Dallas Highway Space #800	Marietta	GA	30064
ATS	Forum on Peachtree P	5145 Peachtree Pkwy Space #455	Norcross	GA	30092
ATS	Augusta Mall	3450 Wrightboro Rd. Space #230	Augusta	GA	30909
ATS	The Avenues	10300 Southside Blvd. Space 1500A	Jacksonville	FL	32256
ATS	Lenox Square	3393 Peachtree Rd. Space #3103	Atlanta	GA	30326
ATS	Ave.@ Peachtree City	216 City Circle Space #600	Peachtree City	GA	30269
ATS	ST.JOHN'S TOWN CTR	4775 Town Center Parkway Space # R11A	Jacksonville	FL	32246
ATS	Mt. Lebanon	1500 Washington Rd. Space #1404	Mt. Lebanon	PA	15228
ATS	Fayette Mall	3401 Nicholasville Rd. Space# 314	Lexington	KY	40503
ATS	Shadyside	5407 Walnut Street	Pittsburgh	PA	15232
ATS	Oxmoor Center	7900 Shelbyville Road	Louisville	KY	40222
ATS	Mall @ Tuttle Crsng.	5043 Tuttle Crossing Blvd. Space 281	Dublin	OH	43016
ATS	Summit Mall	3265 West Market St. Space 242	Akron	OH	44333

ATS	Rookwood Commons	2671 Edmondson Road Building G	Hyde Park	OH	45209
ATS	Ross Park Mall	1000 Ross Park Mall Drive Space #H13-H15	Pittsburgh	PA	15237
ATS	Summit at Louisville	4206 Summit Plaza Drive Space #B2	Louisville	KY	40241
ATS	Kenwood Towne Centre	7875 Montgomery Road Space R005	Cincinnati	OH	45236
ATS	Polaris Fashion Plac	1500 Polaris Parkway Suite #1048	Columbus	OH	43240
ATS	The Greene Town Ctr.	4433 Glengarry Dr. Space #C120 (Beavercreek)	Dayton	OH	45440
ATS	Oxmoor Center Mall	7900 Shelbyville Rd. Space #E 09	Louisville	KY	40222
ATS	ROSS PARK	1000 Ross Park Mall Drive Space # D-10	Pittsburgh	PA	15237
ATS	KENWOOD TOWNE CENTRE	7875 Montgomery Road Space # 2227	Cincinnati	OH	45236
ATS	Westshore Plaza	287 Westshore Plaza	Tampa	FL	33609
ATS	Bell Tower Shops	13499 US41 Southeast Suite B-212	Fort Myers	FL	33907
ATS	Southgate Plaza	90 Southgate Plaza Suite 1108	Sarasota	FL	34239
ATS	Citrus Park Town Ctr	8054 Citrus Park Town Center	Tampa	FL	33625
ATS	City Place	701 S Rosemary Ave Suite 140	West Palm Beach	FL	33401
ATS	Plaza Las Americas	525 F.D. Roosevelt Avenue Space #544	Hato Rey	PR	918
ATS	Tampa Int'l Plaza	2223 North West Shore Blvd Space #261	Tampa	FL	33607
ATS	The Mall at Millenia	4200 Conroy Road Suite #135	Orlando	FL	32839
ATS	Village at Merrick P	350 Avenue San Lorenzo Suite 2135	Coral Gables	FL	33146
ATS	Galleria @ Ft Lauder	2338 East Sunrise Blvd. Space #C4-2206	Fort Lauderdale	FL	33304
ATS	Waterside Shops @ PB	5495 Tamiami Trail North Suite 5	Naples	FL	34108
ATS	The Gardens	3101 PGA Blvd. Space #H-205	Palm Beach Gardens	FL	33410
ATS	Dadeland Mall	7415 Southwest 88th Street Space #1610	Miami	FL	33156
ATS	Aventura Mall	19501 Biscayne Blvd. Space #733A	Aventura	FL	33180
ATS	Shops@Pembroke Garde	302 SW 145th Terrace Space #14055	Pembroke Pines	FL	33027
ATS	Town Center @ Boca	6000 West Glades Rd. Space #1148B	Boca Raton	FL	33431
ATS	The Gardens	3101 PGA Blvd Space #B107	Palm Beach Gardens	FL	33410
ATS	WESTSHORE PLAZA	287 Westshore Plaza Space # C4	Tampa	FL	33609
ATS	Saddlecreek	7614 W. Farmington Blvd.	Germantown	TN	38138
ATS	Canal Place	333 Canal Street Suite 206	New Orleans	LA	70130
ATS	The Oaks Mall	6629 Newberry Road	Gainesville	FL	32605
ATS	Wolfchase Galleria	2760 North Germantown Parkway Suiet 159	Memphis	TN	38133
ATS	Governors Square	1500 Apalachee Parkway	Tallahassee	FL	32301
ATS	The Summit	225 Summit Blvd Suite 400	Birmingham	AL	35243
ATS	Lakeside Mall	3301 Veterans Memorial	Metarie	LA	70002
ATS	The Shoppes@EastChas	7248 Eastchase Parkway Space D-145	Montgomery	AL	36117
ATS	Parkway Place	2801 Memorial Parkway South Space #188	Huntsville	AL	35801
ATS	Carriage Crossing	4630 Merchants Park Circle Space #717	Collierville	TN	38017
ATS	Renaissance@Colony P	100 Highland Colony Parkway Space #9012	Ridgeland	MS	39157
ATS	Mall of Louisiana	6401 Bluebonnet Blvd. Suite 400	Baton Rouge	LA	70836
ATS	Union Station	50 Massachusetts Ave. NE	Washington	DC	20002
ATS	Fashion Square	1554 East Rio Road Space D-12	Charlottesville	VA	22901
ATS	Pentagon City	1100 South Hayes Space C5	Arlington	VA	22202
ATS	Old Town Alexandria	115 North Washington Street	Alexandria	VA	22314
ATS	600 Thirteenth St.	600 13th Street	Washington	DC	20005
ATS	Mazza Gallerie	5300 Wisconsin Avenue	Washington	DC	20015
ATS	1140 Connecticut Ave	1140 Connecticut Avenue	Washington	DC	20036

ATS	Short Pump Town Ctr	11800 West Broad Street Space #2124	Henrico	VA	23233
ATS	Stony Point Fashion	9200 Stony Point Parkway Space #113	Richmond	VA	23235
ATS	Mayfaire Town Center	6851 Main Street Bldg F	Wilmington	NC	28403
ATS	Market@Common Clared	2800 Claredon Blvd Space R600	Arlington	VA	22201
ATS	UNION STATION	50 Massachusetts Ave NE Space # 2201	Washingon	DC	0
ATS	King Street	265-267 King Street	Charleston	SC	29401
ATS	Crabtree Valley Mall	4325 Glenwood Avenue	Raleigh	NC	27612
ATS	Southpark Mall	4400 Sharon Road	Charlotte	NC	28211
ATS	West Town Mall	7600 Kingston Pike Space 1582	Knoxville	TN	37919
ATS	Haywood Mall	700 Haywood Road S1058	Greenville	SC	29607
ATS	Mall at Green Hills	2126 Abbot Martin Road Space 258\260	Nashville	TN	37215
ATS	Cameron Village	446 Daniels Street Space #1-66	Raleigh	NC	27605
ATS	Sts. of Southpoint	6910 Fayetteville Road Space #1455	Durham	NC	27713
ATS	Northlake Mall	6801 Northlake Mall Drive Suite #233	Charlotte	NC	28216
ATS	Hamilton Place Mall	2100 Hamilton Place Blvd. Space #230	Chattanooga	TN	37421
ATS	Shops @ Friendly Cen	3334 West Friendly Avenue Space #101	Greensboro	NC	27410
ATS	Mkt Com Myrtle Beach	3061 Howard Avenue Space #100	Myrtle Beach	SC	29577
ATS	Mt.Pleasant Town Ctr	1236 Belk Drive	Mount Pleasant	SC	29464
ATS	Cool Spring Galleria	1800 Galleria Blvd. Space 1583	Franklin	TN	37027
ATS	Columbiana Center	100 Columbiana Circle Space #1068	Columbia	SC	29212
ATS	Mall at Green Hills	2126 Abbot Martin Rd. Space #260	Nashville	TN	37215

SCHEDULE 6.12

TRADE NAMES

ANNTAYLOR, INC.
ANN TAYLOR, INC.

ANNTAYLOR
ANN TAYLOR

ANNTAYLOR INCORPORATED
ANN TAYLOR INCORPORATED

ANNTAYLOR COMPANY
ANN TAYLOR COMPANY

ANNTAYLOR CO.
ANN TAYLOR CO.

ANNTAYLOR CORPORATION
ANN TAYLOR CORPORATION

ANNTAYLOR STORES
ANN TAYLOR STORES

ANNTAYLOR LOFT
ANN TAYLOR LOFT

ANNTAYLOR LOFT STORES
ANN TAYLOR LOFT STORES

ANNTAYLOR & COMPANY
ANN TAYLOR & COMPANY

LOFT

ANNCO, INC.
ANN CO, INC.

ANNCO
ANN CO

ANNCO INCORPORATED
ANN CO INCORPORATED

ANNCO COMPANY

ANN CO COMPANY

ANNCO CO.
ANN CO CO.

ANNCO CORPORATION
ANN CO CORPORATION

LOFT

ANNTAYLOR DISTRIBURION SERVICES, INC.
ANN TAYLOR DISTRIBUTION SERVICES, INC.

ANNTAYLOR DISTRIBUTION
ANN TAYLOR DISTRIBUTION

ANNTAYLOR DISTRIBUTION INCORPORATED
ANN TAYLOR DISTRIBUTION INCORPORATED

ANNTAYLOR DISTRIBUTION COMPANY
ANN TAYLOR DISTRIBUTION COMPANY

ANNTAYLOR DISTRIBUTION CO.
ANN TAYLOR DISTRIBUTION CO.

ANNTAYLOR DISTRIBUTION CORPORATION
ANN TAYLOR DISTRIBUTION CORPORATION

ANNTAYLOR DISTRIBUTION SERVICES
ANN TAYLOR DISTRIBUTION SERVICES

ANNTAYOLR DISTRIBUTION SERVICES INCORPORATED
ANN TAYLOR DIRSTRIBUTION SERVICES INCORPORATED

ANNTAYLOR DISTRIBUTION SERVICES COMPANY
ANN TAYLOR DISTRIBUTION SERVICES COMPANY

ANNTAYLOR DISTRIBUTION SERVICES CO.
ANN TAYLOR DISTRIBUTION SERVICES CO.

ANNTAYLOR DISTRIBUTION SERVICES CORPORATION
ANN TAYLOR DISTRIBUTION SERVICES CORPORATION

ANNTAYLOR RETAIL, INC.
ANN TAYLOR RETAIL, INC.

ANNTAYLOR RETAIL
ANN TAYLOR RETAIL

ANNTAYLOR RETAIL INCORPORATED
ANN TAYLOR RETAIL INCORPORATED

ANNTAYLOR RETAIL COMPANY
ANN TAYLOR RETAIL COMPANY

ANNTAYLOR RETAIL CO.
ANN TAYLOR RETAIL CO.

ANNTAYLOR RETAIL CORPORATION
ANN TAYLOR RETAIL CORPORATION

LOFT

SCHEDULE 6.13

LITIGATION

None.

SCHEDULE 6.15

ENVIRONMENTAL LAWS

None.

SCHEDULE 6.18

ERISA COMPLIANCE

None.

SCHEDULE 6.25

A. BANK ACCOUNTS
BANK	A/C NAME	PURPOSE
Wachovia	Ann Taylor Inc.	Disbursement Account
Wachovia	Ann Taylor	Concentration Account
Wachovia	Ann Taylor Retail	Store Deposit Concentration
Wachovia	Ann Taylor Inc. Payroll	Payroll Inc
Wachovia	Ann Taylor Retail, Inc	Payroll Retail
Wachovia	Ann Taylor Distribution Services	Payroll DC
Wachovia	Ann Taylor Puerto Rico	Payroll Puerto Rico
Wachovia	Ann Taylor Disbursing	Controlled Disbursement
Wachovia	Ann Taylor Global Sourcing	Controlled Disbursement
Banco Popular	Ann Taylor Retail	Depository
Bank North	Ann Taylor Retail	Depository
Bank of America	Ann Taylor Retail	Depository
Bank of Hawaii	Ann Taylor Retail	Depository
Capital One	Ann Taylor Retail	Depository
Citizens Bank	Ann Taylor Retail	Depository
Fifth Third	Ann Taylor Retail	Depository
JP Morgan Chase	Ann Taylor Retail	Depository
JP Morgan Chase	Ann Taylor Retail	Depository
JP Morgan Chase	Ann Taylor Retail	Depository
Regions	Ann Taylor Retail	Depository
Suntrust	Ann Taylor Retail	Depository
US Bank	Ann Taylor Retail	Depository
Wachovia	Ann Taylor Retail	Depository
Wells Fargo	Ann Taylor Retail	Depository
Bank of America	Ann Taylor Retail	Earnings Credit Account to offset Bank Fees
Citizens Bank	Ann Taylor Retail	Earnings Credit Account to offset Bank Fees
JP Morgan Chase	Ann Taylor Retail	Earnings Credit Account to offset Bank Fees
US Bank	Ann Taylor Retail	Earnings Credit Account to offset Bank Fees
5th 3rd	Ann Taylor Retail	Earnings Credit Account to offset Bank Fees
JP Morgan Chase	Ann Taylor, Inc	Medical Reimbursement
JP Morgan Chase	Ann Taylor, Inc	Medical Reimbursement
Wachovia	Ann Taylor Inc.-Employees Deposits	Employee Deposits
Wachovia	Ann Taylor Retail	PROPERTY TAX

B. CREDIT CARD PROCESSORS

Bank of America Merchant Services	Robert Turtz
Relationship Manager Corporate -411 CD
156024- East Corp
Bank of America Merchant Services
3975 NW 120TH Avenue
Coral Springs, FL 33065
Robert.Turtz@bankofamericamerchant.com
954-845-4894
954-856-1179 cell

American Express	Lisa N. LaGratta
American Express
Senior Client Manager, Retail Industry
National Client Group, Merchant Services Americas
200 Vesey Street
3 WFC, Maildrop 01-33-04
New York, NY 10285
Tel: 212-640-6326
Fax: 212-640-9198

Discover	Any Schneider
National Accounts
Discover Network
2500 Lake Cook Road
River woods, IL 60015
amyschneider@discoverfinancial.com
800-229-0058 x522
614-718-1070 Local
614-718-1071 Fax

Alliance Data	Mary O’Donnell
Director Client Sales
800 Tech Center Drive
Gahanna OH 43230
Phone (614)-729-4339
Fax (614)-729-4297
mary.o’donnell@alliancedata.com

SCHEDULE 7.10(b)

PERMITTED EXISTING LIENS

Secured Party	Jurisdiction	Filing Type	Filing Date	Filing No.	Searching Period	Collateral Description
World Finance Network Nat’l Bank	DE-STATE	UCC-1	9-25-07	2007 3620373	5 years thru 3/16/08	All interest in “Subject Assets” incl. Acct and Receivables, Books and Records, pending Credit Card applications and Cardholder List.
Canon Business solutions- East, Inc.	DE-STATE	UCC-1	12-1-06	64188637	5 years thru 3/16/08	Lease – specific Canon equipment

SCHEDULE 7.11

INVESTMENTS

As set forth in Schedule 6.7.